Exhibit 2.1

MERGER AGREEMENT

dated

July 17, 2023

by and among

Set Jet, Inc.,

Revelstone Capital Acquisition Corp.,

Revelstone Capital Merger Sub, Inc., and

Thomas P. Smith,

as the Securityholder Representative.

i

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		Page

11.11	Further Assurances	80
11.12	Third Party Beneficiaries	80
11.13	Waiver	80
11.14	Waiver of Jury Trial	80
11.15	Submission to Jurisdiction	80
11.16	Remedies	81
11.17	Non-Recourse	81
11.18	Securityholder Representative	81

Exhibit A	–	Form of Company Support Agreements
Exhibit B	–	Form of Parent Support Agreement
Exhibit C	–	Form of Voting Agreement
Exhibit D	–	Form of Retention Bonus Agreement
Exhibit E	–	Form of Employment Agreement
Exhibit F	–	Form of Lock-up Agreement
Exhibit G	–	Form of Restrictive Covenant Agreement
Exhibit H	–	Form of Certificate of Merger
Exhibit I	–	Form of Articles of Merger
Exhibit J	–	Form of Earnout Escrow Agreement
Exhibit K	–	Form of Third Amended and Restated Certificate of Incorporation
Exhibit L	–	Form of Amended and Restated Bylaws
Exhibit M	–	Form of Equity Incentive Plan

MERGER AGREEMENT

THIS MERGER AGREEMENT is dated as of July 17, 2023 (this “Agreement”), and entered into by and among Set Jet, Inc., a Nevada corporation (the “Company”), Revelstone Capital Acquisition Corp., a Delaware corporation (“Parent”), Revelstone Capital Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Thomas P. Smith, as the Securityholder Representative.

W I T N E S E T H:

A.            The Company is in the business of providing a membership based private jet charter program and related activities (as conducted or proposed to be conducted by the Company, the “Business”).

B.            Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent.

C.            Merger Sub will merge with and into the Company (the “Merger”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent and Parent shall change its name to “Set Jet, Inc.”

D.            Upon or prior to the date hereof, and as a condition and an inducement to Parent and Merger Sub to enter into this Agreement, the Company Securityholders whose names are set forth on Schedule D hereto are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which each such Company Securityholder has agreed to vote in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby.

E.            Upon or prior to date hereof, and as a condition and an inducement to Parent, Merger Sub and the Company to enter into this Agreement, and the stockholders of Parent whose names are set forth on Schedule E hereto are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit B (each, a “Parent Support Agreement”), pursuant to which each such Parent stockholder has agreed (i) not to transfer or redeem any shares of Parent Common Stock held by such Parent stockholder and (ii) to vote in favor of the adoption and approval of each of the Parent Proposals at the Parent Stockholder Meeting.

F.            Upon or prior to the date hereof, and as a condition and an inducement to Parent, Merger Sub and the Company to enter into this Agreement, Parent, the Company, and the Company Securityholders and stockholders of Parent whose names are set forth on Schedule F attached hereto are entering into and delivering that certain Voting Agreement in the form attached hereto as Exhibit C (the “Voting Agreement”), pursuant to which such Company Securityholders and certain Parent stockholders agree to vote for the composition of the Board of Directors of Parent and the Company pursuant to the terms thereof and as set forth herein.

G.            Upon or prior to the date hereof, and as a condition and an inducement to Parent and the Company to enter into this Agreement, the Company Securityholders whose names are set forth on Schedule G hereto are entering into and delivering a Lock-Up Agreement with Parent pursuant to which the Parent Common Stock held by them, including shares of Parent Common Stock issued to them at Closing in connection with the Merger, are subject to restrictions on their sale, transfer or other disposition in accordance with the terms and conditions more fully set forth therein.

H.            Prior to the Closing, Parent will enter into a Retention Bonus Agreement with certain executive officers and directors of the Company, substantially in the form attached hereto as Exhibit D (the “Retention Bonus Agreement”) pursuant to which such individuals will be granted restricted stock units covering up to 2,000,000 shares of Parent Common Stock under the EIP, subject to the terms and conditions set forth in the Retention Bonus Agreement.

I.            For U.S. federal income tax purposes, the parties hereto intend that the Merger will qualify as a tax-deferred reorganization within the meaning of Section 368(a) of the Code and the Company’s Board of Directors and the Boards of Directors of Parent and Merger Sub have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g).

J.            In connection with the transactions contemplated hereby, Parent has entered into certain (i) subscription agreements (collectively, the “Subscription Agreements”) with the applicable investors named therein (collectively, the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make a private investment in public equity in the form of Parent Class A Common Stock (the “PIPE Investment”) on the terms and subject to the conditions set forth therein and (ii) registration rights agreements (collectively, the “PIPE Registration Rights Agreements”) pursuant to which the PIPE Investors will receive certain registration rights for Parent Class A Common Stock received in the PIPE Investment on the terms and subject to the conditions set forth therein.

K.            The Boards of Directors of each of the Company, Parent and Merger Sub have (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which they are or will be party, including the Merger, and the performance of their respective obligations hereunder or thereunder, on the terms and subject to the conditions set forth herein or therein, (ii) determined that this Agreement and such transactions are advisable and in the best interests of, them and their respective stockholders and (iii) resolved to recommend that their respective stockholders approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which they are or will be a party and the performance of such party of their obligations hereunder and thereunder.

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS

1.1            Definitions. The following terms have the meanings specified or referred to in this Article I:

“Action” means any legal action, litigation, suit, claim, hearing, proceeding or investigation, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Company Support Agreements, the Parent Support Agreements, the Lock-Up Agreements, the Restrictive Covenant Agreements, the Employment Agreements, the Voting Agreement, the Subscription Agreements and the PIPE Registration Rights Agreements.

“Additional Parent SEC Documents” has the meaning set forth in Section 5.14(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 6.2(b).

“Alternative Transaction” has the meaning set forth in Section 6.2(a).

“Amended Parent Charter” has the meaning set forth in Section 6.5(e).

“Applicable Taxes” mean such Taxes as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under state or local tax applicable Law).

“Applicable Wages” mean such wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under state or local tax applicable Law).

“Articles of Merger” has the meaning set forth in Section 2.2.

“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Balance Sheet” means the audited consolidated balance sheet of the Company as of December 31, 2022 (the “Balance Sheet Date”).

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Combination” has the meaning set forth in the Parent’s Letter Agreement dated December 16, 2021.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“CARES Act” means Coronavirus Aid, Relief, and Economic Security Act.

“Cash and Cash Equivalents” means the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Change in Control” means (i) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring Equity Interests that represent more than 50% of the total voting power of Parent or (ii) a sale or disposition of all or substantially all of the assets of Parent and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of Parent (or any successor to Parent) immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners, respectively, of at least 50% of the Equity Interests of Parent (or any successor to Parent) immediately prior to such transaction (or series of related transactions).

“Closing” has the meaning set forth in Section 2.6.

“Closing Consideration Spreadsheet” means the last Consideration Spreadsheet prepared and delivered by the Company to Parent prior to the Closing in accordance with, and on a basis consistent with, the Form Consideration Spreadsheet.

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Exchange Ratio” means the quotient obtained by dividing (a) the Closing Merger Consideration Shares by (b) the Fully Diluted Company Shares.

“Closing Merger Consideration Shares” means a number of shares of Parent Class A Common Stock equal to the sum of (a) 5,703,000 plus (b) the product, rounded down to the nearest whole share, of (i) the amount, if any, by which the Company’s Debt for Borrowed Money net of the Company’s Cash and Cash Equivalents at Closing is less than $14,970,000 and (ii) 0.10, minus (c) the product, rounded down to the nearest whole share, of (i) the amount, if any, by which the Company’s Debt for Borrowed Money net of the Company’s Cash and Cash Equivalents at Closing is greater than $14,970,000 and (ii) 0.10.

“Closing Per Share Merger Consideration” means with respect to a share of Company Common Stock, a number of shares of Parent Common Stock equal to the Closing Exchange Ratio.

“COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.

“Company Articles of Incorporation” means the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on May 17, 2022.

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Consent” has the meaning set forth in Section 4.8.

“Company Exclusively Licensed IP” means all Company Licensed IP that is solely and exclusively licensed to the Company.

“Company Financial Statements” has the meaning set forth in Section 4.9(a).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 4.1 (Corporate Power and Existence), Section 4.2 (Authorization), Section 4.4(a) (Non-Contravention), Section 4.5 (Capitalization), Section 4.7 (No Subsidiaries), and Section 4.26 (Finders’ Fees).

“Company Information Systems” has the meaning set forth in Section 4.18(n).

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property owned by a third Person and licensed to the Company or that the Company otherwise has a right to use.

“Company Option” means each option (whether vested or unvested) to purchase Company Common Stock granted, and that remains outstanding, under the Equity Incentive Plan.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by the Company, in each case, whether exclusively, jointly with another Person or otherwise.

“Company Restricted Stock Units” means the restricted stock units granted pursuant to the Equity Incentive Plan.

“Company Securities” means the Company Common Stock and the Company Options.

“Company Securityholder” means each Person who holds Company Securities.

“Company Stockholders” means, at any given time, the holders of Company Common Stock.

“Company Stockholder Approvals” has the meaning set forth in Section 4.2(b)

“Company Stockholder Written Consent” has the meaning set forth in Section 7.3(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 7.3(a).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Transaction Expenses” means all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, investment bankers, accounting firms or other representatives) of the Company reasonably incurred in connection with the transactions contemplated herein.

“Company Warrant” means each outstanding warrant of the Company to purchase Company Common Stock issued by the Company.

“Confidentiality Agreement” means the Confidentiality Agreement dated as of July 12, 2022, by and between the Company and Parent.

“Consideration Spreadsheet” means, collectively, the Form Consideration Spreadsheet and the Closing Consideration Spreadsheet.

“Contracts” means the Lease and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work, sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective properties or assets is bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings.

“Converted Restricted Stock Unit” has the meaning set forth in Section 3.2(b).

“Converted Stock Option” has the meaning set forth in Section 3.2(a)(i).

“Converted Warrant” has the meaning set forth in Section 3.2(c).

“Converting Notes” means the notes set forth on Schedule 1.1(a).

“Converting Noteholders” means the Persons set forth on Schedule 1.1(b) or any successor in interest with respect to the applicable Converting Note for which such Converting Noteholder is a holder as of the date of this Agreement.

“Copyleft Licenses” means all licenses or other Contracts to Software that requires as a condition of use, modification, or distribution of such Software that other Software or technology incorporated into, derived from, or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction relating to the Processing, privacy, security, or protection of Personal Information, including the EU General Data Protection Regulation (GDPR) and the California Consumer Privacy Act (CCPA), and all regulations or guidance issued thereunder.

“Debt for Borrowed Money” means with respect to any Person, all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs; provided, however, that under no circumstances does Debt for Borrowed Money include any debt in respect the Pre-Pripe Convertible Note.

“DGCL” has the meaning set forth in Section 2.1.

“Dissenting Shares” has the meaning set forth in Section 3.3.

“Domain Names” has the meaning set forth in the definition of “Intellectual Property.”

“Earnout Period” means the period beginning on the date that is one hundred eighty (180) days after the Closing Date and ending on the date that is the fifth (5th) anniversary of the Closing Date.

“Earnout Recipients” means, with respect to the occurrence of the applicable Earnout Trigger, (a) each holder of record of Company Common Stock as of immediately prior to the Effective Time and (b) each Person who received one or more Converted Stock Options pursuant to Section 3.2(a)(i) below who has exercised a Converted Stock Option for shares of Parent Common Stock prior to the date of the occurrence or deemed occurrence of the applicable Earnout Trigger; provided, however, that for the avoidance of doubt “Earnout Recipients” does not include the Pre-PIPE Convertible Noteholder.

“Earnout Shares” has the meaning set forth in Section 3.6(a).

“Earnout Trigger” has the meaning set forth in Section 3.6(a).

“Effective Time” has the meaning set forth in Section 2.2.

“Employment Agreements” means the Employment Agreement in substantially the same form attached hereto as Exhibit E to be entered into by the Company, on the one hand, and each of Thomas P. Smith, William R. Smith III and James A. Barnes.

“EIP” has the meaning set forth in Section 6.8.

“Enforceability Exceptions” has the meaning set forth in Section 4.2(a).

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Incentive Plan” means the Company’s 2022 Stock Incentive Plan, as amended.

“Equity Interest” means, with respect to Parent, Merger Sub or any of their respective Affiliates (including, following the Effective Time, the Company and any Subsidiary thereof), any capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such Person or any of its Affiliates or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b) or (c) (o) of the Code that includes the Company.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Matter” means any one or more of the following: (a) general economic or political conditions; (b) conditions generally affecting the industries in which such Person or its Subsidiaries operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) (i) any changes in applicable Laws (including in connection with the COVID-19 pandemic) or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof, or (ii) in the case of Parent, new pronouncements by the SEC or other U.S. federal regulators with respect to prior accounting rules, including changes to, and the restatement of Parent’s audited financial statements as of and for the fiscal year ended December 31, 2020 or for future periods, as a result of the SEC pronouncement on April 12, 2021 relating to the accounting of warrants (the “SEC Warrant Pronouncement”); (f) the announcement, pendency or completion of the transactions contemplated by this Agreement; (g) any natural or man-made disaster, acts of God or pandemics, including the COVID-19 pandemic, or the worsening thereof; or (h) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise an Excluded Matter may be taken into account in determining whether there has been a Material Adverse Effect); provided that the exclusion set forth in this clause (h) shall not apply with respect to the fraud of either party; provided further that the exclusions provided in the foregoing clauses (a) through (d), clause (e) and clause (g) shall not apply to the extent that Parent and Merger Sub, taken as a whole, on the one hand, or the Company, taken as a whole, on the other hand, is disproportionately affected by any such exclusions or any change, event or development to the extent resulting from any such exclusions relative to all other similarly situated companies that participate in the industry in which they operate.

“Extension Fee” has the meaning set forth in Section 6.9(e).

“Extension Proposal” has the meaning set forth in Section 6.9(a).

“Extension Proxy Statement” has the meaning set forth in Section 6.9(a).

“Foreign Corrupt Practices Act” has the meaning set forth in Section 4.17.

“Form Consideration Spreadsheet” has the meaning set forth in Section 3.5(a).

“Form S-4” has the meaning set forth in Section 6.5(a).

“Fully Diluted Company Shares” means, without duplication, (a) all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (assuming the exercise, conversion or exchange of options, warrants or convertible or exchangeable securities, including Company Restricted Stock Units or Company Warrants, to Company Common Stock other than Company Options), plus (b) the aggregate number of Rollover Option Shares with respect to Company Options; plus (c) all shares of Company Common Stock issuable upon conversion, exercise or exchange of any other securities of the Company convertible into or exchangeable or exercisable for shares of Company Common Stock, expressed, in the case of the foregoing clauses (b) and (c) as a fully-diluted and as converted to Company Common Stock basis. Notwithstanding anything to the contrary, “Fully Diluted Company Shares” shall not include any shares of Company Common Stock issuable upon conversion of the Pre-PIPE Convertible Note nor any shares of Company Common Stock issuable upon conversion of any convertible note not deemed a “Converting Note”.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Indebtedness” means with respect to any Person, without duplication, (a) Debt for Borrowed Money of such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person of the Indebtedness of another Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (i) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement, and any earned but unpaid compensation (including salary, bonuses and paid time off), other than earned but unpaid compensation outstanding as of the end of the current monthly period, (j) any obligations that the Person has elected to defer pursuant to the CARES Act or as a result of COVID-19, including any deferred rent or deferred Taxes, and any liabilities associated with any loans or other stimulus packages received by the Person under the CARES Act and applicable rules and regulations thereunder, and (k) any agreement to incur any of the same.

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: discoveries, inventions, ideas, technology, know-how, trade secrets, and source code in any Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing) (collectively, “Trade Secrets”); trade names, trademarks, service marks, trade dress, product configurations, other indications of origin, registrations thereof or applications for registration therefor, and all rights arising under common law, together with the goodwill associated with the foregoing (collectively, “Trademarks”); patents, patent applications, utility models, industrial designs, supplementary protection certificates, and certificates of inventions, including all re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, and validations thereof (collectively, “Patents”); works of authorship, Software, copyrights, copyrightable materials, copyright registrations and applications for copyright registration (collectively, “Copyrights”); domain names and URLs (collectively, “Domain Names”), social media accounts, and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

“IP Contracts” means, collectively, any and all Contracts to which any member of the Company is a party or by which any of its respective properties or assets is bound, in any case under which the Company (i) is granted a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) in or to any Intellectual Property of a third Person, (ii) grants a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Intellectual Property owned or purported to be owned by the Company or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case other than (A) “shrink wrap” or other licenses for generally commercially available software (including Publicly Available Software) or hosted services, (B) customer, distributor or channel partner Contracts on Company’s standard forms without material change, (C) Contracts with the Company’s employees or contractors on Company’s standard forms, and (D) customary non-disclosure agreements entered into in the ordinary course of business consistent with past practices (subparts (A)-(D) collectively, the “Standard Contracts”).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated December 16, 2021.

“Key Personnel” means the persons whose names are set forth on Schedule 1.1(c) attached hereto.

“Knowledge of the Company” or “to the Company’s Knowledge” means the actual knowledge, after reasonable inquiry, of Thomas P. Smith, William R. Smith III and James A. Barnes.

“Knowledge of Parent” or “to Parent’s Knowledge” means the actual knowledge, after reasonable inquiry, of Morgan Callagy and Daniel Neukomm.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in Real Property held by the Company.

“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which the Company holds any Leased Real Property (along with all amendments, modifications and supplements thereto).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit F, restricting the sale, transfer or other disposition of the shares of Parent Common Stock received by certain of the Company Securityholders at the Closing in connection with the Merger.

“Material Adverse Effect” means any fact, effect, event, development, change, state of facts, condition, circumstance or occurrence (an “Effect”) that, individually or together with one or more other contemporaneous Effect, (i) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company, on the one hand, or on Parent and Merger Sub, on the other hand, in each case, taken as a whole; or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Company Securityholders and the Company, on the one hand, or on Parent and Merger Sub, on the other hand to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter.

“Material Contracts” has the meaning set forth in Section 4.15(a).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration Shares” means the Closing Merger Consideration Shares.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 5.10(b).

“Minority Investment” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other entity in which such Person (and/or one or more Subsidiaries of such Person) holds shares or other ownership interests representing (a) fifty percent (50%) or less of the voting power of all outstanding shares or ownership interests of such entity; or (b) the right to receive fifty percent (50%) or less of the net assets of such entity available for distribution to the holders of outstanding shares or ownership interests upon a liquidation or dissolution of such entity.

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Nevada Merger Act” means Chapter 92A of the Nevada Revised Statutes (NRS 92.A.005 et seq.).

“Offer Documents” has the meaning set forth in Section 6.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, stipulation, determination, award, rule or consent of or by an Authority.

“OSHA” has the meaning set forth in Section 4.20(k).

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 10.1(a).

“Owned Real Property” means all Real Property owned by the Company.

“Parent” has the meaning set forth in the preamble.

“Parent Board Recommendation” has the meaning set forth in Section 5.13(a).

“Parent Class A Common Stock” means the Class A Common Stock of Parent, par value $0.0001 per share.

“Parent Class B Common Stock” means the Class B Common Stock of Parent, par value $0.0001 per share.

“Parent Common Stock” means, the Parent Class A Common Stock and Parent Class B Common Stock.

“Parent Financial Statements” has the meaning set forth in Section 5.14(c).

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Section 5.1 (Corporate Existence and Power), Section 5.2 (Corporate Authorization), Section 5.8 (Finders’ Fees) and Section 5.10 (Capitalization).

“Parent Parties” has the meaning set forth in Article V.

“Parent Preferred Stock” means the preferred stock of Parent, par value $0.0001 per share.

“Parent Private Warrant” means each warrant issued to the Sponsor in a private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase one share of Parent Class A Common Stock at an exercise price of $11.50 per whole share.

“Parent Proposals” has the meaning set forth in Section 6.5(e).

“Parent Public Warrant” means each warrant issued as part of a Parent Unit.

“Parent Redemption Amount” has the meaning set forth in Section 6.6.

“Parent SEC Documents” has the meaning set forth in Section 5.14(a).

“Parent Stockholder Approval” has the meaning set forth in Section 5.2.

“Parent Stockholder Meeting” has the meaning set forth in Section 6.5(a).

“Parent Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Parent Transaction Expenses” means all fees, costs and expenses (including, but not limited to, fees, costs and expenses of the tail policy and other insurance obtain by Parent pursuant to Section 8.3(d) and of third-party advisors, legal counsel, investment bankers or other representatives) of Parent incurred or payable by Parent or Sponsor in connection with this Agreement and the transactions contemplated herein, including expenses related to those items set forth in Schedule 1.1(d).

“Parent Unit” means each unit of Parent issued in the IPO composed of (a) one share of Parent Class A Common Stock and (b) one-half (1/2) of one Parent Warrant upon the consummation of an initial business combination pursuant to Parent’s organizational or constituent documents and Parent’s public filings with the SEC.

“Parent Warrant” means each Parent Private Warrant and Parent Public Warrant.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Per Share Merger Consideration” means with respect to a share of Company Common Stock, a number of shares of Parent Class A Common Stock equal to the Closing Exchange Ratio.

“Permit” means each license, franchise, permit, order, approval, consent or other similar authorization, including Regulatory Authorizations, required to be obtained and maintained by the Company under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business.

“Permitted Liens” means (a) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business consistent with past practice with respect to any amounts (i) not yet due and payable or which are being contested in good faith through appropriate proceedings and (ii) for which adequate accruals or reserves have been established on the Company Financial Statements in accordance with GAAP, (b) Liens for Taxes (i) not yet due and payable or which are being contested in good faith through appropriate proceedings and (ii) for which adequate accruals or reserves have been established on the Company Financial Statements in accordance with GAAP, (c) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not materially impair the value or materially interfere with the present use of the leased Real Property, (d) with respect to any leased Real Property (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (ii) any Lien permitted under any Lease and (iii) any Liens encumbering the real property of which the leased Real Property is a part, (e) zoning, building, entitlement and other land use and Environmental Laws promulgated by any Governmental Authority that do not materially interfere with the current use of, or materially impair the value of, the leased Real Property, (f) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, and (g) all other Liens that do not, individually or in the aggregate, materially impair the use, occupancy or value of the applicable assets of the Company.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means (a) any data or information Processed by or on behalf of the Company that, alone or in combination with other data or information relates to an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies or relates to an individual natural Person, or such Person’s vehicle, browser or device); or (b) or any other data or information that constitutes personal data, personal health information, protected health information, personally identifiable information, personal information or similar defined term under any Data Protection Law.

“PIPE Proceeds” means an amount equal to the net cash proceeds received or to be received upon the consummation of the PIPE Investment.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, but excluding multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company to make any severance, termination, change of control, or similar payment), consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company, or under which the Company has any current or potential liability.

“Pre-PIPE Convertible Note” means that certain convertible promissory note set forth on Schedule 1.1(e).

“Pre-PIPE Conversion Shares” has the meaning set forth in Section 3.2(d)(ii).

“Pre-PIPE Conversion Warrant” has the meaning set forth in Section 3.2(d)(ii).

“Pre-PIPE Convertible Noteholder” means the Person set forth on Schedule 1.1(f) or any successor holder to the Pre-PIPE Convertible Note.

“Process,” “Processed” or “Processing” means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, restriction, erasure, or destruction.

“Prospectus” has the meaning set forth in the recitals.

“Proxy Statement” has the meaning set forth in Section 6.5(a).

“Publicly Available Software” means each of any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, “copyleft,” open source software (e.g. Linux), or under similar licensing and distribution models, including but not limited to any of the following: (A) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Source License (SISL) and (G) the Apache Server License, including for the avoidance of doubt all Software licensed under a Copyleft License.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registered Exclusively Licensed IP” means all Company Exclusively Licensed IP that is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registered IP” means collectively, all Registered Owned IP and Registered Exclusively Licensed IP.

“Registered Owned IP” means all Intellectual Property constituting Company Owned IP or filed in the name of the Company, and in each instance is the subject of a registration or an application for registration, including issued patents and patent applications.

“Representatives” means a party’s officers, directors, Affiliates, managers, consultant, employees, representatives and agents.

“Restrictive Covenant Agreement” means the Restrictive Covenant Agreements in substantially the form attached hereto as Exhibit G to be entered into by the Company and each of Thomas P. Smith, William R. Smith III and James A. Barnes.

“Rollover Option Shares” means the aggregate number of shares of Company Common Stock issuable upon exercise of all Company Options (whether Vested Company Options or Unvested Company Options).

“S-4 Effective Date” has the meaning set forth in Section 6.5(c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SBA” means the Small Business Administration.

“SEC” means the Securities and Exchange Commission.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Securities Act” means the Securities Act of 1933.

“Securityholder Representative” has the meaning set forth in the preamble.

“Securityholder Representative Authorized” has the meaning set forth in Section 11.18.

“Software” means computer software, programs, and databases (including development tools, library functions, and compilers) in any form, including in or as Internet Web sites, web content, links, source code, object code, operating systems, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, together with all versions, updates, corrections, enhancements and modifications thereof, and all related specifications, documentation, developer notes, comments, and annotations.

“Sponsor” means Revelstone Capital LLC, a Delaware limited liability company.

“Standard Contracts” has the meaning set forth in the definition of IP Contracts.

“Subsidiary” means, with respect to any Person, each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such Person.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company and other tangible property.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Tax(es)” means any U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Trading Day” means (a) for so long as the Parent Common Stock is listed or admitted for trading on Nasdaq or any other national securities exchange, days on which such securities exchange is open for business; (b) when and if the Parent Common Stock is quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (c) if the Parent Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq or similar system, days on which the Common Stock is traded regular way in the over-the- counter market and for which a closing bid and a closing asked price for the Common Stock are available.

“Transaction Litigation” has the meaning set forth in Section 8.1(c).

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to Sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed, temporary, or final Treasury Regulations.

“Trust Account” has the meaning set forth in Section 5.12.

“Trust Agreement” has the meaning set forth in Section 5.12.

“Trust Fund” has the meaning set forth in Section 5.12.

“Trustee” has the meaning set forth in Section 5.12.

“Unaudited Financial Statements” has the meaning set forth in Section 4.9(a).

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Unvested Company Option” means each Company Option outstanding immediately prior to the Effective Time that is not a Vested Company Option.

“Vested Company Option” means each Company Option outstanding immediately prior to the Effective Time that is vested in accordance with its terms as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as reasonably determined in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

1.2            Construction.

(a)            References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience, only.

(b)            The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)            Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Additional Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form.

(d)            Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e)            Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. Nothing in the disclosure schedules constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any Authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the disclosure schedules do not purport to be complete and are qualified in their entirety by the written document itself.

(f)            If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g)            To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, such Contract, document, certificate or instrument shall be deemed to have been given, delivered, provided and made available to Parent or its Representatives, if such Contract, document, certificate or instrument shall have been posted not later than two (2) Business Days prior to the date of this Agreement to the electronic data site maintained on behalf of the Company for the benefit of the Parent and its Representatives and the Parent and its Representatives have been given access to the electronic folders containing such information.

Article II
MERGER

2.1            Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Nevada Merger Act, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation, which shall remain a Nevada corporation, and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent, which shall change its name to “Set Jet, Inc.”

2.2            Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file (a) with the Secretary of State of the State of Delaware the certificate of merger in substantially the form attached hereto as Exhibit H, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) and (b) with the Secretary of State of the State of Nevada the articles of merger in substantially the form attached hereto as Exhibit I, executed in accordance with the relevant provisions of the Nevada Merger Act (the “Articles of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger and Articles of Merger or at such later time as is agreed to by the parties and specified in the Certificate of Merger and Articles of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.3            Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the Articles of Merger and the applicable provisions of the DGCL and the Nevada Merger Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4            U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g), (ii) agree to file and retain such information as shall be required under Treasury Regulations Section 1.368-3, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, but subject to the covenants in Section 8.5(a), the parties acknowledge and agree that, other than the representations set forth in Sections 4.24(e) and 5.20(e) hereof, no party is making any representation or warranty as to the qualification of the Merger as a tax-deferred reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each such party (A) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (B) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a tax-deferred reorganization under Section 368(a) of the Code.

2.5            Articles of Incorporation; Bylaws.

(a)            The Company Articles of Incorporation as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the Nevada Merger Act, be amended and restated in its entirety as set forth in the exhibit to the Certificate of Merger and Articles of Merger, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the Nevada Merger Act.

(b)            The Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation and applicable Law.

2.6            Closing. Unless this Agreement is earlier terminated in accordance with Article X, the parties shall effect the closing of the Merger (the “Closing”) at 10:00 a.m. New York time, on the second (2nd) Business Day after the satisfaction or duly provided waiver (to the extent permitted by applicable law) of the conditions set forth in Article IX or at such other time, date and location as Parent and Company agree in writing. The parties may effect the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7            Directors and Officers of Surviving Corporation.

(a)            At the Effective Time, the initial directors of the Surviving Corporation shall consist of the same persons serving on the Company’s Board of Directors as of immediately prior to the Effective Time, other than those directors who have resigned as contemplated by Section 9.2(k), in accordance with Section 2.8.

(b)            At the Effective Time, the officers of the Company shall become the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.8            Directors of Parent. At the Effective Time, Parent’s Board of Directors will consist of up to six (6) directors. Upon and after the Closing Date, the Parent’s board of directors shall consist of up to six (6) directors, a majority of whom shall be independent directors under Nasdaq rules requiring a majority of directors to be independent, with one (1) of such independent directors to be designated by Sponsor prior to Closing who is approved by the Company, which such consent will not be unreasonably withheld. The remainder of the directors, both independent and not independent, shall be designated by the Company prior to the Closing.

2.9            Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10            No Further Ownership Rights in Company Common Stock. All Merger Consideration Shares issued or issuable in exchange for shares of Company Common Stock hereunder, or upon the exercise of the appraisal rights described in Section 3.3, shall be deemed to have been issued or issuable in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers of Company Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock (each, a “Company Stock Certificate”) are presented to the Surviving Corporation, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the Merger Consideration Shares provided for, and in accordance with the procedures set forth, in Article III.

Article III
EFFECT OF THE MERGER

3.1            Effect of the Merger on Company Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a)            Cancellation of Certain Shares of Company Common Stock. Each share of Company Common Stock, if any, that is owned by Parent or Merger Sub (or any other Subsidiary of Parent) or the Company (or any of its Subsidiaries) (as treasury stock or otherwise), will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)            Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Common Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares, and including such shares of Company Common Stock that are issued to the Converting Noteholders pursuant to Section 3.2(d)(i)) shall, in accordance with the Company Articles of Incorporation and subject to this Agreement, be exchanged for and otherwise converted into the right to receive the applicable Closing Per Share Merger Consideration.

(c)            Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

3.2            Treatment of Company Options. Company Restricted Stock and Company Warrants.

(a)            Treatment of Company Options.

(i)            Prior to the Closing, the Company’s Board of Directors (or, if appropriate, any committee thereof administering the Equity Incentive Plan) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all Vested Company Options and Unvested Company Options as necessary to provide that, at the Effective Time, each Company Option shall be converted into an option (a “Converted Stock Option”) to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option, the number of shares of Parent Class A Common Stock (rounded up to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time by the Closing Exchange Ratio, at an exercise price per share of Parent Class A Common Stock (rounded down to the nearest whole cent) equal to (x) the exercise price per share of Company Common Stock of such Company Option divided by (y) the Closing Exchange Ratio, in each case as set forth in the Closing Consideration Spreadsheet.

(ii)            Parent shall at all times reserve the net shares of Parent Class A Common Stock issuable in the aggregate upon exercise of all Converted Stock Options then outstanding, and such shares shall not be delivered to, or constitute part of, the Exchange Fund established pursuant to Section 3.4(a). Annually, and on the applicable anniversary of the Closing Date, Parent shall issue to the Company Stockholders as of immediately prior to the Effective Time, on a pro rata basis as set forth in the Closing Consideration Spreadsheet, a number of shares of Parent Class A Common Stock (rounded up to the nearest whole share) equal to the shares of Parent Class A Common Stock that would have otherwise been issuable pursuant to any unexercised Converted Stock Options that expired or were otherwise forfeited during the preceding year. Parent shall continue to reserve and distribute shares of Parent Class A Common Stock as set forth in this Section 3.2(a)(ii) until the anniversary of the Closing Date on which there are no outstanding and unexercised Converted Stock Options.

(iii)            At the Effective Time, Parent shall assume all obligations of the Company under the Equity Incentive Plan, each outstanding Converted Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Converted Stock Options appropriate notices setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Stock Option shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.2 after giving effect to the Merger).

(b)            Treatment of Company Restricted Stock Units. Prior to the Closing, the Company’s Board of Directors (or, if appropriate, any committee thereof administering the Equity Incentive Plan) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all vested and unvested Company Restricted Stock Units as necessary to provide that, at the Effective Time, each Company Restricted Stock Unit shall be converted into a restricted stock unit (a “Converted Restricted Stock Unit”) to acquire, subject to substantially the same terms and conditions as were applicable under such Company Restricted Stock Unit, the number of shares of Parent Class A Common Stock (rounded up to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Company Restricted Stock Unit as of immediately prior to the Effective Time by the Closing Exchange Ratio, in each case as set forth in the Consideration Spreadsheet.

(c)            Treatment of Company Warrants. Prior to the Closing, the Board of Directors of the Company shall adopt such resolutions or take such other actions as may be required to adjust the terms of all Company Warrants as necessary to provide that, at the Effective Time, each Company Warrant issued and outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase, subject to substantially the same terms and conditions as were applicable under such Company Warrant, the number of shares of Parent Class A Common Stock (rounded up to the nearest whole share), determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time, by (ii) the Closing Exchange Ratio, at an exercise price per share of Parent Class A Common Stock (rounded down to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock of such Company Warrant divided by (B) the Exchange Ratio (a “Converted Warrant”). At the Effective Time, the Parent shall assume all obligations of the Company with respect to any Converted Warrants.

(d)            Treatment of Convertible Notes.

(i)            Immediately prior to the Effective Time, without any action on the part of the Converting Noteholder, each Converting Note that is then held and remains outstanding immediately prior to the Effective Time shall be cancelled and converted into shares of Company Common Stock, and such applicable shares of Company Common Stock shall be issued to the applicable Converting Noteholder.

(ii)            At the Effective Time, by virtue of the Merger and without any action on the part of the Pre-PIPE Convertible Noteholder, the Pre-PIPE Convertible Note, if then held and remains outstanding, shall be cancelled and converted into the right to receive 800,000 shares of Parent Class A Common Stock (the “Pre-PIPE Conversion Shares”) and a ten-year warrant to purchase 400,000 shares of Parent Class A Common Stock with an exercise price of $12.50 per share (the “Pre-Pipe Conversion Warrant”). For the avoidance of doubt, at no time will, either prior to, on or after the Effective Time, the Pre-PIPE Convertible Note convert into Company Common Stock.

3.3            Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 4.1, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock cancelled in accordance with Section 3.1(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such Company Shares in accordance with Sections 92A.300 through 92A.500, inclusive, of the Nevada Merger Act (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the Nevada Merger Act with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration Shares, but instead shall be entitled to only such rights as are granted by Sections 92A.300 through 92A.500, inclusive, of the Nevada Merger Act; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Sections 92A.300 through 92A.500 of the Nevada Merger Act, inclusive, of the Nevada Merger Act or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Sections 92A.300 through 92A.500, inclusive, of the Nevada Merger Act, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration Shares to which such holder is entitled pursuant to the applicable subsections of Section 3.1, without interest thereon upon surrender of the Company Stock Certificate or Company Stock Certificates representing such Dissenting Shares in accordance with Section 3.3. The Company shall promptly provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Nevada Merger Act that relates to such demand, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

3.4            Surrender and Payment.

(a)            Exchange Fund. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with Continental Stock Transfer & Trust Company (the “Exchange Agent”) (i) for the benefit of the Company Stockholders, for exchange in accordance with this Article III, the Closing Merger Consideration Shares (such shares of Parent Class A Common Stock, the “Exchange Fund”). Parent shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the applicable portion of the Closing Merger Consideration Shares out of the Exchange Fund in accordance with the Closing Consideration Spreadsheet and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(b)            Exchange Procedures.

(i)            As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause the Exchange Agent to deliver to each Company Stockholder, as of immediately prior to the Effective Time, represented by certificate or book-entry, a letter of transmittal and instructions for use in exchanging such Company Stockholder’s shares of Company Common Stock for such Company Stockholder’s applicable portion of the Closing Merger Consideration Shares from the Exchange Fund upon and following the Effective Time, and, with respect to each Company Stockholder not already a party to the Lock-up Agreement, which shall include restrictions on such Company Stockholder’s sale, transfer or other disposition of such Company Stockholder’s applicable portion of the Merger Consideration Shares substantially the same as set forth in the Lock-up Agreement and be in form and contain other provisions which Parent may specify and which are reasonably acceptable to the Company (a “Letter of Transmittal”), and promptly following the later of the receipt of a Company Stockholder’s properly completed and executed Letter of Transmittal and the Effective Time, deliver such Company Stockholder’s applicable portion of the Closing Merger Consideration Shares to such Company Stockholder. For the purpose of clarification, the portion of the Closing Merger Consideration Shares payable to each Company Stockholder following such Person’s delivery of a properly completed and executed Letter of Transmittal shall consist of such Company Stockholder’s applicable portion of the Exchange Fund as set forth in the Closing Consideration Spreadsheet with respect to such Company Stockholder.

(ii)            As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), if the Pre-PIPE Convertible Note converted into a right to receive the Pre-PIPE Conversion Shares and the Pre-Pipe Conversion Warrant pursuant to Section 3.2(d)(ii), Parent shall cause the Exchange Agent to deliver to the Pre-PIPE Convertible Noteholder, represented by certificate or book-entry, a letter of transmittal and instructions for use in exchanging the Pre-PIPE Convertible Note for the Pre-PIPE Convertible Noteholder’s Pre-PIPE Conversion from the Exchange Fund upon and following the Effective Time and be in form and contain other provisions which Parent may specify and which are reasonably acceptable to the Company (a “Pre-PIPE Noteholder Letter of Transmittal”), and promptly following the later of the receipt of the Pre-PIPE Noteholder’s properly completed and executed Pre-PIPE Noteholder Letter of Transmittal and the Effective Time, deliver the Pre-PIPE Conversion Shares and the Pre-PIPE Conversion Warrants to the Pre-PIPE Convertible Noteholder.

(c)            Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Closing Merger Consideration Shares that remains undistributed to the Company Stockholders for two (2) years after the Effective Time shall be delivered to Parent, upon demand, and any Company Stockholders who have not theretofore complied with this Section 3.4 shall thereafter look only to Parent for their portion of the Closing Merger Consideration Shares. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

3.5            Consideration Spreadsheet.

(a)            At least five (5) Business Days prior to the Closing, the Company shall deliver to Parent a spreadsheet (the “Form Consideration Spreadsheet”), prepared by the Company in good faith and setting forth the following, in each case, as of immediately prior to the Effective Time, based, when relevant, on assumptions reasonably acceptable to Parent which are described in detail in the Consideration Spreadsheet:

(i)             the name and address of record of each Company Stockholder and the number and class, type or series of shares of Company Common Stock held by each;

(ii)            the names of record of each holder of Company Warrants and the number of shares of Company Common Stock subject to each Company Warrant held by it;

(iii)           the names of record of each holder of Vested Company Options, and the exercise price, number of shares of Company Common Stock subject to each Vested Company Option held by it;

(iv)           the names of record of each holder of Unvested Company Options, and the exercise price, number of shares of Company Common Stock subject to each such Unvested Company Option held by it and vesting arrangements with respect to each such Unvested Company Option (including the vesting schedule, vesting commencement date, date fully vested);

(v)            the names of record of each holder of Company Restricted Stock Units, and the number of shares of Company Common Stock subject to each such Company Restricted Stock Unit held by it and vesting arrangements with respect to each such Company Restricted Stock Unit (including the vesting schedule, vesting commencement date, date fully vested);

(vi)           the name and address of record of the Pre-PIPE Convertible Noteholder;

(vii)          the number of Fully Diluted Company Shares;

(viii)         the aggregate number of Rollover Option Shares;

(ix)           detailed calculations of each of the following (in each case, determined without regard to withholding):

(A)            the amount of the Company’s Indebtedness as of immediately prior to Closing;

(B)            the Closing Merger Consideration Shares;

(C)            the Closing Per Share Merger Consideration payable to each named Company Stockholder for each share of Company Common Stock held by such Company Stockholder and the aggregate portion of the Merger Consideration Shares payable to such Company Stockholder;

(D)            to the extent applicable, the pro rata portion of any shares of Parent Class A Common Stock payable to each named Company Stockholder in connection with expired or forfeited Converted Stock Options, as provided in Section 3.2(a)(ii);

(E)            the Closing Exchange Ratio;

(F)            for each Converted Stock Option, the exercise price therefor and the number of shares of Parent Class A Common Stock subject to such Converted Stock Option and whether such Converted Stock Option constitutes a Vested Company Option or Unvested Company Option

(G)            for each Converted Restricted Stock Unit, the number of shares of Parent Class A Common Stock subject to such Converted Restricted Stock Unit and whether such Converted Restricted Stock Unit constitutes a vested Restricted Stock Unit or unvested Restricted Stock Unit;

(H)            for each Company Warrant, the exercise price therefor and the number of shares of Parent Common Stock subject to such Company Warrant; and

(I)            the aggregate number of shares of Parent Class A Common Stock issuable upon exercise of all the Converted Stock Options.

(x)            any explanatory or supporting information, including calculations, as Parent may reasonably request.

(b)            The Consideration Spreadsheet delivered hereunder shall be true complete and correct and shall contain the same information described in this Section 3.5, subject to Parent’s rights pursuant to Section 3.4(c).

(c)            The contents of the Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Parent and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Consideration Spreadsheet. Under no circumstances shall Parent or Merger Sub be responsible for the calculations or the determinations regarding such calculations in the Consideration Spreadsheet and the parties agree that Parent and Merger Sub shall be entitled to rely on the Consideration Spreadsheet in making payments under Article IV.

(d)            Nothing contained in this Section 3.5 or in the Consideration Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 6.1(a)(xx) to obtain Parent’s prior consent to the issuance of any securities; or (ii) alter or amend the definition of Closing Merger Consideration Shares or Closing Exchange Ratio.

3.6            Earnout.

(a)            The Earnout Recipients have the right to receive up to an aggregate of 4,500,000 additional shares of Parent Class A Common Stock (the “Earnout Shares”) as follows:

(i)            3,500,000 Earnout Shares if the VWAP of Parent’s Common Stock is above $12.50 for any twenty (20) out of thirty (30) consecutive Trading Days during the Earnout Period (the “12.50 Earnout Trigger”), and

(ii)            1,000,000 Earnout Shares if the VWAP of Parent’s Common Stock is above $15.00 for any twenty (20) out of thirty (30) consecutive Trading Days during the Earnout Period (together with the $12.50 Earnout Trigger, the “Earnout Triggers” and each an “Earnout Trigger”).

(b)            The Earnout Shares (i) shall be issued to the recipients thereof free and clear of all Liens other than applicable federal and state securities restrictions and restrictions set forth in the Earnout Escrow Agreement, (ii) shall be deposited in escrow at Closing pursuant to an escrow agreement substantially in the form attached hereto as Exhibit J (the “Earnout Escrow Agreement”), and (iii) shall be released from escrow to the extent they are earned as a result of the occurrence of the applicable Earnout Trigger or, to the extent not earned as a result of the occurrence of the applicable Earnout Trigger, shall thereupon be returned to Parent, in either case pursuant to the Earnout Escrow Agreement. The Earnout Shares, if earned, shall be distributed to the Earnout Recipients in accordance with the principles set forth in the Consideration Spreadsheet.

(c)            If, at any time after the Closing and prior to or on the fifth (5th) anniversary of the Closing Date, there occurs any transaction resulting in a Change in Control, then the Earnout Triggers set forth in Sections 3.6(a)(i) - (ii) shall be deemed to have occurred provided, however, that, the Earnout Shares shall be released to the recipients thereof as of immediately prior to the Change in Control, and the recipients of such Earnout Shares shall be eligible to participate in such Change in Control transaction with respect to such Earnout Shares.

(d)            During the Earnout Period, Parent shall use commercially reasonable efforts to remain listed as a public company on, and for the Parent Class A Common Stock to be tradable over, Nasdaq; provided, however, that the foregoing shall not limit Parent from consummating a Change in Control or entering into a Contract that contemplates a Change in Control. Upon the consummation of any Change in Control during the Earnout Period, Parent shall have no further obligations pursuant to this Section 3.6(c).

(e)            Except with respect to any amounts treated as imputed interest under Section 483 of the Code, any issuance of shares of Earnout Shares pursuant to this Section 3.6 shall be treated as an adjustment to the merger consideration by the parties for Tax purposes, unless otherwise required by a change in applicable Tax Law. To the extent any Earnout Shares hereunder are required to be treated as contingent interest pursuant to Treasury Regulations Section 1.483-4(b), example (2), or other applicable Law, then the Earnout Shares so issued shall be represented by separate share certificates to the extent they represent contingent interest versus the principal component under such Regulations or other applicable Law. Any Earnout Share that is issued pursuant to this Section 3.6 will be treated as eligible for non-recognition treatment under Section 354 of the Code (and will not be treated as “other property” within the meaning of Section 356 of the Code).

(f)            For the avoidance of doubt, the Pre-PIPE Convertible Noteholder is not an Earnout Recipient and has no right to earn, and no rights to, any of the Earnout Shares.

3.7            Adjustment. The Merger Consideration Shares and the Closing Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Class A Common Stock occurring prior to the date the Merger Consideration Shares are issued or such Merger Consideration Shares which are released from escrow pursuant to this Agreement.

3.8            No Fractional Shares. No fractional shares of Parent Class A Common Stock, or certificates or scrip representing fractional shares of Parent Class A Common Stock, will be issued upon the conversion of the Company Common Stock pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. After aggregating all shares of Company Common Stock represented by all Company Stock Certificates and book-entry shares delivered by a holder thereof, any fractional share of Parent Class A Common Stock will be rounded up or down to the nearest whole number of shares of Parent Class A Common Stock.

3.9            Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent and the Surviving Corporation shall provide notice of any withholding that either intends to make (or cause to be made) in connection with consideration payable or otherwise deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least five (5) days prior to the date of the relevant payment and shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

3.10            Lost or Destroyed Certificates. Notwithstanding the foregoing, if any Company Stock Certificate shall have been lost, stolen or destroyed, then upon making of a customary affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Parent, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Stock Certificate, the portion of the Merger Consideration Shares to be paid in respect of the shares of Company Common Stock formerly represented by such Company Stock Certificate as contemplated under this Article III.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Parent prior to the execution of this Agreement with specific reference to the particular section or subsection of this Agreement to which the information set forth in such disclosure schedule relates (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company hereby represents and warrants to Parent as follows:

4.1            Corporate Existence and Power. The Company is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the laws of its jurisdiction of its incorporation or formation, as the case may be. The Company has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on the Business as currently conducted. The Company is a duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect in respect of the Company. The Company has offices located only at the addresses set forth on Schedule 4.1. The Company has made available to Parent, prior to the date of this Agreement, complete and accurate copies of the Company Articles of Incorporation and the Company’s Bylaws, and the comparable organizational or constitutive documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company Articles of Incorporation, the Company’s Bylaws and the comparable organizational or constitutive documents of the Company’s Subsidiaries so delivered are in full force and effect. The Company is not in violation of the Company Articles of Incorporation or Company’s Bylaws and each of its Subsidiaries is not in violation of its respective comparable organizational or constitutive documents.

4.2            Authorization.

(a)            The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Company Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement and the Additional Agreements to which the Company is a party constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”).

(b)            By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has (i) approved the execution, delivery and performance by the Company of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which it is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and the Company Stockholders; and (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement. The affirmative vote or written consent of (x) Persons holding a majority of the voting power of the shares of Company Common Stock entitled to vote thereon to adopt this Agreement, and (y) Persons holding a majority of the voting power of the shares of Company Common Stock entitled to vote thereon to adopt this Agreement excluding any shares held by a party to any Retention Bonus Agreement (together, the “Company Stockholder Approvals”) are the only votes or consents of any of the holders of Company Common Stock or any other class or series of capital stock of the Company that is necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby (including the EIP and the PIPE Investment).

4.3            Governmental Authorization. None of the execution, delivery or performance, by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license, Order or other action by or in respect of, or registration, declaration or filing with, any Authority, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (b) the filing of the Articles of Merger with the Secretary of State of the State of Nevada pursuant to the Nevada Merger Act.

4.4            Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Company Articles of Incorporation or the Company’s Bylaws, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or to any of its respective properties, rights or assets, (c) except for the Contracts listed on Schedule 4.8 requiring Company Consents (but only as to the need to obtain such Company Consents), (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or to a loss of any material benefit to which the Company is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or any of their respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the Company Articles of Incorporation or Bylaws of the Company, except for such consent, approval or waiver which shall be obtained (and a copy provided to Parent) prior to the Closing.

4.5            Capitalization.

(a)            As of the date hereof, the authorized capital stock of the Company consists of is 40,000,000 shares of common stock, par value of $0.0001 per share, of which 23,436,667 shares are issued and outstanding as of the date of this Agreement. As of the date hereof, there are (a) 5,000,000 shares of Company Common Stock reserved for issuance under the Equity Incentive Plan, of which (i) zero (0) shares have been issued pursuant to the exercise of outstanding options, (ii) 1,528,500 shares of Company Common Stock are reserved for issuance pursuant to outstanding unexercised Company Options and (iii) 478,850 shares are reserved for issuance pursuant to outstanding Company Restricted Stock Units. As of the date hereof, no other shares of capital stock or other voting securities of the Company are authorized or reserved for issuance or, other than issuances of Company Common Stock after the date hereof in connection with exercises of Company Options and Company Restricted Stock Units outstanding as of the date hereof or as set forth on Schedule 4.5(a), issued or outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Company Articles of Incorporation and the Company’s Bylaws. No shares of Company Common Stock are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the Nevada Revised Statutes, the DGCL, the Company Articles of Incorporation or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound). As of the date of this Agreement, all outstanding shares of Company Common Stock are owned of record by the Persons set forth on Schedule 4.5(a) in the amounts set forth opposite their respective names. Schedule 4.5(a) contains a complete and correct list of each Company Option or Company Restricted Stock Unit outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price (as applicable to Company Options) and expiration date thereof.

(b)            Except for the Company Options, Company Restricted Stock Units and as set forth on Schedule 4.5(b), there are no (i) outstanding warrants, options, agreements, convertible securities, performance units, restricted stock units, restricted stock, stock appreciation rights or any other derivative equity securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares of Company Common Stock or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or rights of any Persons to trigger any such obligation, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company (including pursuant to any provision of Law, the Company Articles of Incorporation or any Contract to which the Company is a party), or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement or restriction) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable). There are no issued, outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

(c)            Each Company Option and each Company Restricted Stock Unit (i) was granted in compliance in all material respects with (A) all applicable Laws (including any applicable securities Laws) and (B) all of the terms and conditions of the Equity Incentive Plans pursuant to which it was issued, (ii) in the case of a Company Option has an exercise price per share of Company Common Stock equal to or greater than the fair market value of such share at the close of business on the date of such grant, and (iii) has a grant date identical to the date on which the Board of Directors of the Company or compensation committee actually awarded such Company Option or Company Restricted Stock Unit.

4.6            Corporate Records. All proceedings occurring since January 1, 2017, of the Board of Directors of the Company or the governing Persons or body of any Person acquired by the Company, including all committees thereof, and of the Company Stockholders and the equity holders of any Person acquired by the Company, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to Parent. The stockholder ledger of the Company is true, correct and complete.

4.7            No Subsidiaries. The Company does not own, directly or indirectly, as of the date hereof, and has never owned, directly or indirectly, (a) any capital stock of, or other voting securities or other equity or voting interests in, any Person or (b) any other interest or participation that confers on the Company or any Subsidiary of the Company the right to receive (i) a share of the profits and losses of, or distributions of assets of, any other Person or (ii) any economic benefit or right similar to, or derived from, the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, any other Person.

4.8            Consents. The Contracts listed on Schedule 4.8 are the only Contracts requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.9            Financial Statements.

(a)            The Company has delivered to Parent (a) the audited consolidated balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, for the fiscal years ended December 31, 2022 and December 31, 2021, including the notes thereto (collectively, the “Annual Financial Statements”), and (b) the unaudited balance sheet of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, for the three-month period ended March 31, 2023 (collectively, the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein subject, in the case of the Unaudited Financial Statements, to normal audit adjustments and the absence of notes thereto. The Company Financial Statements were prepared from the Books and Records of the Company in all material respects. Since the Balance Sheet Date, except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b)            Except: (i) as specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date; (iii) for liabilities that are executory obligations arising under Contracts to which the Company is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; and (v) for liabilities set forth on Schedule 4.9(b), the Company does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(c)            Except as set forth on Schedule 4.9(c), the Company does not have any Indebtedness.

4.10            Books and Records. The Books and Records of the Company accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company. The Books and Records of the Company have been maintained, in all material respects, in accordance with reasonable business practices.

4.11            Internal Accounting Controls.

The Company has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and the Company’s historical practices and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.12            Absence of Certain Changes. From the Balance Sheet Date until the date of this Agreement, except as set forth on Schedule 4.12, (a) the Company has conducted its businesses in the ordinary course and in a manner consistent with past practices; (b) there has not been any Material Adverse Effect in respect of the Company; and (c) the Company has not taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of Parent pursuant to Section 6.1 and Parent has not given consent.

4.13            Properties; Title to the Company’s Assets.

(a)            All items of Tangible Personal Property are in good operating condition and repair and function in all material respects in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. All of the Tangible Personal Property is located at the offices or properties of the Company.

(b)            The Company or a Subsidiary has good, valid and marketable title in and to, or in the case of the Lease and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Balance Sheet. Except as set forth on Schedule 4.13(b), no such tangible asset is subject to any Lien other than Permitted Liens.

(c)            All Permits and regulatory authorizations, applications, submissions, registrations, listings and approvals therefore made to or granted by any regulatory or other Authority, including all data, documents and information contained therein, are owned by the Company and held, listed or registered in the name of the Company.

(d)            The Company’s assets, including the Company’s leased assets, constitute all of the rights, properties, and assets of any kind or description whatsoever, including goodwill, necessary for the Company to operate the Business immediately after the Closing in substantially the same manner as the Business is currently being conducted.

4.14            Litigation. Except as set forth on Schedule 4.14, there is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of the officers or directors, of the Company, the Business, any of the Company’s rights, properties or assets or any Contract before any Authority or which, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement and there are no outstanding judgments against the Company or any of its respective rights, properties or assets. Neither the Company nor any of its respective rights, properties or assets is, nor has been since January 1, 2017, subject to any Action by any Authority.

4.15            Contracts.

(a)            Schedule 4.15(a) sets forth a complete and correct list, as of the date of this Agreement, of all of the following Contracts as amended to date which are currently in effect (collectively, “Material Contracts”):

(i)            all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company of $100,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practices);

(ii)           all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar Contracts;

(iii)          each Contract with any current officer, director, employee or consultant of the Company, under which the Company (A) has continuing obligations for payment of an annual compensation of at least $150,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated by this Agreement or any Additional Agreement or as a result of a change of control of the Company;

(iv)           all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which the Company is a party;

(v)            all Contracts relating to any acquisitions or dispositions of material assets by the Company (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices) in excess of $100,000;

(vi)           all Contracts relating to the lease of any aircraft, aircraft engine or simulator;

(vii)          all IP Contracts, separately identifying all such IP Contracts under which the Company is obligated to pay royalties thereunder and all such IP Contracts under which the Company is entitled to receive royalties thereunder;

(viii)         all Contracts limiting the freedom of the Company to compete in any line of business or industry, with any Person or in any geographic area;

(ix)            all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts;

(x)            all Contracts with or pertaining to the Company to which any Affiliate of the Company is a party, other than any Contracts for less than $50,000 or relating to such Affiliate’s status as a Company Securityholder;

(xi)          all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Lease), and which involve payments to the lessor thereunder in excess of $100,000 per year;

(xii)          all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness), except any such Contract with an aggregate outstanding principal amount not exceeding $100,000;

(xiii)        all Contracts relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the organizational or constitutive documents the Company);

(xiv)         all Contracts not cancellable by the Company with no more than thirty (30) days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $100,000 per the terms of such contract;

(xv)          all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Additional Agreement;

(xvi)        all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Additional Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Additional Agreement;

(xvii)            all charter agreements; and

(xviii)            all collective bargaining agreements or other agreement with a labor union or labor organization.

Notwithstanding the foregoing, “Material Contracts” shall not include Contracts that are also Plans.

(b)            Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against the Company or its Subsidiary and to the Company’s Knowledge, each counterparty that is party thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto.

(c)            The Company is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness. The consummation and closing of the transactions contemplated by this Agreement shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness.

4.16            Licenses and Permits. Schedule 4.16 sets forth a complete and correct list of each material Permit, together with the name of the Authority issuing the same. Such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Additional Agreement. The Company has all Permits necessary to operate the Business, and each of the Permits is in full force and effect. The Company is not in material breach or violation of, or material default under, any such Permit, and, to the Company’s Knowledge, no basis (including the execution of this Agreement and the other Additional Agreements to which the Company is a party and the consummation of the transactions contemplated by this Agreement or any Additional Agreement) exists which, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Authority grounds to suspend, revoke or terminate any such Permit. The Company has not received any written (or, to the Company’s Knowledge, oral) notice from any Authority regarding any material violation of any Permit. There has not been and there is not any pending or, to the Company’s Knowledge, threatened Action, investigation or disciplinary proceeding by or from any Authority against the Company involving any Permit, and the Company has not received any written communications from any Authority notifying the Company of a Permit the Company does not currently possess, or has not applied for, that is required in connection with the Company’s operation of the Business.

4.17            Compliance with Laws.

(a)            Neither the Company nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company, is in violation in any material respect of, and, since January 1, 2017, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since January 1, 2017, no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a material violation by the Company of, or failure on the part of the Company to comply with, or any liability suffered or incurred by the Company in respect of any material violation of or material noncompliance with, any Laws, Orders or policies by any Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets.

(b)            Neither the Company nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.18            Intellectual Property.

(a)            The Company is the sole and exclusive owner of each item of Company Owned IP, free and clear of any Liens (except for Permitted Liens). The Company is the sole and exclusive licensee of each item of Company Exclusively Licensed IP, free and clear of any Liens. The Company has a valid right under IP Contracts to use the Company Licensed IP as currently used.

(b)            Schedule 4.18(b) sets forth a complete and correct list of all (i) Registered Owned IP; (ii) unregistered material Trademarks constituting Company Owned IP; (iii) Domain Names constituting Company Owned IP; and (iv) all social media accounts and handles constituting Company Owned IP; accurately specifying as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identify details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Registered Owned IP has been issued, registered, or in which an application for such issuance or registration has been filed.

(c)            To the Knowledge of the Company, all Registered Owned IP is subsisting valid and enforceable. All Registered Exclusively Licensed IP is subsisting and to the Knowledge of the Company valid and enforceable. To the Knowledge of the Company, all Persons have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. Since January 1, 2016, no Registered Owned IP is or has been involved in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. Since January 1, 2016, there have been no claims filed, served or threatened in writing, or orally threatened, against the Company contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered Owned IP. All registration, maintenance and renewal fees currently due in the next ninety (90) days in connection with any Registered Owned IP have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company’s ownership or interests therein.

(d)            To the Knowledge of the Company, the operation of the Business as currently conducted and as conducted since January 1, 2016, do not conflict with, infringe, misappropriate or otherwise violate any Intellectual Property of any third Person. Since January 1, 2016, there have been no claims filed, served or threatened in writing, or orally threatened, against the Company alleging any conflict with, infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property). There are no Actions pending that involving a claim against the Company by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the Company, since January 1, 2016, no third Person has conflicted with, infringed, misappropriated, or otherwise violated any Company IP.

(e)            Since January 1, 2016, the Company has not filed, served, or threatened a third Person with any claims alleging any conflict with, infringement, misappropriation, or other violation of any Company IP. There are no Actions pending that involve a claim against a third Person by the Company alleging infringement or misappropriation of Company IP. The Company is not subject to any Order that adversely restricts the use, transfer, registration or licensing of any Company IP by the Company.

(f)            Except as disclosed on Schedule 4.18(f), each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company has executed a form of proprietary information and/or inventions agreement or similar written Contract with the Company under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to the Company (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of the Company’s confidential information both during and after the term (subject to certain expirations for business information) of such Person’s employment or engagement. To the extent any such proprietary information and/or inventions agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor excluded Intellectual Property that was related to the Business of the Company. To the Knowledge of the Company, no employee, agent, consultant or contractor of the Company is or has been in violation of any term of any such Contract.

(g)            No government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Company Owned IP.

(h)            None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Company Owned IP, or any material item of Company Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by the Company in order to use or exploit any other such Intellectual Property to the same extent as the Company was permitted immediately before the Closing.

(i)            Except with respect to the IP Contracts listed on Schedule 4.18(i), the Company is not obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j)            The Company has exercised reasonable efforts necessary to maintain, protect and enforce the confidentiality of all Trade Secrets constituting Company Owned IP and all other material confidential information. No Company Owned IP is subject to any technology or source code escrow arrangement or obligation. No person other than the Company and their employees and contractors (i) has a right to access or possess any source code of the Software constituting the Company Owned IP, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. The Company is in actual possession of the source code of any Software constituting Company Owned IP.

(k)            The Company has a privacy policy regarding the collection, use or disclosure of data in connection with the operation of the Business as currently conducted (the “Privacy Policy”) that is made available to all visitors to the Sites prior to the collection of any data in the possession, custody, or control, or otherwise held or processed by, or on behalf of the Company. For purposes of this subsection (m), “Sites” shall mean, any websites or applications made available to the general public provided by or on behalf of the Company. The Privacy Policy accurately describes the Company’s data collection, disclosure and use practices, complies with all Laws, and is consistent with good industry practice. None of the marketing materials and/or advertisements made, or provided by, or on behalf of the Company have been inaccurate in a material way, misleading in a material way, unfair or deceptive in violation of applicable Laws.

(l)            In connection with its Processing of any Personal Information, the Company is and has been in compliance with all applicable Laws, including without limitation all applicable Data Privacy Laws and Laws related to data loss, theft, and security breach notification obligations, and, to the Knowledge of the Company, there has been no unauthorized disclosure of any Personal Information for which the Company would be required to make a report to a governmental authority, a data subject, or any other Person. In addition, the Company has in place and since January 1, 2019, has had in place commercially reasonable policies (including the Privacy Policy and any other internal and external privacy policies), rules, and procedures regarding the Company’s collection, use, disclosure, disposal, dissemination, storage, protection and other Processing of Personal Information. The Company has complied in all respects with such privacy policies, rules, and procedures in connection with any collection, use, or disclosure by the Company of any Personal Information of any Person. The Company has not been subject to, and, to the Knowledge of the Company, there are no, complaints to or audits, proceedings, investigations or claims pending against the Company by any Authority, or by any Person, in respect of the collection, use, storage disclosure or other Processing of Personal Information. The Company has implemented commercially reasonable physical, technical, organization and administrative security measures and policies designed to protect all Personal Information of any Person accessed, Processed or maintained by the Company from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse. Without limiting the generality of the foregoing, since January 1, 2019, to the Knowledge of the Company, the Company has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company (including by any agent, subcontractor or vendor of the Company).

(m)            The Software that constitutes Company Owned IP and all Software that is used by the Company is, to the Knowledge of the Company, free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company has not incorporated Publicly Available Software into the Company services, and the Company has not distributed Publicly Available Software as part of the Company’s products and services other than as set forth on Schedule 4.18(m) in a manner that subjects, in whole or in part, any Software constituting Company Owned IP to any Copyleft License obligations. The Company is in material compliance with all Publicly Available Software license terms applicable to any Publicly Available Software licensed to or used by the Company. The Company has not received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in breach of any license with respect to Publicly Available Software.

(n)            The Company computers, servers, equipment, hardware, networks, Software and systems used, owned, leased or licensed by the Company in connection with the material operation of the Business (the “Company Information Systems”). There has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the Business. The Company Information Systems are adequate and sufficient (including with respect to working condition and capacity) for the operations of the Business. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the Company.

4.19            Accounts Payable; Affiliate Loans.

(a)            The accounts payable of the Company reflected on the Company Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course of business consistent with past practices.

(b)            The information set forth on Schedule 4.19(b) separately identifies any and all accounts, receivables or notes of the Company which are owed by any Affiliate of the Company. Except as set forth on Schedule 4.19(b), the Company is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

4.20            Employees; Employment Matters.

(a)            Schedule 4.20(a) sets forth a complete and correct list of each of the officers or employees of the Company as of the date hereof, setting forth the name, title, current base salary or hourly rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal years ended December 31, 2021, 2020 and 2019.

(b)            The Company is not party to any collective bargaining agreement, and, since January 1, 2017, there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against the Company, and, since January 1, 2017, the Company has not experienced any strike, material slowdown, material work stoppage or lockout by or with respect to its employees. To the Knowledge of the Company, the Company is not subject to any attempt by any union to represent Company employees as a collective bargaining agent.

(c)            There are no pending or, to the Knowledge of the Company, threatened Actions against the Company under any worker’s compensation policy or long-term disability policy. There is no unfair labor practice charge or complaint pending or, to the Knowledge of the Company, threatened before any applicable Authority relating to employees of the Company. Since January 1, 2017, the Company has not engaged in, and is not currently contemplating, any location closing, employee layoff, or relocation activities that would trigger the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation (collectively, the “WARN Act”).

(d)            Except as set forth on Schedule 4.20(d), the Company is, and since January 1, 2017, has been, in material compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, equal employment opportunity, anti-discrimination, anti-harassment (including, but not limited to sexual harassment), anti-retaliation, immigration, employee leave, disability rights or benefits, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, workers’ compensation, pay equity, restrictive covenants, child labor, whistleblower rights, classification of employees and independent contractors, meal and rest breaks, business expenses, and the collection and payment of withholding or social security Taxes. Since January 1, 2017, no audits have been conducted, or are currently being conducted, or, to the Knowledge of the Company, are threatened to be conducted by any Authority with respect to applicable Laws regarding employment or labor Laws. No employee of the Company has, since January 1, 2017, brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation, including overtime amounts.

(e)            The Company has complied, in all material respects, with all Laws relating to the verification of identity and employment authorization of individuals employed in the United States, and none of the Company currently employs, or since January 1, 2017, has employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. No audit by any Authority is currently being conducted, pending or, to the Knowledge of the Company, threatened to be conducted in respect to any foreign workers employed by the Company. Schedule 4.20(e) sets forth with respect to each individual who is employed by the Company pursuant to a visa, (i) the expiration date of such visa and (ii) whether the Company has made any attempts to renew such visa.

(f)            To the Knowledge of the Company, no key employee or officer of the Company is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (i) the performance by such officer or key employee of any of his or her duties or responsibilities as an officer or employee of the Company or (ii) the Company’s business or operations. No key employee or officer of the Company has given written notice of their definite intent to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any of the foregoing.

(g)            Except as set forth on Schedule 4.20(g), the employment of each of the key employees is terminable at will without any penalty or severance obligation on the part of the Company. All material sums due for employee compensation and all vacation time owing to any employees of the Company, and all fees owing to any independent contractors and consultants, have been duly accrued on the accounting records of the Company.

(h)            Except as set forth on Schedule 4.20(h), with regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company, except as set forth on Schedule 4.20(h), the Company has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Plan purposes, and the Company does not have any Liability by reason of any individual who performs or performed services for the Company, in any capacity, being improperly excluded from participating in any Plan. Each individual engaged by the Company as an independent contractor or consultant is, and since January 1, 2017, has been, properly classified by the Company as an independent contractor, and the Company has not received any notice from any Authority or Person disputing such classification. Each of the employees of the Company is, and since January 1, 2017, has been, properly classified by the Company as “exempt” or “non-exempt” under applicable Law.

(i)            There is no, and since January 1, 2017, there has been no, written notice provided to the Company of any claim or litigation relating to, or any complaint or allegation of, discrimination, retaliation, wrongful termination, constructive termination, harassment (including sexual harassment), sexual misconduct, or wage and hour violation against the Company; nor there is any pending obligation for the Company under any settlement or out-of-court or pre-litigation arrangement relating to such matters, nor, to the Knowledge of the Company, has any such litigation, settlement or other arrangement been threatened.

(j)            Since January 1, 2017, the Company has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence written claims relating to current and/or former employees of the Company or third-parties who interacted with current and/or former employees of the Company. With respect to each such written claim with potential merit, the Company has taken corrective action. Further, to the Knowledge of the Company, no allegations of sexual harassment have been made to the Company against any individual in his or her capacity as director or an employee of the Company.

(k)            As of the date hereof and since January 1, 2017, there have been no audits by any Authority, nor have there been any charges, fines, or penalties, including those pending or threatened, under any applicable federal, state or local occupational safety and health Law and Orders (collectively, “OSHA”) against the Company. The Company is in compliance in all material respects with OSHA and there are no pending appeals of any Authority’s decision or fines issued in relation to OSHA.

(l)            The Company has complied with all applicable Laws regarding the COVID-19 pandemic, including all applicable federal, state and local Orders issued by any Authority (whether in the United States or any other jurisdiction) regarding shelters-in-place, or similar Orders in effect as of the date hereof and have taken appropriate precautions regarding its employees. As of the date hereof, all employees of the Company who are reasonably able to conduct their duties remotely are working remotely. There have been no, and there are no pending or anticipated layoffs, leaves of absence or terminations of employment in respect to the employees of the Company as a result of the COVID-19 pandemic. The Company has promptly and thoroughly investigated all occupational safety and health complaints, issues, or inquiries related to the COVID-19 pandemic. With respect to each occupational safety and health complaint, issue, or inquiry related to the COVID-19 pandemic, the Company has taken prompt corrective action that is reasonably calculated to prevent further spread of COVID-19 within the Company’s workplace.

(m)            Except as set forth on Schedule 4.20(m), the Company has not paid or promised to pay any bonus to any employee in connection with the consummation of the transactions contemplated hereby.

(n)            Each of the applicable persons included among Key Personnel on Schedule 1.1 hereto, and the Company have duly executed and delivered a Restrictive Covenant Agreement and an employment agreement, as the case may be. To the Knowledge of the Company, none of the Key Personnel are or were, as the case may be, in violation thereof.

4.21            Withholding. Except as disclosed on Schedule 4.21, all obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, or attributable to payments by the Company to trusts or other funds or to any Authority, with respect to unemployment compensation benefits or social security benefits for its employees through the date hereof, have been paid or adequate accruals therefor have been made on the Company Financial Statements. Except as disclosed on Schedule 4.19, all reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business consistent with past practices), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date.

4.22            Employee Benefits.

(a)            Schedule 4.22(a) sets forth a complete and correct list of all Plans. With respect to each Plan, the Company has made available to Parent or its counsel a true, complete and correct copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, adoption agreements, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three (3) most recent annual reports on Form 5500 and accompanying schedules; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or advisory letter received by the Company from the Internal Revenue Service regarding the tax-qualified status of such Plan and (vi) the three (3) most recent written results of all required compliance testing.

(b)            No Plan is (i) subject to Section 412 of the Code or Title IV of ERISA or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). None of the Company, or any ERISA Affiliate, has withdrawn at any time since January 1, 2017, from any multiemployer plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and, to the Knowledge of the Company, no circumstances exist that could reasonably be expected to result in any such liability to the Company with respect to any multiemployer plan.

(c)            With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, including its related trust, has received a determination letter (or may rely upon opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d)            There are no pending or, to the Knowledge of the Company, threatened Actions against or relating to the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any Plan with respect to the operation of such Plan (other than routine benefits claims). No Plan is currently under audit or examination (nor has written notice been received of a potential audit or examination) by any Authority.

(e)            Each Plan has been established, administered and funded in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f)             None of the Plans provide retiree or other post-employment health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA or any other similar applicable Law. There has been no violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Plan to which such continuation coverage requirements apply.

(g)            Except as set forth on Schedule 4.22(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h)            Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.

(i)              Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance in all material respects with, and has been administered in compliance with Section 409A of the Code.

(j)              Each Plan that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”) has been established, maintained and administered in compliance in all material respects with the requirements of the Affordable Care Act and satisfies in all material respects the minimum coverage, affordability and non-discrimination requirements thereunder.

(k)             There are no Plans subject to the laws of any jurisdiction outside of the United States.

4.23         Real Property.

(a)             Schedule 4.23(a) sets forth the address of each Owned Real Property. With respect to each Owned Real Property: (i) the Company has good and marketable fee simple title to such Owned Real Property, which shall be free and clear of all liens and encumbrances as of the Closing Date, except for Permitted Liens; (ii) except as set forth on Schedule 4.23(a), the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (iii) other than the right of the Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; and (iv) the Company is not a party to any agreement or option to purchase any real property or interest therein.

(b)            Schedule 4.23(b) sets forth a true, correct and complete list of all Leases. The Leases are the only Contracts pursuant to which the Company leases any real property or right in any Real Property. The Company has provided to Parent and Merger Sub accurate and complete copies of all Leases. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.23(b), free and clear of all Liens other than Permitted Liens. The Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

(c)             With respect to each Lease: (i) it is valid, binding and enforceable in accordance with its terms and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the Company has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the Company’s obligations thereunder has been granted by the lessor; (v) the Company has performed all material obligations imposed on it under such Lease and there exist no default or event of default thereunder by the Company or, to the Company’s Knowledge, by any other party thereto; (vi) there exists, to the Company’s Knowledge, no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by the Company thereunder; (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder and (viii) the Company has not exercised early termination options, if any, under such Lease. The Company holds the leasehold estate established under the Leases free and clear of all Liens, except for Liens of mortgagees of the Real Property on which such leasehold estate is located. The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with such leased Real Property. The Company is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. Each Lease leases all useable square footage of the premises located at each leased Real Property. With respect to the improvements made by the Company that require restoration by the Company upon expiration or the earlier termination of the applicable Leases in accordance with the terms of such Leases, the cost of the Company’s restoration obligations shall not exceed $100,000 in the aggregate.

(d)            The Company does not owe any brokerage commission with respect to any Real Property.

4.24         Tax Matters. Except as set forth on Schedule 4.24:

(a)             (i) The Company has duly and timely filed all Tax Returns which are required to be filed by it, and has paid all Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Company; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vi) the Company has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Company; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid any Tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction, the Company is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Company has provided to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2018; (xi) there is no outstanding power of attorney from the Company authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (xii) the Company is not, and has never been, a party to any Tax sharing, Tax indemnity or Tax allocation Contracts; (xiii) the Company has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); (xiv) the Company has no liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or by contract (other than contracts entered into in the ordinary course of business the principal subject matter of which is not Taxes) or (3) otherwise by operation of applicable Law; (xv) no issue has been raised in writing by a Taxing Authority in any prior Action relating to the Company with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company for any other period; (xvi) the Company has not requested any extension of time within which to file any Tax Return, other than extensions obtained in the ordinary course of business, which Tax Return has since not been filed; (xvii) the Company has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law); (xviii) the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xix) the Company has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b).

(b)            The Company will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date; (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(c)             The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d)            The Company has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e)             The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)             The Company has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

4.25         Environmental Laws. The Company has materially complied and is in material compliance with all Environmental Laws, and there are no Actions pending or, to the Knowledge of the Company, threatened against the Company alleging any failure to so comply. The Company has not (a) received any notice of any alleged claim, violation of or liability under any Environmental Law nor any claim of potential liability with regard to any Hazardous Material, which has not heretofore been cured or for which there is any remaining liability; (b) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material, arranged for the disposal, discharge, storage or release of any Hazardous Material, or exposed any employee or other individual or property to any Hazardous Material so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (c) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activity, in each case, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect in respect of the Company. There are no Hazardous Materials in, on or under any properties owned, leased or used at any time by the Company that could give rise to any liability or corrective or remedial obligation of the Company under any Environmental Laws.

4.26         Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any other member the Company or any of its respective Affiliates who might be entitled to any fee or commission from the Company, any other member of the Company, Merger Sub, Parent or any of its respective Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

4.27         Powers of Attorney, Suretyships and Bank Accounts. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person. Schedule 4.27 sets forth, as of the date hereof, a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box, including the names and identification of all Persons authorized to draw thereon or have access thereto.

4.28         Directors and Officers. Schedule 4.28 sets forth a complete and correct list of all directors and officers of each member of the Company.

4.29         Anti-Money Laundering Laws.

(a)             The Company currently is and, since January 1, 2017, has been, in compliance with applicable Laws in all applicable jurisdictions related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b)            Neither the Company nor, to the Knowledge of the Company, any Representative of the Company (acting on behalf of the Company), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by an Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company nor, to the Knowledge of the Company, any Representative of the Company (acting on behalf of the Company), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c)             The Company has not received written notice of, nor, to the Knowledge of the Company, any of its Representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

4.30         Insurance. All liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or its employees (other than self-obtained insurance policies by such employees) are set forth on Schedule 4.30(1), and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been or will be paid when due, no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination and there is no claim by the Company or, to the Company’s Knowledge, any other Person pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies. There is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute noncompliance with, or a default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company is a party are sufficient for compliance with all requirements of all Material Contracts to which the Company is a party or by which the Company is bound, and, in light of the nature of the Company’s business, assets and properties, are in amounts and have coverage as are carried by Persons engaged in similar business and having similar assets and properties. Since January 1, 2017, the Company has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company does not have any self-insurance arrangements. Except as set forth on Schedule 4.30(2), no fidelity bonds, letters of credit, performance bonds or bid bonds have been issued to or in respect of the Company.

4.31         Related Party Transactions. Except as set forth on Schedule 4.31, as contemplated by this Agreement or as provided in the Company Financial Statements, no Affiliate of the Company, current or former director, manager, stockholder, member, partner or other equity holder, officer or employee of any Person in the Company or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with any member of the Company, (b) owns any asset, property or right, tangible or intangible, which is used by any member of the Company, or (c) is a borrower or lender, as applicable, under any Indebtedness owed by or to the Company since January 1, 2017.

4.32         No Trading or Short Position. None of the Company, any other member of the Company, or any of their respective managers and officers, members and employees has engaged in any short sale of Parent’s voting stock or any other type of hedging transaction involving Parent’s securities (including depositing shares of Parent’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling Parent’s securities).

4.33         Not an Investment Company. Neither the Company nor any other member of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.34         Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the time of the Parent Stockholder Meeting or at the S-4 Effective Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing). Notwithstanding the foregoing sentence, the Company makes no representation or warranty or covenant with respect to statements made or incorporated by reference therein in any of the foregoing documents based on information supplied by Parent for inclusion therein.

Article V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed and publicly available in unredacted form no later than the second (2nd) day prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is reasonably apparent on its face, other than any risk factor disclosures or other similar cautionary or predictive statements therein; provided that nothing disclosed in any such Parent SEC Document will be deemed to modify or qualify the representations and warranties set forth in Section 5.1 (Corporate Existence and Power), Section 5.2 (Corporate Authorization) and Section 5.10 (Capitalization)), Parent and Merger Sub (each sometimes referred to individually as a “Parent Party” and collectively as the “Parent Parties”) hereby represent and warrant to the Company as follows:

5.1           Corporate Existence and Power. Each Parent Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Parent Party has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted. Each Parent Party is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect in respect of the Parent Parties. Since their organization, the Parent Parties have not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in their Organizational Documents, there is no agreement, exclusive license or Order binding upon a Parent Party or to which any Parent Party is a party that prohibits or materially restricts any business practice of the Parent Parties, any acquisition of property by the Parent Parties, or the conduct of business by the Parent Parties. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

5.2           Corporate Authorization. Each of the Parent Parties has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Parent Stockholder Approval. The execution and delivery by each of the Parent Parties of this Agreement and the Additional Agreements to which it is a party and the consummation by each of the Parent Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Parent Party. No other corporate proceedings on the part of such Parent Party are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Parent Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which such Parent Party is a party (including with respect to the PIPE Investment) have been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than a Parent Party), this Agreement and the Additional Agreements to which such Parent Party is a party constitute a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with their respective terms, subject to the Enforceability Exceptions. The affirmative vote of holders of a majority of the then outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholder Meeting, assuming a quorum is present (the “Parent Stockholder Approval”), is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby. The affirmative vote or written consent of the sole stockholder of the Merger Sub is the only vote of the holders of any of Merger Sub’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

5.3           Governmental Authorization. Assuming the accuracy of the representations and warranties of the Company set forth in Section 4.3, none of the execution, delivery or performance of this Agreement or any Additional Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (b) the filing of the Articles of Merger with the Secretary of State of the State of Nevada pursuant to the Nevada Merger Act.

5.4           Non-Contravention. The execution, delivery and performance by a Parent Party of this Agreement or the consummation by a Parent Party of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Parent Parties or to any of their respective properties, rights or assets, (c) except for the Contracts listed on Schedule 5.4 requiring consents (but only as to the need to obtain such consents), (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of a Parent Party or to a loss of any material benefit to which any Parent Party is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon any Parent Party or any of their respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of a Parent Party’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the amended and restated certificate of incorporation of Parent or bylaws of the Parent or the organizational or constitutive documents of any other Parent Party, except for such consent, approval or waiver which shall be obtained (and a copy provided to the Company) prior to the Closing.

5.5           Internal Controls. Except as is not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Exchange Act, since its initial public offering, the Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Parent, including its consolidated Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of Parent’s period reports required under the Exchange Act.

5.6           Undisclosed Liabilities. Except for the Parent Transaction Expenses, there is no liability, debt or obligation of or claim or judgment against the Parent or Merger Sub (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, claims, judgments and obligations (a) reflected or reserved for on the financial statements or disclosed in the notes thereto included in the Parent SEC Documents, (b) that have arisen since the date of the most recent balance sheet included in the Parent SEC Documents in the ordinary course of business of the Parent and Merger Sub, (c) that are expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreements or any of the transactions contemplated hereby or thereby, or (d) which is not, or would not reasonably be expected to be, material.

5.7           Stock Exchange Listing. The Parent Common Stock, Parent Units, and Parent Warrants are listed on Nasdaq, with trading tickers “RCAC,” “RCACU” and “RCACW.” The Parent is, as of the date hereof, in compliance with the rules of Nasdaq and, as of the date hereof, there is no Action or proceeding pending or, to the knowledge of the Parent, threatened against the Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Common Stock, Parent Units, or Parent Warrants or terminate the listing of the Parent Common Stock, the Parent Units or the Parent Warrants on the Nasdaq. None of the Parent or its Affiliates has taken any action in an attempt to terminate the registration of the Parent Common Stock, the Parent Units or the Parent Warrants under the Exchange Act except as contemplated by this Agreement.

5.8           Finders’ Fees. Except for the Persons identified on Schedule 5.8, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.9           Issuance of Shares. The Closing Merger Consideration Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.10         Capitalization.

(a)             As of the date hereof, the authorized capital stock of Parent consists of 180,000,000 shares of Parent Class A Common Stock, par value $0.0001 per share, of which 16,500,000 shares of Class A Common Stock are issued and outstanding; 20,000,000 shares of Parent Class B Common Stock, $0.0001 par value per share, of which 4,125,000 are issued and outstanding; and 1,000,000 shares of Parent Preferred Stock, $0.0001 par value, of which none are issued and outstanding. In addition, as of the date hereof, 14,500,000 Parent Warrants (inclusive of Parent Warrants included in any outstanding Parent Units and the Parent Private Warrants) exercisable for 14,500,000 shares of Parent Class A Common Stock are issued and outstanding. For the avoidance of doubt, the foregoing issued and outstanding shares do not give effect to the PIPE Investment. As of the date hereof, no other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. As of the date hereof, except as set forth in Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. As of the date hereof, there are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. As of the date hereof, no bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote, are issued or outstanding.

(b)            Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.0001 per share (“Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. No bonds, debentures, notes or other Indebtedness of Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Merger Sub may vote, are issued or outstanding.

5.11         Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

5.12         Trust Fund. As of the date of this Agreement, Parent has approximately $36,882,032.21 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”), at Bank of America, N.A., or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more, and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement dated as of December 16, 2021, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock sold in Parent’s IPO who shall have elected to redeem their shares of Parent Common Stock pursuant to Parent’s amended and restated certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation. The Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.13         Board Approval.

(a)             By resolutions duly adopted (and not thereafter modified or rescinded) by Parent’s Board of Directors (including any required committee or subgroup of such board), the Board of Directors of Parent has unanimously (i) approved the execution, delivery and performance by Parent and Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which a Parent Party is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of Parent and Parent’s stockholders; (iii) directed that the Parent Proposals be submitted to the Parent’s stockholders for consideration at the Parent Stockholder Meeting; (iv) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s amended and restated certificate of incorporation; and (v) recommended to the Parent’s stockholders to adopt and approve each of the Parent Proposals (“Parent Board Recommendation”).

(b)            By resolutions duly adopted (and not thereafter modified or rescinded) by Merger Sub’s Board of Directors (including any required committee or subgroup of such board), Merger Sub’s Board of Directors has, unanimously (i) approved the execution, delivery and performance by Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein, (ii) declared the advisability of the transactions contemplated by this Agreement, (iii) determined that the transactions contemplated hereby are in the best interests of its sole stockholder and (iv) recommended to Merger Sub’s sole stockholder to adopt this Agreement.

5.14         Parent SEC Documents and Financial Statements.

(a)             Except as set forth on Schedule 5.14, Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Closing (the “Additional Parent SEC Documents”). Parent has made available to the Company true and complete copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) Business Days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K that have been actually filed by Parent or required to be filed by Parent prior to the date hereof, (ii) Parent’s Quarterly Reports on Form 10-Q that have been actually filed by Parent or required to be filed by Parent prior to the date hereof, (iii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Form 8-Ks that have been actually filed by Parent or required to be filed by Parent prior to the date hereof referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.14) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iv) above, whether or not available through EDGAR, collectively, the “Parent SEC Documents”).

(b)            Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Parent SEC Documents.

(c)             The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent SEC Documents (collectively, the “Parent Financial Statements”) have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Parent Financial Statements fairly present (or with respect such financial statements contained or incorporated by reference in the Additional Parent SEC Documents, will fairly present) in all material respects, the financial position of Parent as of the dates thereof and the results of operations of Parent for the periods reflected therein subject, in the case of the Unaudited Financial Statements, to normal audit adjustments and the absence of notes thereto. The Parent Financial Statements were (or with respect such financial statements contained or incorporated by reference in the Additional Parent SEC Documents, will be) prepared from the Books and Records of Parent in all material respects.

(d)             Except: (i) as specifically disclosed, reflected or fully reserved against on the Parent Financial Statements (including the notes thereto); (ii) for liabilities and obligations incurred in the ordinary course of business since April 5, 2021; (iii) for liabilities that are executory obligations arising under Contracts to which any Parent Party is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); and (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby, Parent does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(e)             As used in this Section 5.14, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the

5.15         Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder or Affiliate of Parent or any of its subsidiaries, on the other hand.

5.16         Litigation. There is no (a) Action pending or, to the Knowledge of Parent, threatened against Parent or any of its subsidiaries or any of its or their respective officers or directors or that affects its or their assets or properties or which, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement, or (b) Order outstanding against Parent or any of its subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its subsidiaries.

5.17         Compliance with Laws.

(a)             No Parent Party or, to the Knowledge of Parent, any Representative or other Person acting on behalf of a Parent Party, is in violation in any material respect of, and, since April 5, 2021, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since April 5, 2021, (i) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by any Parent Party of, or failure on the part of any Parent Party to comply with, or any liability suffered or incurred by any Parent Party in respect of any violation of or material noncompliance with, any Laws, Orders or policies by Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (ii) no Action by any Authority is pending, or to the Knowledge of Parent, threatened, alleging any such violation or noncompliance by the Company. Since April 5, 2021, the Parent Parties have not been threatened in writing or, to Parent’s Knowledge, orally to be charged with, or given written or, to Parent’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Authority. Without limiting the generality of the foregoing, the Parent Parties are, and since April 5, 2021, have been, to the Knowledge of Parent, in compliance in all material respects with: (i) every Law applicable to the Parent Parties due to the specific nature of their business, including the Data Protection Laws; (ii) the Foreign Corrupt Practices Act and any comparable or similar Law of any jurisdiction applicable to any Parent Party; and (iii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. Since April 5, 2021, the Parent Parties have not been threatened or charged in writing (or to Parent’s Knowledge, orally) with or given written (or to Parent’s Knowledge, oral) notice of any violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence by any Authority and, to Parent’s Knowledge, the Parent Parties are not under any investigations with respect to any such Law.

(b)            Neither the Parent Parties nor, to the Knowledge of Parent, any Representative or other Person acting on behalf of the Parent Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

5.18         Absence of Certain Changes. From the date of the latest balance sheet included in the Parent Financial Statements until the date of this Agreement, (a) the Parent Parties have conducted their respective businesses in the ordinary course and in a manner consistent with past practices; (b) there has not been any Material Adverse Effect in respect of Parent Parties; and (c) neither Parent Party has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of the Company pursuant to Section 6.1 and the Company has not given consent.

5.19         Indebtedness. Except as set forth in Parent SEC Documents, Parent does not have any Indebtedness.

5.20         Tax Matters.

(a)             (i) Parent has duly and timely filed all Tax Returns which are required to be filed by it, and has paid all Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent for which a Lien may be imposed on any of Parent’s assets has been waived or extended, which waiver or extension is in effect; (v) Parent has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by Parent; (vi) Parent has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to Parent; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Parent; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns, asserting that Parent is or may be subject to Tax in such jurisdiction, Parent is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of Parent members by virtue of having a permanent establishment or other place of business in that country, and the members of Parent are and have always been tax residents solely in their respective countries of incorporation or formation; (x) Parent has provided to Company true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period since its formation; (xi) there is no outstanding power of attorney from Parent authorizing anyone to act on behalf of Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (xii) the Parent is not, and has never been, a party to any Tax sharing, Tax indemnity or Tax allocation Contracts ; (xiii) Parent has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Parent); (xiv) Parent has no liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or by contract (other than contracts entered into in the ordinary course of business the principal subject matter of which is not Taxes) or (3) otherwise by operation of applicable Law; (xv) no issue has been raised in writing by a Taxing Authority in any prior Action relating to the Parent with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Parent for any other period; (xvi) Parent has not requested any extension of time within which to file any Tax Return, other than extensions obtained in the ordinary course of business, which Tax Return has since not been filed; (xvii) the Parent has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law); (xviii) the Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xix) the Parent has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b).

(b)            Parent will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(c)             The unpaid Taxes of Parent (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Parent Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Return.

(d)            Parent has been in compliance in all material respects with all applicable transfer pricing laws and legal requirements.

(e)             Parent is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)             Parent has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of Parent and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of Parent up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

5.21         PIPE Investments. Parent has delivered to the Company true, correct and complete copies of each of the Subscription Agreements and the PIPE Registration Rights Agreements entered into by Parent with the PIPE Investors. To the Knowledge of Parent and assuming the accuracy of the representations and warranties set forth in the Subscription Agreements, with respect to each PIPE Investor, as of the date of this Agreement, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, and no withdrawal, termination, amendment or modification is contemplated by Parent. Each Subscription Agreement is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent and assuming the accuracy of the representations and warranties set forth in the Subscription Agreements, each PIPE Investor and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under any such Subscription Agreement violates any Laws.

Article VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1          Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a)             Except as expressly contemplated by this Agreement or the Additional Agreements or as set forth on Schedule 6.1(a), from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall (i) conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable in the ordinary course of business), consistent with past practices, (ii) duly and timely file all material Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period, (iii) duly observe and comply with all applicable Law and Orders, and (iv) use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or the Additional Agreements, or as required by applicable Law, from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor Parent shall, or permit its Subsidiaries to:

(i)              amend, modify or supplement its certificate of incorporation, articles of incorporation or bylaws or other organizational or governing documents except as contemplated hereby (other than, with respect to Parent, Parent’s amendment, modification or supplement in connection with (A) any extension of the time requirement for Parent to consummate a Business Combination or (B) the removal of the net tangigble asset requirement of $5,000,001 to consummate a Business Combination), or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii)            amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, any (A) in the case of the Company, Material Contract or (B) in the case of Parent, material contract, agreement, lease, license or other right or asset of Parent other than in connection with the PIPE Investment or in connection with any extension of the time requirement for Parent to consummate a Business Combination, as applicable;

(iii)           other than in the ordinary course of business consistent with past practice, modify, amend or enter into any contract, agreement, license or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by the Company or Parent, as applicable, of more than $500,000 (individually or in the aggregate);

(iv)           modify, amend or enter into any lease or charter agreement other than in the ordinary course of business and consistent with past practice;

(v)            make any capital expenditures in excess of $150,000 (individually or in the aggregate);

(vi)           sell, lease, license or otherwise dispose of any of the Company’s or Parent’s, as applicable, material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of business;

(vii)          make any material submission to any regulatory authority with respect to any regulatory authorization other than, with respect to Parent, in connection with any extension of the time requirement for Parent to consummate a Business Combination;

(viii)         solely in the case of the Company, sell, lease, license or otherwise dispose of any Company Owned IP;

(ix)           solely in the case of the Company, permit any material Registered Owned IP to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(x)             (A) pay, declare or promise to pay any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such; and (C) except as contemplated hereby or by any Additional Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(xi)            (A) make any loan, advance or capital contribution to any Person; (B) incur any Indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus or in the connection with Parent’s or the Company’s payment of any portion of the Extension Fee and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof;

(xii)           suffer or incur any Lien, except for Permitted Liens, on the Company’s or Parent’s, as applicable, assets;

(xiii)          delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to the Company or Parent, as applicable, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business);

(xiv)          merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person; make any material investment in any Person; or be acquired by any other Person;

(xv)          terminate or allow to lapse any insurance policy protecting any of the Company’s or Parent’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xvi)         solely in the case of the Company, adopt any severance, retention or other employee plan or fail to continue to make timely contributions to each Plan in accordance with the terms thereof;

(xvii)         institute, settle or agree to settle any Action before any Authority, in each case in excess of $150,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xviii)        except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xix)          change its principal place of business or jurisdiction of organization;

(xx)           issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than (A) any redemption by Parent of shares of Parent Common Stock and Parent Units held by its public stockholders pursuant to Section 6.6, (B) any issuance of Parent Common Stock in connection with the exercise of any option to purchase shares of Parent Common stock that are outstanding on the date hereof, (C) issuances in connection with the terms of the Indebtedness permitted by Section 6.1(a)(xi)(B)(1) or Section 6.1(a)(xi)(C), or (D) issuances or series of issuances of capital stock with an aggregate value of no more than $5,000,000;

(xxi)          (A) make, change or revoke any material Tax election; (B) change any material method of accounting; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes of the Company; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes of the Company; or (E) surrender or forfeit any right to claim a Tax refund;

(xxii)         enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xxiii)        solely in the case of the Company, other than as required by a Plan, (A) increase or change the compensation or benefits of any employee or service provider of the Company, provided, however, that other than with respect to a member of senior management of the Company, an officer of the Company or a member of the Board of Directors of the Company, the Company is permitted to make annual salary increases in the ordinary course of business consistent with past practice of the Company, (B) accelerate the vesting or payment of any compensation or benefits of any employee or service provider of the Company, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) make any loan to any present or former employee or other individual service provider of the Company, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxiv)        fail to duly observe and conform to any applicable Laws and Orders; or

(xxv)         agree or commit to do any of the foregoing.

(b)            No party shall (i) take or agree to take any action with the intent to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date, or (ii) omit to take, or agree to omit to take, any action with the intent to cause any such representation or warranty to be inaccurate or misleading in any respect at any such time.

(c)             Notwithstanding the foregoing, the Company and Parent and their respective Subsidiaries shall be permitted to take any and all actions required to comply in all material respects with the quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any governmental authority (including the Centers for Disease Control and Prevention and the World Health Organization) in each case in connection with, related to or in response to COVID-19, including the CARES Act or any changes thereto consistent with their respective past practice.

(d)            Notwithstanding anything to the contrary herein including Section 6.1(a), nothing in this Agreement shall limit the amount of reasonable, bona fide expenses the Company may spend to build out or expand, in furtherance of the Business, the real property subject to that certain Use and Occupancy Agreement by and between the Company and Harry Reid International Airport in Las Vegas, Nevada, dated as of December 1, 2022.

6.2           Exclusivity.

(a)             During the Interim Period, neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, without the prior written consent of the other party (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any contract or agreement related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of their Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent or their respective Subsidiaries (other than the transactions contemplated by this Agreement or the Additional Agreements): (A) any merger, consolidation, share exchange, business combination or other similar transaction, (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of such Person or any capital stock or other equity interests of such party or its Subsidiaries in a single transaction or series of transactions and (C) any purchase, lease, exchange, transfer or other acquisition of (1) all or a material portion of the assets of any Person by the Company or Parent or their respective Subsidiaries or (2) any capital stock or other equity interests of any Person by the Company or Parent or their respective Subsidiaries, in each case, in a single transaction or series of transactions.

(b)            In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination; provided, however, that Parent shall inform the person initiating such communication of the existence of this Agreement and its obligations under this Section 6.2.

6.3           Access to Information. During the Interim Period, the Company and Parent shall each use its commercially reasonable efforts to, (a) continue to give the other party, its legal counsel and its other Representatives full access to the offices, properties and Books and Records of the Company (including the Company continuing to provide Parent and its representatives access to the “data rooms” or “virtual data rooms” used in connection with the negotiation of and entering into this Agreement), (b) furnish to the other party, its legal counsel and its other Representatives such information relating to the business of the Company and Parent as such Persons may reasonably request including additional diligence information requested by Parent which the Company shall input into the “data rooms” or “virtual data rooms” used in connection with the negotiation of and entering into this Agreement and (c) cause its employees, legal counsel, accountants and other Representatives to cooperate with the other party in its investigation of the Business (in the case of the Company) or the business of Parent (in the case of Parent); provided, that no investigation pursuant to this Section 6.3 (or any investigation made prior to the date hereof) shall affect any representation or warranty given by the Company or Parent; and provided, further, that any investigation pursuant to this Section 6.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company, provided further that, to the extent the furnishing of any information pursuant to this Section 6.3, if the furnishing of such information would, in the opinion of legal counsel to such party, result in the loss of attorney-client privilege or other privilege from such disclosure, in which case the parties will enter into a joint defense arrangement or similar agreement, in a form and substance reasonably satisfactory to the parties, in order to allow such information to be disclosed without the loss of attorney-client privilege or other privilege with respect to such information.

6.4           Notices of Certain Events. During the Interim Period, each of Parent and the Company shall promptly notify the other party of:

(a)             any notice from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent Parties, post-Closing) to any such Person or create any Lien on any of the Company’s or Parent’s assets;

(b)            any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)             any Actions commenced or, to the Knowledge of Parent or the Company, as applicable, threatened relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)            the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Effect; and

(e)             any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article IX not to be satisfied;

provided, however, that no such notification or failure to provide such notification pursuant to clause (d) or clause (e) of this Section 6.4 shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement, and a failure to comply with clause (d) or clause (e) of this Section 6.4 shall not, of itself, cause the condition stated in Section 9.2(a) or Section 9.3(a), as the case may be, to fail to be satisfied.

6.5           Cooperation with Form S-4/Proxy Statement; Other Filings.

(a)             The Company shall promptly provide to Parent such information concerning the Company and the Company Securityholders as is either required by the federal securities Laws or reasonably requested by Parent for inclusion in the Offer Documents. Promptly after the receipt by Parent from the Company of all such information, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock sufficient to obtain Parent Stockholder Approval at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholder Meeting”). Such proxy materials shall be in the form of a proxy statement (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the Parent Common Stock issuable in the Merger shall be registered. Parent shall promptly respond to any SEC comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b)            Parent (i) shall permit the Company and its counsel to review and comment on the Proxy Statement and Form S-4 and any exhibits, amendments or supplements thereto (or other related documents) at a reasonable time prior to the filing except to the extent not legally permissible; (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Proxy Statement and Form S-4 or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of the Company. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its Representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the Form S-4, and, in each case, shall consult reasonably and in good faith with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without consulting reasonably and in good faith with the Company except to the extent not practicable or legally permissible. Parent will use its reasonable efforts to permit the Company’s counsel to participate in any calls, meetings or other communications with the SEC or its staff. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the Form S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 is declared effective or any stop order relating to the Form S-4 is issued.

(c)             As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (the “S-4 Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholder Meeting to be held on a date no later than forty-five (45) days after the S-4 Effective Date in accordance with its organizational documents and the laws of the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the holders of Parent Common Stock for approval or adoption at the Parent Stockholder Meeting.

(d)            Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware, the State of Nevada and Nasdaq, in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, Parent shall ensure that each of the Form S-4, as of the S-4 Effective Date, and the Proxy Statement, as of the date on which it is first distributed to the holders of Parent Common Stock, and as of the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company expressly for inclusion in the Proxy Statement or the Form S-4, as applicable, will not as of the S-4 Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to the holders of Parent Common Stock or at the time of the Parent Stockholder Meeting does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s stockholders. In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e)             In accordance with Parent’s amended and restated certificate of incorporation and applicable securities laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq, in the Proxy Statement, Parent shall seek from the holders of Parent Common Stock the approval of the following proposals: (i) the Parent Stockholder Approval; (ii) adoption and approval of the second amended and restated certificate of incorporation of Parent, in the form attached hereto as Exhibit K, including the change of the name of Parent to “Set Jet, Inc.” (the “Amended Parent Charter”); (iii) adoption and approval of the amended and restated bylaws of Parent in the form attached hereto as Exhibit L; (iv) approval of the members of the Board of Directors of Parent immediately after the Closing; (v) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock to the Company Securityholders in connection with the Merger under applicable exchange listing rules; (vi) approval to adjourn the Parent Stockholder Meeting, if necessary; and (vii) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger as reasonably determined by the Company and the Parent (the proposals set forth in the forgoing clauses (i) through (vi), inclusive, and (vii) collectively, the “Parent Proposals”).

(f)             Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the Form S-4 and the Proxy Statement to “clear” comments from the SEC and the Form S-4 to become effective as promptly as reasonably practicable thereafter. As soon as practicable after the Proxy Statement is “cleared” by the SEC, Parent shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of Parent Common Stock. The Offer Documents shall provide that, unless Parent is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, the public stockholders of Parent with the opportunity to redeem all or a portion of their public shares of Parent Common Stock, up to that number of shares of Parent Common Stock that would permit Parent to maintain consolidated net tangible assets of at least $5,000,001 either immediately prior to or upon the consummation of the Merger, at a price per share equal to the pro rata share of the funds in the Trust Account, all in accordance with and as required by Parent’s amended and restated certificate of incorporation, the Trust Agreement, applicable Law and any applicable rules and regulations of the SEC. In accordance with Parent’s amended and restated certificate of incorporation, the proceeds held in the Trust Account will first be used for the redemption of the shares of Parent Common Stock held by Parent’s public stockholders who have elected to redeem such shares.

(g)            Parent shall call and hold the Parent Stockholder Meeting as promptly as practicable after the S-4 Effective Date for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger and this Agreement and the other Parent Proposals. Parent’s Board of Directors shall include the Parent Board Recommendation in the Proxy Statement and shall recommend that the holders of Parent Common Stock vote in favor of the Parent Proposals and neither Parent’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Company, the Parent Board Recommendation. If on the date for which the Parent Stockholder Meeting is scheduled (including any postponed or adjourned date), Parent has not received proxies representing a sufficient number of shares to obtain the Parent Stockholder Approval, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Parent Stockholder Meeting, each such postponement or adjournment to be no more than ten (10) Business Days, and shall continue to use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger and this Agreement and the other Parent Proposals; provided that, without the consent of the Company, Parent shall not postpone or adjourn the Parent Stockholder Meeting to a date later than the Outside Closing Date.

(h)            The Company acknowledges that a substantial portion of the Proxy Statement/Form S-4 shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be requested by Parent for inclusion in or attachment to the Proxy Statement/Form S-4, and that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith. In connection with the preparation and filing of the Form S-4 and any amendments thereto, the Company shall reasonably cooperate with the Parent and shall make their directors, officers and appropriate senior employees reasonably available to Parent and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(i)              Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, Parent may make any public filing with respect to the Merger to the extent required by applicable Law, provided that prior to making any filing that includes information regarding the Company, Parent shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary information of the Company.

(j)              Immediately following the execution of this Agreement, the Parent shall file the appropriate documents necessary to change the Parent’s ticker symbol from “RCAC” to “STJT.”

6.6           Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including for the payment of (a) all amounts payable to public holders of shares of Parent Common Stock (the “Parent Redemption Amount”), (b) deferred underwriting commissions and the expenses of Parent and the Company to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent or the Surviving Corporation after the Closing.

6.7           Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement. No later than one (1) Business Day after the date hereof, Parent, as the sole stockholder of Merger Sub, shall take all necessary action to adopt this Agreement and approve the Merger and consummation of the other transactions contemplated hereby and shall promptly thereafter provide written evidence of such action to the Company.

6.8           EIP. Prior to the Closing Date, Parent shall approve and, subject to the approval of Parent’s Common Stockholders as required under the Parent’s Certificate of Incorporation, adopt, a management incentive equity plan to be effective subject to, and from and after, the Closing in the form attached as Exhibit M.

6.9           Extension of Time to Consummate the Merger.

(a)             Promptly following execution of this Agreement by the parties, Parent shall prepare (with the Company’s reasonable cooperation) and as soon as practicable, file with the SEC (with a target filing date of July 15, 2023), a mutually acceptable proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend Parent’s governing documents, on terms and conditions agreed by the parties, to extend the period of time Parent is afforded under its organizational documents and the Prospectus to consummate a Business Combination for an additional amount of time as is reasonably determined by the Company and Parent, each in good faith, to be necessary or advisable such that the Closing will occur prior to the date at which the Parent must complete a Business Combination (the “Extension Proposal”). Parent shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Extension Proxy Statement, and any amendment or supplement thereto, and any responses to comments from the SEC or its staff or the provision of additional information in connection therewith, prior to filing or delivery of the same with or to the SEC. Parent shall consider the comments of the Company in good faith. Parent, with the assistance of the Company, will promptly respond to any SEC comments on the Extension Proxy Statement and will use all commercially reasonable efforts to cause the Extension Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. Parent will advise the Company promptly after: (i) the time when the Extension Proxy Statement has been filed; (ii) in the event the Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (iii) in the event the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (iv) the filing of any supplement or amendment to the Extension Proxy Statement; (v) any request by the SEC for amendment of the Extension Proxy Statement; (vi) any comments from the SEC relating to the Extension Proxy Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (vii) requests by the SEC for additional information (and shall provide the Company with a copy or, in the case of oral communications, summary of such request); and (viii) any other communication, whether written or oral, from the SEC (and shall provide the Company with a copy or, in the case of oral communications, summary of such communication).

(b)            Parent shall use its reasonable efforts to cause the Extension Proxy Statement, when filed with the SEC, to comply in all material respects with the rules and regulations promulgated by the SEC, and to respond to any comments or other communications, whether written or oral, that Parent or its counsel may receive from time to time from the SEC or its staff with respect to the Extension Proxy Statement. Parent and the Company shall discuss in good faith and agree upon any action that Parent will undertake to obtain the shareholders of Parent’s approval for the Extension Proposal.

(c)             Each party shall promptly correct any information provided by it for use in the Extension Proxy Statement if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.

(d)            Parent, acting through its board of directors, shall include in the Extension Proxy Statement the recommendation of its board of directors that the shareholders of Parent vote in favor of the Extension Proposal, and shall otherwise use reasonable best efforts to obtain approval thereof. Neither the Parent’s Board of Directors nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Company) or propose to withdraw (or modify in a manner adverse to the Company) the Parent Board Recommendation that the shareholders of Parent vote in favor of the adoption of the Extension Proposal.

(e)             If the Extension Proposal is approved and Parent elects to pay or deposit an additional amount or amounts into the Trust Account (such amount, the “Extension Fee”), (i) Parent shall deliver an extension letter to the Trustee, notifying the Trustee of the approval of such Extension Proposal, signed on behalf of Parent by an executive officer of Parent, and (ii) Parent shall deliver the aggregate amount necessary by wire transfer of immediately available funds to the Trustee, for deposit in the Trust Account in accordance with the extension letter and the Trust Agreement. The Extension Fee, and all costs and expenses with respect thereto, shall be paid pursuant to Section 11.2(b).

Article VII
COVENANTS

7.1           Reporting; Compliance with Laws; No Insider Trading. During the Interim Period,

(a)             The Company shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period.

(b)            The Company shall duly observe and conform in all material respects to all applicable Law, including the Exchange Act, and Orders.

(c)             The Company shall not, and it shall direct its Representatives to not, directly or indirectly, (i) purchase or sell (including entering into any hedge transaction with respect to) any Parent Common Stock, Parent Unit or Parent Warrant, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; (ii) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law; or (iii) disclose to any third party any non-public information about the Company, Parent, the Merger or the other transactions contemplated hereby or by any Additional Agreement.

(d)            The Company shall duly file all notices or other filings required under all applicable securities Laws, including Section 25102(o) of the California Corporations Code, in respect of the Company Options and Company Restricted Stock Units.

7.2           Commercially Reasonable Efforts to Obtain Consents and Agreements. The Company shall use its commercially reasonable efforts to obtain and deliver to Parent, as promptly as practicable after the date hereof, each Company Consent contemplated by Schedule 4.8.

7.3           Company Stockholders Approval.

(a)             Promptly following execution of this Agreement, the Company shall prepare a consent solicitation statement (in form and substance reasonably satisfactory to Parent) and solicit the Company Stockholder Approvals through a written consent (the “Company Stockholder Written Consent”). Within thirty (30) days after the date of this Agreement, the Company shall obtain and deliver to Parent a true, complete and correct copy of the Company Stockholder Written Consent evidencing that the Company Stockholder Approvals have been obtained.

(b)            The Company’s Board of Directors shall recommend that the Company Stockholders vote in favor of this Agreement, the Additional Agreements to which the Company is or will be a party, the transactions contemplated hereby and thereby and other related matters, and neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the recommendation of the Company’s Board of Directors.

7.4           Additional Financial Information. From the date hereof through the Closing Date, Company shall deliver to Parent the Company’s unaudited consolidated interim financial information reviewed by the Company’s auditor for each quarterly period no later than forty (40) calendar days following the end of each quarterly period and consolidated interim monthly information for each month thereafter shall be delivered to Parent no later than fifteen (15) days following the end of each month (the “Required Financial Statements”). All of the financial statements to be delivered pursuant to this Section 7.4, shall be prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies. The Required Financial Statements shall be accompanied by a certificate of the Chief Executive Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. The Company will promptly provide additional Company financial information (including information required to prepare a Management Discussion and Analysis) reasonably requested by Parent for inclusion in the Proxy Statement/Form S-4 and any other filings to be made by Parent with the SEC.

7.5           280G Approval. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), the Company will: (a) no later than ten (10) days prior to the Closing Date, use commercially reasonable efforts to solicit and obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than three (3) days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a) above, submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than four (4) days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Parent for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Parent. No later than seven (7) days prior to soliciting the waivers, the Company shall provide Parent with the calculations and related documentation to determine whether and to what extent the vote described in this Section 7.5 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

7.6           Amended Parent Charter. Prior to the Effective Time, subject to the Parent Stockholder Approval, Parent shall amend and restate its certificate of incorporation to be in the form of the Amended Parent Charter by filing the Amended Parent Charter with the Delaware Secretary of State.

7.7           Subscription Agreements. Without the prior written consent of the Company, Parent shall not cause the Subscription Agreements to be (a) amended or modified in a manner that would be reasonably likely to be materially adverse to Parent and the Company, (b) withdrawn or (c) terminated.

7.8           Retirement of Parent Shares. Certain initial shareholders of Parent Class B Common Stock shall forfeit, and Parent shall retire, an aggregate of 100,000 shares of Parent Common Stock on, prior to or promptly after the Closing Date.

7.9           Additional Agreements.

(a)             Within thirty (30) days the date of this Agreement, the Company shall use commercially reasonable efforts to obtain and deliver to Parent duly and irrevocably executed Lock-Up Agreements, Company Support Agreements, and Voting Agreements from, in each case, from the holders of an aggregate number of shares of the issued and outstanding common stock of the Company that, when added to the number of shares of the issued and outstanding common stock of the Company held by Persons duly and irrevocably executing and delivering to Parent such respective agreements on or prior to the date hereof, equals at least fifty percent (50%) of all of the issued and outstanding common stock of the Company.

(b)            On or prior to the Closing Date, the Company shall deliver to Parent each Additional Agreement (other than the Lock-Up Agreements, the Company Support Agreements, and the Voting Agreements and including each Additional Agreement which do not, by its terms, become effective until the Effective Time but, for the avoidance of doubt, are addressed in Section 7.9(a) above) to which the Company, a Company Securityholder, or any other Person (other than Parent or Sponsor), as applicable, is a party, duly executed by the Company, such Company Securityholder(s), or such other Person(s), as applicable.

(c)             Within thirty (30) days of this Agreement, the Parent shall use commercially reasonable efforts to obtain and deliver to the Company duly and irrevocably executed Parent Support Agreements and Voting Agreements from, in each case, from the holders of an aggregate number of shares of the issued and outstanding Parent Common Stock in an amount set forth on Schedule 9.3(p).

7.10         Pre-PIPE and PIPE Agreements.

(a)             The Company shall comply in all material respects with its obligations under the Pre-PIPE Convertible Note.

(b)             Parent shall comply in all material respects with the provisions of the Subscription Agreement set forth on Schedule 9.3(l) with respect to the issuance of warrants and granting of registration rights.

Article VIII
COVENANTS OF ALL PARTIES HERETO

8.1           Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a)             Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time; (ii) avoid an Action by any Authority, (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and (iv) otherwise cause the timely satisfaction of the conditions to consummate the transactions contemplated by this Agreement stated in Article IX to the extent such conditions are based upon or contemplate an action or delivery by such party. The parties shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b)            Subject to applicable Law, each of the Company and Parent agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c)             During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Action (including derivative claims) relating to this Agreement, any of the Additional Agreements or any matters relating thereto commenced against Parent, any of the Parent Parties or any of its or their respective Representatives in their capacity as a representative of a Parent Party or against the Company (collectively, the “Transaction Litigation”). The Parent shall control the negotiation, defense and settlement of any such Transaction Litigation brought against the Parent, the Merger Sub or members of the boards of directors of the Parent or Merger Sub and the Company shall control the negotiation, defense and settlement of any such Transaction Litigation brought against the Company or its board of directors; provided, however, that in no event shall the Company or the Parent settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed); provided, that it shall be deemed to be reasonable for Parent (if the Company is controlling the Transaction Litigation) or the Company (if the Parent is controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if the Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation, (B) provides for any non-monetary, injunctive, equitable or similar relief against any Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if the Parent is controlling the Transaction Litigation) or (C) contains an admission of wrongdoing or Liability by a Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if the Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. Parent and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other.

8.2           Confidential Nature of Information. Except as necessary to complete the SEC Statement, the other Offer Documents or any Other Filings, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall comply with the Confidentiality Agreement.

8.3           Directors’ and Officers’ Indemnification and Liability Insurance.

(a)             All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company or its Subsidiaries or the Parent Parties and Persons who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or its Subsidiaries or the Parent Parties, as provided in their respective organizational documents or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of 6 years after the Effective Time, Parent shall cause the organizational documents of Parent and the Surviving Corporation and their respective Subsidiaries to contain provisions with respect to exculpation and indemnification of and advancement of expenses that are no less favorable to the Persons entitled to the benefit thereof than are set forth as of the date of this Agreement in the organizational documents of, with respect to Parent, Parent, and with respect to the Surviving Corporation and its Subsidiaries, the Company and its Subsidiaries, as applicable, to the extent permitted by applicable Law.

(b)            Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Parent and its Subsidiaries (including the Surviving Corporation after the Effective Time) at and after the Closing on terms determined by Parent in its discretion (which shall be no less favorable to the Persons insured thereunder than those contained in the current policies of directors’ and officers’ liability insurance maintained by Parent).

(c)             At or prior to the Effective Time, the Company shall obtain and fully pay the premium for a six-year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on commercially reasonable and customary terms and conditions providing for coverage retentions, limits and other material terms (other than premiums payable) not less favorable to the Persons insured thereunder than such terms and conditions of the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby.

(d)            At or prior to the Effective Time, Parent shall obtain (i) a six-year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of Parent’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, and/or (ii) such other or additional directors’ and officers’ liability insurance with respect to the directors and officers of Parent as of date hereof, in each case, on commercially reasonable and customary terms and conditions providing for coverage, retentions, limits and other material terms not less favorable to the Persons insured thereunder than such terms and conditions of the current policies of directors’ and officers’ liability insurance maintained by Parent and satisfactory to Parent’s directors and officers as of the date hereof, and in each case covering without limitation the transactions contemplated hereby.

(e)             The provisions of this Section 8.3 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or Parent for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

8.4           Parent Public Filings; Nasdaq. During the Interim Period, Parent will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws, and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Parent Units and the Parent Warrants on Nasdaq. During the Interim Period, Parent shall use its reasonable best efforts to cause (a) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) all applicable initial and continuing listing requirements of Nasdaq to be satisfied; and (c) the Parent Common Stock, including the Merger Consideration Shares and the Parent Warrants to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time.

8.5           Certain Tax Matters.

(a)             Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company shall report, except to the extent otherwise required by a change in Law, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code unless otherwise required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b)            If, in connection with the preparation and filing of the Proxy Statement / Form S-4, the SEC requires that tax opinions be prepared and submitted in such connection, Parent and the Company shall deliver to Loeb & Loeb LLP and Snell & Wilmer L.L.P., respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Proxy Statement / Form S-4 is declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Proxy Statement / Form S-4, and, if required, Snell & Wilmer L.L.P. shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Merger.

(c)             Each of the parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of relevant Tax Returns, and any Tax proceeding, audit or examination. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding, audit or examination, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Article IX
CONDITIONS TO CLOSING

9.1           Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible) by Parent and the Company of all the following conditions:

(a)             No Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect that makes the transactions contemplated by this Agreement illegal or otherwise prohibits consummation of such transactions.

(b)            each consent, approval or authorization of any Authority required of Parent, the Company or any of their respective Subsidiaries to consummate the Merger set out on Schedule 9.1(b) shall have been obtained and shall be in full force and effect.

(c)             There shall not be any Action commenced or asserted in writing (and not orally) by any Authority to enjoin or otherwise materially restrict the consummation of the Closing.

(d)            Parent (i) after giving effect to any redemption of shares of Parent Common Stock in connection with the transactions contemplated by this Agreement shall have net tangible assets of at least $5,000,001 upon consummation of the Merger or (ii) shall be otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933.

(e)             The Company Stockholder Approvals shall have been obtained.

(f)             Each of the Parent Proposals shall have been approved at the Parent Stockholder Meeting or at any adjournment or postponement thereof.

(g)            Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the Merger Consideration Shares shall have been approved for listing on Nasdaq.

(h)            The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC that remains in effect and no proceeding seeking such a stop order shall have been initiated by the SEC and not withdrawn.

9.2           Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a)             The Company shall have duly performed or complied with, in all material respects, all of its covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by the Company at or prior to the Closing Date.

(b)            The representations and warranties of the Company contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct at and as of such earlier date), other than as has not had, or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect in respect of the Company.

(c)             The Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d)            Since the date of this Agreement, there shall not have occurred any Effect in respect of the Company, that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect in respect of the Company.

(e)             Parent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company, in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), (c) and (d) of this Section 9.2.

(f)             Parent shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of (i) the Company Articles of Incorporation, certified as of a recent date by the Secretary of State of the State of Nevada; (ii) the Company’s Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Nevada.

(g)            Each of the Company, the Company Securityholders and each other Person (other than Parent and the Sponsor), as applicable, shall have duly and irrevocably executed and delivered to Parent a copy of each Additional Agreement to which the Company, such Company Securityholders, or such other Person as applicable, is a party, including the Company Support Agreements, Lock-Up Agreements and the Voting Agreements to which such Persons are a Party.

(h)            The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Treasury Regulations Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) and a notice to be delivered to the United States Internal Revenue Service as required under Treasury Regulations Section 1.897-2(h)(2), each dated no more than thirty (30) days prior to the Closing Date and in form and substance reasonable acceptable to Parent.

(i)              Not more than five percent (5%) of the issued and outstanding shares of Company Common Stock shall constitute Dissenting Shares.

(j)              The Company shall have obtained and delivered to Parent each Company Consent set forth on Schedule 4.8.

(k)             The Company shall have delivered to Parent a resignation from the Company of each director of the Company listed in Schedule 9.2(k), effective as of the Closing Date.

(l)              The Company shall have timely delivered to Parent, in accordance with Section 7.4, the financial statements required to be included in the Parent SEC Documents.

(m)            The cumulative Debt for Borrowed Money of the Company shall be less than or equal to $14,970,000.

(n)            The Company shall have obtained and delivered to Parent the written approval of the Merger by the holders of a majority of the issued and outstanding common stock of the Company not held by directors or officers of the Company.

(o)            The Company shall have obtained and delivered to Parent duly and irrevocably executed Lock-Up Agreements, Company Support Agreements, and Voting Agreements from, in each case, the holders of an aggregate number of shares of the issued and outstanding common stock of the Company that, when added to the number of shares of the issued and outstanding common stock of the Company held by Persons duly and irrevocably executing and delivering to Parent such respective agreements on or prior to the date hereof, equals at least fifty percent (50%) of all of the issued and outstanding common stock of the Company.

(p)            The Company shall have complied in all material respects with its obligations under the Pre-PIPE Convertible Note.

9.3           Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a)             Parent and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Parent or Merger Sub, as applicable, at or prior to the Closing Date.

(b)            The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Parent Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct at and as of such earlier date), other than as has not had, or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect in respect of the Parent Parties.

(c)             The Parent Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d)            Since the date of this Agreement, there shall not have occurred any Effect in respect of Parent that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect in respect of Parent.

(e)             The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Parent, certifying the accuracy of the provisions of the foregoing clauses (a), (b), (c) and (d) of this Section 9.3.

(f)              The Amended Parent Charter, in the form attached hereto as Exhibit K, shall have been filed with, and declared effective by, the Delaware Secretary of State.

(g)            The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Parent attaching true, correct and complete copies of (i) the amended and restated certificate of incorporation of Parent, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) bylaws of Parent, (iii) copies of resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement, the Additional Agreements to which Parent is a party and the transactions contemplated hereby and thereby and the Parent Proposals; and (iv) a certificate of good standing of Parent, certified as of a recent date by the Secretary of State of the State of Delaware.

(h)            The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Merger Sub attaching true, correct and complete copies of (i) copies of resolutions duly adopted by the Board of Directors and sole stockholder of Merger Sub authorizing this Agreement, the Additional Agreements to which Merger Sub is a party and the transactions contemplated hereby and thereby and (ii) a certificate of good standing of Merger Sub, certified as of a recent date by the Secretary of State of the State of Delaware.

(i)              Each of Parent, Sponsor or other stockholder of Parent, as applicable, shall have executed and delivered to the Company a copy of each Additional Agreement to which Parent, Sponsor or such other stockholder of Parent, as applicable, is a party.

(j)              The size and composition of the post-Closing Parent Board of Directors shall have been constituted in accordance with Section 2.8.

(k)             The directors and officers of Parent whose names are set forth on Schedule 9.3(k) shall have executed written resignations effective as of the Effective Time.

(l)            Parent shall have complied in all material respects with the provisions of the Subscription Agreement set forth on Schedule 9.3(l) with respect to the issuance of warrants and granting of registration rights.

(m)            The Subscriber under the Subscription Agreement set forth on Schedule 9.3(l) shall have complied in all material respects with its subscription obligation pursuant to the terms thereof.

(n)            The Parent shall have obtained and delivered to the Company duly and irrevocably executed Parent Support Agreements and Voting Agreements from, in each case, the holders of an aggregate number of shares of the issued and outstanding Parent Common Stock in an amount set forth on Schedule 9.3(n).

Article X
TERMINATION

10.1         Termination Without Default.

(a)             In the event that the Closing of the transactions contemplated hereunder has not occurred by December 21, 2023 (the “Outside Closing Date”), then Parent and the Company shall each have the right, in its sole discretion, to terminate this Agreement; provided that the material breach of any representation, warranty, covenant or obligation under this Agreement by the party (i.e., Parent or the Merger Sub, on one hand, or the Company, on the other hand) seeking to terminate this Agreement pursuant to this Section 10.1(a) was not the cause of, or did not result in, the failure of the Closing to occur on or before the Outside Closing Date. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date but not after the Closing has occurred.

(b)            In the event an Authority shall have issued an Order, enacted a Law or commenced or asserted in writing (and not orally) an Action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the Closing, or materially restricting the consummation of the Merger or the Closing, which Order, Law or Action is final and non-appealable, Parent or the Company shall each have the right, in its sole discretion, to terminate this Agreement without liability to the other party.

(c)             Parent and the Company shall each have the right, in its sole discretion, to terminate this Agreement if, at the Parent Stockholder Meeting (including any postponements or adjournments thereof), the Parent Proposals shall fail to be approved by the affirmative vote of Parent stockholders required under Parent’s organizational documents and applicable Law.

(d)            This Agreement may be terminated at any time by mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors.

10.2         Termination Upon Default.

(a)             Parent may terminate this Agreement by giving notice to the Company, without prejudice to any rights or obligations Parent or Merger Sub may have: (i) at any time prior to the Closing Date if (w) (1) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered unsatisfied or would reasonably be expected to render unsatisfied any of the conditions set forth in Sections 9.2(a), 9.2(b), 9.2(c), 9.2(g), 9.2(j), 9.2(l), 9.2(m) or 9.2(p); and (2) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and five (5) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach and, at the option of Parent, reasonably documented Parent Transactions Expenses with respect thereto; (x) at any time after the Company Stockholder Written Consent Deadline if the Company has not previously received the Company Stockholder Approval (provided, that upon the Company receiving the Company Stockholder Approval, Parent shall no longer have any right to terminate this Agreement under this clause (x)); or (y) the Company shall have taken or omitted to take any action the taking or omission of which is the cause of the occurrence on or after the date hereof of a Material Adverse Effect with respect to the Company; provided, however that no Parent Party is then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) from being satisfied.

(b)            The Company may terminate this Agreement by giving notice to Parent, without prejudice to any rights or obligations the Company may have, if: (i)  Parent shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered unsatisfied or would reasonably be expected to render unsatisfied any of the conditions set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c); and (ii) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and five (5) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach; provided, however that Company is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Sections 9.2(a), 9.2(b), 9.2(c), 9.2(g), 9.2(j), 9.2(l), 9.2(m) or 9.2, from being satisfied.

10.3         Effect of Termination. If this Agreement is terminated pursuant to this Article X, this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other parties hereto; provided that, nothing herein shall relieve any party hereto from liability for such party’s willful breach of its covenants and agreements hereunder or its fraud or willful misconduct prior to the termination of this Agreement. The provisions of Section 8.2, this Section 10.3, and Article XI shall survive any termination hereof pursuant to this Article X.

Article XI
MISCELLANEOUS

11.1         Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

Set Jet, Inc.
15011 North 75th Street
Scottsdale, Arizona 85260
Attn: Thomas P. Smith, CEO
E-mail: tom@setjet.com

with a copy (which shall not constitute notice) to:

Snell & Wilmer LLP
One East Washington Street
Suite 2700
Phoenix, Arizona 85004
Attn: Dan Mahoney
E-mail: dmahoney@swlaw.com

and

Snell & Wilmer LLP
350 S Grand Avenue
Suite 3100
Los Angeles, CA 90071
Attn: Joshua Schneiderman
E-mail: jschneiderman@swlaw.com

if to Parent or Merger Sub (prior to the Closing):

Revelstone Capital Acquisition Corp.
14350 Myford Road
Irvine, CA 92606
Attn: Morgan Calagy
E-mail: morgan@revelstonecap.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212.504.3013
E-mail: mnussbaum@loeb.com

11.2         Fees and Expenses.

(a)             Except as otherwise expressly set forth herein, the following shall be paid jointly and severally by Parent and the Surviving Corporation upon the Closing: the Company Finders’ Fees, the Parent Transaction Expenses and the Company Transaction Expenses. If the Closing does not take place, each party shall be responsible for its own expenses (including the Company bearing the Company Finders Fees and the Company Transaction Expenses and the Parent bearing the Parent Transaction Expenses).

(b)            Notwithstanding the foregoing, if Parent determines, in its sole and absolute discretion, that it is necessary or appropriate, in order to consummate the transactions contemplated by this Agreement, to extend the deadline under its organizational or constituent documents for completing an initial business combination beyond June 21, 2023, which would require the approval of the stockholders of Parent, the Company shall, promptly (but in any event within three (3) Business Days) following Parent’s written request therefor, pay Parent, in the manner and as directed by Parent, for one hundred percent (100%) of all costs and expenses in connection therewith for the period from and after the date of this Agreement through and including December 31, 2023, including the Extension Fee or any other extension payments to the Trust Account in accordance with the payment terms for any such extension as set forth in the proxy materials.

11.3         Amendments; No Waivers; Remedies.

(a)             This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)            Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)             Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)            Notwithstanding anything to the contrary contained herein, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.4         Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

11.5         Publicity. Except as required by Law or applicable stock exchange rules and except with respect to the Additional Parent SEC Documents, the parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by Law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance.

11.6         No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void.

11.7         Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

11.8         Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11.9         Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. Notwithstanding the foregoing, the Confidentiality Agreement is not superseded by this Agreement or merged herein and shall continue in accordance with its terms, including in the event of any termination of this Agreement.

11.10       Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

11.11       Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

11.12       Third Party Beneficiaries. Except as provided in Section 8.3 and Section 11.17, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.13       Waiver. Reference is made to the Prospectus. The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company, for itself and on behalf of the Company Securityholders, hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind whatsoever in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent or otherwise in connection with this Agreement and hereby agrees that it will not seek recourse against the Trust Account for any reason whatsoever.

11.14       Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.14.

11.15       Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 11.15 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11.1 shall be effective service of process for any such Action.

11.16       Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11.17       Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.17) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 11.17 is intended, nor shall it be deemed or construed, to limit or excuse any Person from liability for fraud or willful misconduct.

11.18       Securityholder Representative.

(a)             By approving this Agreement and the transactions contemplated hereby or by executing and delivering a Letter of Transmittal, each Company Securityholder shall have irrevocably authorized and appointed Securityholder Representative as such Person’s representative and attorney-in-fact to act on behalf of such Person for all purposes in connection with this Agreement, the Additional Agreements and the agreements ancillary hereto and thereto. The Securityholder Representative shall act as the representative of the Company Securityholders in respect of all matters arising under this Agreement, the Additional Agreements and the agreements ancillary hereto and thereto, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of the Company Securityholders or the Securityholder Representative, including to enforce any rights granted to the Company Securityholders hereunder and thereunder, in each case as the Securityholder Representative believes is necessary or appropriate under this Agreement, the Additional Agreements and/or the agreements ancillary hereto and thereto, for and on behalf of the Company Securityholders. The Company Securityholders shall be bound by all such actions taken by the Securityholder Representative and the Company Securityholders shall not be permitted to take any such actions.

(b)            The Securityholder Representative is serving as the Securityholder Representative solely for purposes of administrative convenience, and is not personally liable for any of the obligations of the Company, any of its Subsidiaries or the Company Securityholders hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Securityholder Representative or the underlying assets of the Securityholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or the Company Securityholders. The Securityholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Securityholder Representative of the Securityholder Representative’s duties or the exercise by the Securityholder Representative of the Securityholder Representative’s rights and remedies under this Agreement, any Additional Agreement or any agreement ancillary hereto or thereto, except in the case of its intentional fraud or willful misconduct. No bond shall be required of the Securityholder Representative. The Securityholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Securityholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Additional Agreement or any agreement ancillary hereto or thereto. Without limiting the generality of the foregoing, the Securityholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Additional Agreements or any agreement ancillary hereto or thereto, and to consent to any amendment hereof or thereof on behalf of the Company Securityholders and their respective successors.

(c)             Each Company Securityholder, jointly and severally, agrees to indemnify and hold harmless the Securityholder Representative against all fees and expenses (including legal fees and expenses) and other amounts payable or incurred by the Securityholder Representative in connection with the performance of any of its duties under this Agreement or the Additional Agreements, including any such fees, expenses, or other amounts that may be incurred by the Securityholder Representative in connection with any Action to which the Securityholder Representative is made a party by reason of the fact it is or was acting as the Securityholder Representative pursuant to the terms of this Agreement or the Additional Agreements. Notwithstanding the foregoing in this clause (c), in no event will the indemnity contemplated in this clause (c) be paid by the Company Securityholders to the Securityholder Representative in the form of Earnout Shares released pursuant to the Earnout Escrow Agreement.

(d)            Parent shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Securityholder Representative as being the statements, representations, decisions of, and actions of Company Securityholders with respect to the matters relating to this Agreement or any Additional Agreement or any agreement ancillary hereto or thereto. Parent shall be entitled to deal solely with the Securityholder Representative (and shall not be required to deal with any Company Securityholder, in his, her or its capacity as such) with respect to the matters relating to this Agreement or any Additional Agreement or any agreement ancillary hereto or thereto.

(e)             The Securityholder Representative may resign at any time by giving twenty (20) days’ notice to Parent and the Company Securityholders; provided, however, in the event of the resignation or removal of the Securityholder Representative, a new Securityholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of a majority of the shares of Company Common Stock then held by the Company Securityholders as of immediately prior to the Effective Time; provided, further, that if any such vacancy is not so filled within thirty (30) days following the occurrence of such vacancy, the Parent Representative shall be entitled to appoint a successor Securityholder Representative, and the provisions of this Section 11.18 shall apply in all respects to such successor Securityholder Representative

(f)             The appointment of the Securityholder Representative is coupled with an interest and shall be irrevocable by Company Securityholders in any manner or for any reason. This authority granted to the Securityholder Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law. Thomas P. Smith hereby accepts his appointment as the initial Securityholder Representative. Any decision, act, consent or instruction taken by the Securityholder Representative in accordance with this Section 11.18 on behalf of Company Securityholders (each, an “Securityholder Representative Authorized”) shall be final, binding and conclusive on Company Securityholders as fully as if such Persons had taken such Securityholder Representative Authorized Action. Each Company Securityholder agrees that the Securityholder Representative, as the Securityholder Representative, shall have no liability to a Company Securityholder for any Security Representative Authorized Action.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

REVELSTONE CAPITAL ACQUISITION CORP.

By:	/s/ Morgan Callagy
Name:	Morgan Callagy
Title:	Co-Chief Executive Officer

By:	/s/ Daniel Neukomm
Name:	Daniel Neukomm
Title:	Co-Chief Executive Officer

Merger Sub:

REVELSTONE CAPITAL MERGER SUB, INC.

By:	/s/ Morgan Callagy
Name:	Morgan Callagy
Title:	President

Company:

SET JET, INC.

By:	/s/ Thomas P. Smith
Name:	Thomas P. Smith
Title:	Chief Executive Officer

SECURITYHOLDER REPRESENTATIVE:

/s/ Thomas P. Smith
Thomas P. Smith

[Signature Page to Merger Agreement]

COMPANY SUPPORT AGREEMENT

THIS COMPANY SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July [●], 2023, by and among Set Jet, Inc., a Nevada corporation (the “Company”), Revelstone Capital Acquisition Corp., a Delaware corporation (“Parent”), Revelstone Capital Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the stockholder of the Company listed on Schedule A hereto (“Securityholder”). Capitalized terms used but not defined herein are used as they are defined in the Merger Agreement (as defined below).

RECITALS:

A.            Securityholder beneficially owns and has the sole power to dispose of (or sole power to cause the disposition of) the shares of capital stock set forth opposite Securityholder’s name on Schedule A hereto (such shares of capital stock, together with any New Securities as defined in and pursuant to Section 3, are collectively referred to herein as the “Subject Securities”).

B.            Upon the satisfaction or waiver of the terms and conditions of the Merger Agreement by and among the Company, Parent, Merger Sub, and Thomas P. Smith, as Securityholder Representative, dated as of the date hereof (as amended, restated or supplemented from time to time, the “Merger Agreement”), Merger Sub will merge with and into the Company, after which the Company to be the surviving corporation of such merger (the “Merger”).

C.            Securityholder believes that the terms of the Merger and the Merger Agreement are fair and that it is in Securityholder’s best interest as holder of the Subject Securities that the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) be consummated.

D.            In order to induce the Company and Parent to enter into the Merger Agreement and in consideration of the execution thereof by the Company and Parent and to enhance the likelihood that the Transactions will be consummated, Securityholder, solely in Securityholder’s capacity as holder of the Subject Securities, has entered into this Agreement and agrees to be bound hereby.

NOW THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            No Transfer of Subject Securities. During the term of this Agreement, Securityholder shall not cause or permit any Transfer (as defined below) of any of the Subject Securities or enter into any agreement, option, derivative, hedging or arrangement with respect to a Transfer of any of the Subject Securities. Following the date hereof and except as required by this Agreement, Securityholder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Subject Securities or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Subject Securities. For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Subject Securities if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of any Subject Securities, or any interest in such Subject Securities; or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Subject Securities or any interest therein.

2.            No Redemption. Securityholder hereby agrees that, during the term of this Agreement, it shall not redeem, submit a request to the Company or any transfer agent of the Company to redeem, or otherwise exercise any right to redeem, any Subject Securities.

3.            New Securities. During the term of this Agreement, in the event that, (a) any shares of capital stock or other equity securities of the Company are issued to Securityholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of the Company securities owned by Securityholder, (b) Securityholder purchases or otherwise acquires beneficial ownership of any shares of capital stock or other equity securities of the Company after the date of this Agreement, or (c) Securityholder acquires the right to vote or share in the voting of any shares of capital stock or other equity securities of the Company after the date of this Agreement (such shares of capital stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by Securityholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities as of the date hereof.

4.            No Challenge. Securityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5.            Waiver. Securityholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law relating to the Merger and the consummation of the Transactions, including any notice requirements.

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6.            Agreement to Vote Shares; Proxy.

(a)            During the term of this Agreement, at any meeting of stockholders of the Company (whether annual or special), however called, or at any adjournment or postponement thereof, in any action by written consent of the stockholders of the Company or in any other circumstances upon which Securityholder’s vote, consent or other approval is sought, Securityholder shall (and shall execute such additional documents or certificates evidencing such agreement as the Company may reasonably request in connection therewith) to (a) (i) when such meeting is held, appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or cause to be voted or consented to), as applicable, or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to, all of the Subject Securities that are then entitled to be voted at any meeting of the Company’s stockholders or written consent of the Company’s stockholders related to the Transactions or the Merger Agreement (A) in favor of the approval of the Transactions, the approval and adoption of the Merger Agreement and the approval of the terms of the Merger Agreement, the other agreements reflected therein and this Agreement, (B) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company, and (C) against any proposal, amendment, matter or agreement that would in any manner (i) impede, frustrate, interfere with, prevent, adversely affect or nullify the Transactions or any provision of the Merger Agreement or this Agreement, (ii) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, (iii) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled, or (iv) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of Securityholder contained in this Agreement or any Additional Agreement to which Securityholder is a party. Securityholder agrees that the Subject Securities that are entitled to be voted shall be voted (or caused to be voted) as set forth in the preceding sentence whether or not Securityholder’s vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (A)–(C) above and at any time or at multiple times during the term of this Agreement. The obligations of Securityholder specified in this Section 6(a) shall apply whether or not the Merger or action described above is recommended by the Company’s Board of Directors or the Company’s Board of Directors has effected an Alternative Transaction (as defined in the Merger Agreement).

(b)            The Securityholder hereby irrevocably appoints as its proxy and attorney-in-fact, Tom Smith, and any Person designated in writing by Tom Smith from time to time, each of them individually, with full power of substitution and resubstitution, until the termination of this Agreement, to vote the Subject Securities (or grant a consent or approval, as applicable) beneficially owned by the Securityholder in accordance with Section 6(a) in connection with any vote, consent or other approval of stockholders of the Company in respect of any of the matters described in Section 6(a); provided, however, that the Securityholder’s grant of the proxy contemplated by this Section 6(b) shall be effective if, and only if, the Securityholder fails to vote such Subject Securities (or grant a consent or approval, as applicable) in accordance with Section 6(b). This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company and Parent to enter into the Merger Agreement and shall be irrevocable prior to the Effective Time, at which time any such proxy shall terminate and be released. Neither Tom Smith nor any other Person may exercise this proxy on any matter, or in circumstance, except as provided above. Tom Smith may terminate this proxy with respect to the Securityholder at any time at his sole election by written notice provided to the Securityholder and Parent.

7.            Opportunity to Review. Securityholder acknowledges receipt and review of the Merger Agreement and represents that he, she, or it has had (a) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Merger Agreement and this Agreement, and (b) the opportunity to review and discuss the Merger Agreement, the Transactions and this Agreement with his, her or its own advisors and legal counsel.

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8.            Public Disclosure. From the date of this Agreement until the Closing or termination of the Merger Agreement, Securityholder shall not make any public announcements regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby. Securityholder understands that it may be the recipient of confidential information of the Company during the term of this Agreement and that such information may contain or constitute material non-public information concerning the Company, Parent or their Affiliates. Securityholder acknowledges that trading in the securities of any party to this Agreement while in possession of material nonpublic information or communicating that information to any other Person who trades in such securities could subject the applicable party to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Securityholder agrees that it and its Affiliates will not disclose confidential information of the Company in its possession, nor will it trade in the securities of the Company or Parent while in possession of material nonpublic information or at all until Securityholder and its Affiliates can do so in compliance with all applicable laws and without breach of this Agreement.

9.            Consent to Disclosure. Securityholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of Securityholder’s identity and beneficial ownership of the Subject Securities and the nature of Securityholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Securityholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Securityholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

10.            Representations and Warranties of Securityholder. Securityholder hereby represents and warrants as follows:

(a)            Securityholder (i) is the record and beneficial owner of the Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (x) restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of the Company (including options, warrants or convertible securities) other than the Subject Securities.

(b)            Except with respect to obligations under the Company’s Bylaws, Securityholder has the sole right to Transfer, to vote (or cause to vote) and to direct (or cause to direct) the voting of the Subject Securities, and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Subject Securities (other than restrictions on transfer under applicable securities laws), except as set forth in this Agreement.

(c)            Securityholder, if not a natural person: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by Securityholder of this Agreement, the consummation by Securityholder of the transactions contemplated hereby and the compliance by Securityholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of Securityholder, and no other corporate, company, partnership or other proceedings on the part of Securityholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

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(d)            This Agreement has been duly executed and delivered by Securityholder, constitutes a valid and binding obligation of Securityholder and, assuming due authorization, execution and delivery by the other parties thereto, is enforceable against Securityholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(e)            The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of Securityholder, if applicable, (ii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any (A) statute, Law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Securityholder or its properties or assets, or (iii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Securityholder is a party or by which Securityholder or Securityholder’s assets are bound.

11.            Termination. This Agreement shall terminate automatically upon, and concurrently with, the Closing or the termination of the Merger Agreement, each in accordance with the terms of the Merger Agreement. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

12.            Further Covenants and Assurances. During the term of this Agreement, Securityholder hereby, to the extent permitted by Laws, waives and agrees not to exercise any dissenters’ or appraisal rights, or other similar rights, with respect to any Subject Securities which may arise in connection with the Transactions.

13.            Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, Securityholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall, to the extent permitted by applicable Laws, be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including Securityholder’s heirs, guardians, administrators or successors, and Securityholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

14.            Deposit. Securityholder shall cause a counterpart of this Agreement to be deposited, in electronic or physical form, with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by any stockholder, in person or by agent or attorney, as are the books and records of the Company.

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15.            Remedies. Securityholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the Company and Parent irreparable harm. Accordingly, Securityholder agrees that in the event of any breach or threatened breach of this Agreement, the Company and Parent, in addition to any other remedies at law or in equity each may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

16.            Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof shall not preclude the simultaneous or later exercise of any other such right, power or remedy.

17.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on delivery by United States Postal Service, or if sent by e-mail or receipted overnight courier services shall be deemed duly given on the Business Day received if received prior to 5:00 p.m. local time or on the following Business Day if received after 5:00 p.m. local time or on a non-Business Day, addressed to the respective parties as follows:

(i)	if to the Company, to:

Set Jet, Inc.
15011 North 75th Street
Scottsdale, Arizona 85260
Attn:  Tom Smith, CEO
E-mail:  tom@setjet.com

with a required copy (which shall not constitute notice) to:

Snell & Wilmer LLP
One East Washington Street
Suite 2700
Phoenix, Arizona 85004
Attn:  Dan Mahoney
E-mail:  dmahoney@swlaw.com

and

6

Snell & Wilmer LLP
350 S Grand Avenue
Suite 3100
Los Angeles, CA 90071
Attn:  Joshua Schneiderman
E-mail:  jschneiderman@swlaw.com

(ii)	if to Parent or Merger Sub, to:

Revelstone Capital Acquisition Corp.
14350 Myford Road
Irvine, CA 92606
Attn: Morgan Callagy
E-mail:  morgan@revelstonecap.com

with a required copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212-504-3013
Email: mnussbaum@loeb.com

(iii)	if to Securityholder, to the address set forth on Schedule A hereto.

18.            Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

19.            Entire Agreement/Amendment. This Agreement (together with the Merger Agreement and the other agreements and documents contemplated hereby and thereby) represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

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20.            Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules. Each party agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in the Court of Chancery of the State of Delaware or any federal court of competent jurisdiction in the State of Delaware. Each of the parties consents to service of process in any such proceeding in any manner permitted by the Laws of the State of Delaware, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 17 of this Agreement is reasonably calculated to give actual notice. Each party waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

21.            Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

22.            Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

23.            No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Securityholder, the Company, Parent and Merger Sub, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Securityholders entering into support agreements with the Company or Parent. Securityholder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to Securityholder, and neither the Company nor Parent shall have any authority to direct Securityholder in the voting or disposition of any Subject Securities, except as otherwise provided herein.

24.            Capacity as Securityholder. Securityholder signs this Agreement solely in Securityholder’s capacity as holder of the Subject Securities, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of the Company or any of its subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by Securityholder or any representative of Securityholder, as applicable, serving as a director of the Company or any subsidiary of the Company, acting in such Person’s capacity as a director of the Company or any subsidiary of the Company.

25.            Counterparts. This Agreement may be executed by delivery of electronic signatures and in two (2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

[Remainder of page intentionally left blank; signature pages follow]

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In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

SANDSTORM LLC

By:

Name:	Thomas P. Smith
Title:	Manager

[Signature Page to Company Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

THE III TRUST

William R. Smith, III, as Trustee of The III Trust

[Signature Page to Company Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

JADABR, LLC

By:

Name:	David Jacofsky
Title:	Manager

[Signature Page to Company Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

JETT FAMILY TRUST

[Signature Page to Company Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

DJJ TRUST

David Jacofsky, as Trustee of the DJJ Trust

[Signature Page to Company Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

CLEAR WATER AIR LLC

By:

Name:	Steve Reynolds
Title:	Manager

[Signature Page to Company Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Securityholder:

SAU FAMILY LLC

By:

Name:	Scott Untrecht
Title:	Manager

[Signature Page to Company Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Company:

SET JET, INC.

By:

Name:

Title:

[Signature Page to Company Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Parent:

REVELSTONE CAPITAL ACQUISITION CORP.

By:

Name:	Morgan Callagy
Title:	Co-Chief Executive Officer

By:

Name:	Daniel Neukomm
Title:	Co-Chief Executive Officer

Merger Sub:

REVELSTONE CAPITAL MERGER SUB, INC.

By:

Name:	Morgan Callagy
Title:	President

[Signature Page to Company Support Agreement]

SCHEDULE A

Name and Address of Securityholder	Number and Class of Subject Securities
Sandstorm LLC	2,000,000 Common Stock
The III Trust	2,000,000 Common Stock
JADABR, LLC	100,000 Common Stock
JETT Family Trust	4,000,000 Common Stock
DJJ Trust	1,850,000 Common Stock
Clear Water Air LLC	950,000 Common Stock
SAU Family LLC	300,000 Common Stock

PARENT SUPPORT AGREEMENT

THIS PARENT SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July [●], 2023, by and among Set Jet, Inc., a Nevada corporation (the “Company”), Revelstone Capital Acquisition Corp., a Delaware corporation (“Parent”), Revelstone Capital Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the stockholders of Parent listed on Schedule A hereto (“Securityholders”). Capitalized terms used but not defined herein are used as they are defined in the Merger Agreement (as defined below).

RECITALS:

A.          Each Securityholder beneficially owns and has the sole power to dispose of (or sole power to cause the disposition of) the shares of capital stock set forth opposite such Securityholder’s name on Schedule A hereto (such shares of capital stock, together with any New Securities, as defined in and pursuant to Section 3, of such Securityholder, are collectively referred to herein as the “Subject Securities”).

B.           Upon the satisfaction or waiver of the terms and conditions of the Merger Agreement by and among the Company, Parent, Merger Sub and Thomas P. Smith, as Securityholder Representative, dated as of the date hereof (as amended, restated or supplemented from time to time, the “Merger Agreement”), Merger Sub will merge with and into the Company, after which the Company to be the surviving corporation of such merger (the “Merger”).

C.           Each Securityholder believes that the terms of the Merger and the Merger Agreement are fair and that it is in such Securityholder’s best interest as holder of the Subject Securities that the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) be consummated.

D.           In order to induce the Company and Parent to enter into the Merger Agreement and in consideration of the execution thereof by the Company and Parent and to enhance the likelihood that the Transactions will be consummated, each Securityholder, solely in such Securityholder’s capacity as holder of the Subject Securities, has entered into this Agreement and agrees to be bound hereby.

NOW THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           No Transfer of Subject Securities. During the term of this Agreement, no Securityholder shall cause or permit any Transfer (as defined below) of any of the Subject Securities or enter into any agreement, option, derivative, hedging or arrangement with respect to a Transfer of any of the Subject Securities. Following the date hereof and except as required by this Agreement, no Securityholder shall deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Subject Securities or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Subject Securities. For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Subject Securities if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of any Subject Securities, or any interest in such Subject Securities; or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Subject Securities or any interest therein.

2.          No Redemption. Each Securityholder hereby agrees that, during the term of this Agreement, it shall not redeem any Subject Securities, submit a request to Parent or any transfer agent of Parent to redeem any Subject Securities, or otherwise exercise any right to redeem any Subject Securities.

3.          New Securities. During the term of this Agreement, in the event that (a) any shares of capital stock or other equity securities of Parent are issued to a Securityholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by such Securityholder, (b) a Securityholder purchases or otherwise acquires beneficial ownership of any shares of capital stock or other equity securities of Parent after the date of this Agreement, or (c) a Securityholder acquires the right to vote or share in the voting of any shares of capital stock or other equity securities of Parent after the date of this Agreement (such shares of capital stock or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by such Securityholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities as of the date hereof.

4.          No Challenge. Each Securityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5.          Waiver. Each Securityholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law relating to the Merger and the consummation of the Transactions, including any notice requirements.

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6.          Agreement to Vote Shares. During the term of this Agreement, at any meeting of stockholders of Parent (whether annual or special), however called, or at any adjournment or postponement thereof, in any action by written consent of the stockholders of Parent or in any other circumstances upon which a Securityholder’s vote, consent or other approval is sought, such Securityholder shall (and shall execute such additional documents or certificates evidencing such agreement as the Company may reasonably request in connection therewith) to (a) (i) when such meeting is held, appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or cause to be voted or consented to), as applicable, or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to, all of the Subject Securities that are then entitled to be voted at any meeting of the Parent’s stockholders or written consent of the Parent’s stockholders related to the Transactions or the Merger Agreement (A) in favor of the approval of the Transactions, the approval and adoption of the Merger Agreement and the approval of the terms of the Merger Agreement, the other agreements reflected therein and this Agreement, (B) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Parent, (C) in favor of the approval of the Parent Proposals (as defined in the Merger Agreement) and (D) against any proposal, amendment, matter or agreement that would in any manner (i) impede, frustrate, interfere with, prevent, adversely affect or nullify the Transactions or any provision of the Merger Agreement or this Agreement, (ii) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of Parent or Merger Sub under the Merger Agreement, (iii) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled, or (iv) result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of a Securityholder contained in this Agreement or any Additional Agreement to which a Securityholder is a party. Each Securityholder agrees that the Subject Securities held by him, her or it that are entitled to be voted shall be voted (or caused to be voted) as set forth in the preceding sentence whether or not such Securityholder’s vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (A)–(D) above and at any time or at multiple times during the term of this Agreement. The obligations of a Securityholder specified in this Section 6 shall apply whether or not the Merger or any action described above is recommended by Parent’s Board of Directors or Parent’s Board of Directors has effected an Alternative Transaction (as defined in the Merger Agreement).

7.          Opportunity to Review. Each Securityholder acknowledges receipt and review of the Merger Agreement and represents that he, she, or it has had (a) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Merger Agreement and this Agreement, and (b) the opportunity to review and discuss the Merger Agreement, the Transactions and this Agreement with his, her or its own advisors and legal counsel.

8.          Public Disclosure. From the date of this Agreement until the Closing or termination of the Merger Agreement, no Securityholder shall make any public announcements regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby. Each Securityholder understands that it may be the recipient of confidential information of the Company during the term of this Agreement and that such information may contain or constitute material non-public information concerning the Company, Parent or their Affiliates. Each Securityholder acknowledges that trading in the securities of any party to this Agreement while in possession of material nonpublic information or communicating that information to any other Person who trades in such securities could subject the applicable party to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Each Securityholder agrees that such Securityholder and such Securityholder’s Affiliates will not disclose confidential information of the Company in its possession, nor will it trade in the securities of the Company or Parent while in possession of material nonpublic information or at all until such Securityholder and such Securityholder’s Affiliates can do so in compliance with all applicable laws and without breach of this Agreement.

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9.          Consent to Disclosure. Each Securityholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of such Securityholder’s identity and beneficial ownership of the Subject Securities and the nature of such Securityholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Securityholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). No Securityholder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

10.          Representations and Warranties of Securityholder. Each Securityholder hereby represents and warrants as follows:

(a)          Such Securityholder (i) is the record and beneficial owner of such Securityholder’s Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (x) restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of Parent (including options, warrants or convertible securities) other than the Subject Securities.

(b)          Except with respect to obligations under Parent’s Bylaws, such Securityholder has the sole right to Transfer, to vote (or cause to vote) and to direct (or cause to direct) the voting of the Subject Securities, and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Subject Securities (other than restrictions on transfer under applicable securities laws), except as set forth in this Agreement.

(c)          Such Securityholder, if not a natural person: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by such Securityholder of this Agreement, the consummation by such Securityholder of the transactions contemplated hereby and the compliance by such Securityholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of such Securityholder, and no other corporate, company, partnership or other proceedings on the part of such Securityholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(d)          This Agreement has been duly executed and delivered by such Securityholder, constitutes a valid and binding obligation of such Securityholder and, assuming due authorization, execution and delivery by the other parties thereto, is enforceable against such Securityholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

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(e)          The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in (i) any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of such Securityholder, if applicable, (ii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any (A) statute, Law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to such Securityholder or such Securityholder’s properties or assets, or (iii) any material violation or breach of, or default (with or without notice or lapse of time, or both) under any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Securityholder is a party or by which such Securityholder or such Securityholder’s assets are bound.

11.          Termination. This Agreement shall terminate automatically upon, and concurrently with, the Closing or the termination of the Merger Agreement, each in accordance with the terms of the Merger Agreement. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

12.          Further Covenants and Assurances. During the term of this Agreement, each Securityholder hereby, to the extent permitted by Laws, waives and agrees not to exercise any dissenters’ or appraisal rights, or other similar rights, with respect to any Subject Securities which may arise in connection with the Transactions.

13.          Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, each Securityholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall, to the extent permitted by applicable Laws, be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including Securityholder’s heirs, guardians, administrators or successors, and each Securityholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

14.          Deposit. Each Securityholder shall cause a counterpart of this Agreement to be deposited, in electronic or physical form, with Parent at its principal place of business or registered office where it shall be subject to the same right of examination by any stockholder, in person or by agent or attorney, as are the books and records of Parent.

15.          Remedies. Each Securityholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the Company and Parent irreparable harm. Accordingly, each Securityholder agrees that in the event of any breach or threatened breach of this Agreement, the Company and Parent, in addition to any other remedies at law or in equity each may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

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16.          Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof shall not preclude the simultaneous or later exercise of any other such right, power or remedy.

17.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on delivery by United States Postal Service, or if sent by e-mail or receipted overnight courier services shall be deemed duly given on the Business Day received if received prior to 5:00 p.m. local time or on the following Business Day if received after 5:00 p.m. local time or on a non-Business Day, addressed to the respective parties as follows:

(i)           if to the Company, to:

Set Jet, Inc.
15011 North 75th Street
Scottsdale, Arizona 85260
Attn:  Tom Smith, CEO
E-mail:  tom@setjet.com

with a required copy (which shall not constitute notice) to:

Snell & Wilmer LLP
One East Washington Street
Suite 2700
Phoenix, Arizona 85004
Attn:  Dan Mahoney
E-mail:  dmahoney@swlaw.com

and

Snell & Wilmer LLP
350 S Grand Avenue
Suite 3100
Los Angeles, CA 90071
Attn:  Joshua Schneiderman
E-mail:  jschneiderman@swlaw.com

(ii)           if to Parent or Merger Sub, to:

Revelstone Capital Acquisition Corp.
14350 Myford Road
Irvine, CA 92606
Attn: Morgan Callagy
E-mail:  morgan@revelstonecap.com

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with a required copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention:  Mitchell S. Nussbaum
Fax:  212.504.3013
E-mail:  mnussbaum@loeb.com

(iii)          if to a Securityholder, to the address of such Securityholder set forth on Schedule A hereto.

18.          Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

19.          Entire Agreement/Amendment. This Agreement (together with the Merger Agreement and the other agreements and documents contemplated hereby and thereby) represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

20.          Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules. Each party agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in the Court of Chancery of the State of Delaware or any federal court of competent jurisdiction in the State of Delaware. Each of the parties consents to service of process in any such proceeding in any manner permitted by the Laws of the State of Delaware, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 17 of this Agreement is reasonably calculated to give actual notice. Each party waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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21.          Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

22.          Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

23.          No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Securityholders, the Company, Parent and Merger Sub, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Securityholders entering into support agreements with the Company or Parent. Each Securityholder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. All rights, ownership and economic benefits of and relating to a Securityholder’s Subject Securities shall remain vested in and belong to such Securityholder, and neither the Company nor Parent shall have any authority to direct a Securityholder in the voting or disposition of any Subject Securities, except as otherwise provided herein.

24.          Capacity as Securityholder. Each Securityholder signs this Agreement solely in such Securityholder’s capacity as holder of the Subject Securities, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of Parent or any of its subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by a Securityholder or any representative of a Securityholder, as applicable, serving as a director of Parent or any subsidiary of Parent, acting in such Person’s capacity as a director of Parent or any subsidiary of Parent.

25.          Counterparts. This Agreement may be executed by delivery of electronic signatures and in two (2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

[Remainder of page intentionally left blank; signature pages follow]

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In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Company:

SET JET, INC.

By:
Name:
Title:

[Signature Page to Parent Support Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Parent:

REVELSTONE CAPITAL ACQUISITION CORP.

By:
Name:	Morgan Callagy
Title:	Co-Chief Executive Officer

By:
Name:	Daniel Neukomm
Title:	Co-Chief Executive Officer

Merger Sub:

REVELSTONE CAPITAL MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Parent Support Agreement]

Securityholders:

LA JOLLA GROUP, INC.

By:
Name:
Title:

Morgan Callagy

Daniel Neukomm

[Signature Page to Parent Support Agreement]

SCHEDULE A

Name and Address of Securityholder	Number and Class of Subject Securities

La Jolla Group, Inc.

c/o Revelstone Capital

Acquisition Corp.

14350 Myford Road

Irvine, CA 92606

Morgan Callagy

c/o Revelstone Capital

Acquisition Corp.

14350 Myford Road

Irvine, CA 92606

Daniel Neukomm

c/o Revelstone Capital

Acquisition Corp.

14350 Myford Road

Irvine, CA 92606

517,500 607,491 607,491

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of July [●], 2023, by and among Set Jet, Inc., a Nevada corporation (the “Company”), the Company shareholders listed on Schedule A attached hereto (together with the Company, the “Company Voting Parties” and each a “Company Voting Party”), Revelstone Capital, LLC, a Delaware limited liability company (the “Sponsor”), Revelstone Capital Acquisition Corp., a Delaware corporation (“Parent”), certain Parent stockholders listed on Schedule B attached hereto (the “Parent Parties” and together with Parent, the “Parent Voting Parties” and each a “Parent Voting Party,” and the Parent Voting Parties together with the Company Voting Parties, the “Voting Parties” and each a “Voting Party”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, the Company, Parent, Revelstone Capital Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Tom Smith, as Securityholder Representative, entered into a Merger Agreement, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, after which the Company will be the surviving company (“Surviving Corporation”) and a wholly-owned subsidiary of Parent and Parent shall change its name to “Set Jet, Inc.”;

WHEREAS, each of the Voting Parties currently owns, or on closing of the transactions contemplated by the Merger Agreement, will own, shares of the Parent’s capital stock, and wishes to provide for orderly elections of the Parent’s Board of Director’s (the “Parent Board”) and Surviving Corporation’s Board of Directors (“Surviving Corporation’s Board”) as described herein; and

WHEREAS, the execution and delivery of this Agreement is a condition to the Closing and the other transactions contemplated by the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Agreement to Vote. Each Voting Party shall vote all securities of Parent that may vote in the election of the Parent’s Board and Surviving Corporation’s Board that such Voting Party owns from time to time (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent.

2.             Election of Parent’s Board.

2.1           Voting. At the Effective Time and until the termination of this Agreement, each Voting Party shall vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as members of Parent’s Board up to six (6) directors, the majority of whom shall be independent, as designated by the Sponsor and the Company as follows:

(a)           Up to one (1) independent director (“Sponsor Designee”) designated by the Sponsor (as defined in the Merger Agreement); and

(b)           Up to five (5) person(s) (each a “Company Designee”) designated by the Company, a majority of whom shall be independent directors.

2.2           Initial Designees. The initial Sponsor Designee, if any, shall be determined by the Sponsor prior to the Closing through written notice to each party hereto. The initial Company Designees, if any, shall be determined by the Company through written notice to each party hereto.

2.3           Obligations; Removal of Directors; Vacancies. Each of the Voting Parties, Parent and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of Parent’s Board as herein stated. The Sponsor and the Company, as applicable, shall have the exclusive right to (a) remove their nominee(s) from the Parent’s Board, and each party hereto shall vote such party’s Voting Shares to cause the removal of any such nominee at the request of the Sponsor or the Company, as applicable, and (b) designate or nominate a director(s) for election or appointment, as applicable, to the Parent’s Board to fill a vacancy(s) created by reason of death, removal or resignation of its nominee(s) to the Parent’s Board, and each party hereto shall vote such party’s Voting Shares in favor of nominating or causing the Parent’s Board to appoint, as applicable, a replacement director(s) designated by the Sponsor or the Company, as applicable, to fill any such vacancy(s) created pursuant to clause (i) or (ii) above to be filled by a replacement director(s) designated by the Sponsor or the Company, as palpable, as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Parent’s Board or applicable committee).

3.             Election of the Board of the Surviving Corporation. At the Effective Time, the initial directors of the Surviving Corporation shall consist of the same persons serving on the Company’s Board of Directors as of immediately prior to the Effective Time, other than those directors that have resigned as contemplated by Section 9.2(k) of the Merger Agreement. Such directors shall hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

4.             Committees. To the fullest extent permitted by applicable Law, including the rules of any applicable securities exchange, each committee of the Parent’s Board shall include the director, if any, elected to the Parent’s Board pursuant to Section 2.1(a).

5.             Successors in Interest of the Voting Parties.

5.1           The provisions of this Agreement shall be binding upon the successors in interest of any Company Voting Party with respect to any of such Company Voting Party’s Voting Shares or any voting rights therein, unless such shares are sold into the public markets. Each Company Voting Party shall not, and Parent and the Company shall not, permit the transfer of any Company Voting Party’s Voting Shares (except for sales of Voting Shares into the public markets), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Company Voting Party hereunder.

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5.2           The provisions of this Agreement shall not be binding upon the successors in interest of any Parent Voting Party.

6.             Covenants. Parent, the Company and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of Parent and the Surviving Corporation. Neither Parent, the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by Parent, the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

7.             Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

8.             Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, this being in addition to any other remedy to which it is entitled at Law or in equity, and that each party waives the posting of any bond or security in connection with any proceeding related thereto. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

9.             Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof shall not preclude the simultaneous or later exercise of any other such right, power or remedy.

10.           Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

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11.           Termination. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms, (b) the date that is two (2) years from the Closing Date, or (c) immediately prior to a transaction pursuant to which a person or group other than current shareholders of Parent, Company or the Voting Parties, or their respective affiliates, will control greater than fifty percent (50%) of Parent or Surviving Corporation’s voting power with respect to the election of directors of Parent or the Surviving Corporation. Nothing in this Section 11 shall relieve or otherwise limit the liability of any party for breach of this Agreement prior to termination hereof.

12.           Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) Parent, (b) the Company and (c) the holders of a majority of Voting Shares then held by the Voting Parties, voting separately as a class; provided, however, that the right of the Company to nominate the Company Designee shall not be amended without the written consent of a majority in interest of the stockholders of the Company; and provided further, that the right of the Shareholders’ Representative to nominate the Stockholder Designees shall not be amended without the written consent of the Shareholders’ Representative.

13.           Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

14.           Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(a)           If to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

Set Jet, Inc.
15011 North 75th Street
Scottsdale, Arizona 85260
Attn: Tom Smith, CEO
E-mail: tom@setjet.com

with a required copy (which shall not constitute notice) to:

Snell & Wilmer LLP
One East Washington Street
Suite 2700
Phoenix, Arizona 85004
Attn: Dan Mahoney
E-mail: dmahoney@swlaw.com

4

and

Snell & Wilmer LLP
350 S Grand Avenue
Suite 3100
Los Angeles, CA 90071
Attn: Joshua Schneiderman
E-mail: jschneiderman@swlaw.com

if to Parent (prior to the Closing):

Revelstone Capital Acquisition Corp.
14350 Myford Road
Irvine, CA 92606
Attn: Morgan Callagy
E-mail: morgan@revelstonecap.com

with a required copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212.504.3013
E-mail: mnussbaum@loeb.com

(b)           If to any Voting Party, to such address or addresses set forth below each Voting Party’s signature.

15.           Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

16.           Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

17.           Counterparts; Electronic Execution or Delivery. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed electronically; any executed counterpart of this Agreement may be delivered by facsimile or electronic mail; and any such electronically executed or delivered copy of a counterpart signature page shall have the same force and effect as an originally executed copy hereof.

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18.           Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto; provided, however, that no Voting Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Company and Parent.

19.           Entire Agreement. This Agreement (together with the Merger Agreement and the other agreements and documents expressly contemplated hereby and thereby) constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature pages follow]

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In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

COMPANY:

SET JET, INC.

By:

Name:

Title

PARENT:

REVELSTONE CAPITAL ACQUISITION CORP.

By:
Name: Morgan Callagy
Title: Co-Chief Executive Officer

By:
Name: Daniel Neukomm
Title: Co-Chief Executive Officer

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

SANDSTORM LLC

By:
Name: Thomas P. Smith
Title: Manager

Address for Notice:

Attention:

Email:	tom@setjet.com

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

THE III TRUST

William R. Smith, III, as Trustee of The III Trust

Address for Notice:

Attention:

Email:	trey@setjet.com

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

JADABR, LLC

By:
Name: David Jacofsky
Title: Manager

Address for Notice:

Attention:

Email:	david.jacofsky@hopco.com

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

JETT FAMILY TRUST

Kiki Constantine, as Trustee of the JETT Family Trust

Address for Notice:

Attention:

Email:

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

DJJ TRUST

David Jacofsky, as Trustee of the DJJ Trust

Address for Notice:

Attention:

Email:	david.jacofsky@hopco.com

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

CLEAR WATER AIR LLC

By:
Name: Steve Reynolds
Title: Manager

Address for Notice:

Attention:

Email:	steve@setjet.com

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

SAU FAMILY LLC

By:
Name: Scott Untrecht
Title: Manager

Address for Notice:

Attention:

Email:	scott@setjet.com

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

SPONSOR

REVELSTONE CAPITAL LLC

By:
Name: Morgan Callagy
Title: Managing Member

Address for Notice:

Attention:

Email:

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

PARENT PARTIES

LA JOLLA GROUP, INC.

By:
Name:
Title:

Address for Notice:

Attention:

Email:

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

PARENT PARTIES

Morgan Callagy

Address for Notice:

Attention:

Email:

with a required copy to (which shall not constitute notice):

Attention:

Email:

Daniel Neukomm

Address for Notice:

Attention:

Email:

with a required copy to (which shall not constitute notice):

Attention:

Email:

[Signature Page to Voting Agreement]

Schedule A

1.	Sandstorm LLC
2.	The III Trust
3.	JADABR, LLC
4.	JETT FAMILY TRUST
5.	DJJ Trust
6.	Clear Water Air LLC
7.	SAU Family LLC

Schedule B

1.	La Jolla Group, Inc.

2.	Morgan Callagy

3.	Daniel Neukomm

By Electronic Delivery

Dear [Name]:

As you may know, Set Jet, Inc., a Nevada corporation (the “Company”), entered into that certain Merger Agreement dated as of July [●], 2023, by and among the Company, Revelstone Capital Acquisition Corp., a Delaware corporation (“SPAC”), and Revelstone Capital Merger Sub, Inc., a Delaware corporation (“Merger Sub”) (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving the merger and becoming a wholly owned subsidiary of SPAC. Pursuant to the Merger Agreement, immediately following the Closing, you will be granted Retention Bonus RSUs as described in this letter agreement (the “Agreement”). Capitalized terms used but not defined in this Agreement will have the respective meanings ascribed to them in the Merger Agreement.

This Agreement shall be effective as of [●], 2023, but the grant described herein is contingent upon the Closing and adoption of the EIP by the SPAC’s board and shareholders pursuant to the Merger Agreement. For the avoidance of doubt, if the Closing does not occur, if the Merger Agreement is terminated pursuant to its terms, or if the SPAC’s shareholders do not approve the EIP, this Agreement will be void, ab initio.

1.	Retention Bonus RSUs. Immediately following the Closing you shall be granted [●] restricted stock units (the “Retention Bonus RSUs”). The Retention Bonus RSUs shall be granted pursuant to the EIP and will be subject to the terms and conditions of the EIP and the award agreement that you must execute as a condition of your grant of the Retention Bonus RSUs in substantially the same form attached as Exhibit A (the “Award Agreement”).

2.	Vesting Event. The Award Agreement shall provide that the Retention Bonus RSUs will vest and become nonforfeitable if the VWAP of Parent’s Class A Common Stock is above $15.00 for any twenty (20) out of thirty (30) consecutive Trading Days beginning on the date that is one hundred eighty (180) days after the Closing Date and ending on the date that is the fifth (5th) anniversary of the Closing Date (the “Vesting Event”). If the Vesting Event is not achieved on or before the fifth (5th) anniversary of the Closing Date, all Retention Bonus RSUs shall be immediately forfeited and the Award Agreement shall terminate.

3.	Settlement of Retention Bonus RSUs. The Award Agreement shall provide that the Retention Bonus RSUs that become vested and nonforfeitable, if any, as described in Section 2, above, will be paid in whole unrestricted and fully transferable shares of Parent Class A Common Stock within 30 days of the Vesting Event (and in no event later than March 15 of the calendar year following the calendar year in which the Vesting Event occurs).

4.	Treatment of Retention Bonus RSUs Upon Termination. The Award Agreement shall provide that in the event your employment is terminated for Cause (as defined in the EIP or your employment agreement, if applicable) any Retention Bonus RSUs that have not yet vested shall be immediately forfeited. In all other events of termination your Retention Bonus RSUs will remain outstanding and eligible to vest and be paid pursuant to this Agreement.

5.	Change of Control. The Award Agreement shall provide that if at any time after the Closing and prior to or on the fifth (5th) anniversary of the Closing Date, there occurs any transaction resulting in a Change of Control (as defined in the EIP), then any Retention Bonus RSUs that have not yet vested shall immediately vest and, to the extent permitted by Section 409A of the Code, shall be paid within 10 days following the consummation of the Change of Control.

6.	Adjustment. Consistent with the EIP, the Retention Bonus RSUs may be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like change or transactions with respect to Parent Class A Common Stock occurring after the Closing.

7.	No Shareholder Rights. Neither this Agreement nor the Award Agreement give you any of the rights of a shareholder unless and until unrestricted and fully transferable shares of Parent Class A Common Stock are issued to you pursuant to the Award Agreement.

8.	Section 409A. The Award Agreement will be designed to comply with the short-term deferral exception from the requirements of Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement and the Award Agreement will be interpreted to comply with, or be exempt from, Section 409A of the Code. The Company may amend this Agreement as may be necessary to fully comply with, or be exempt from, Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder.

9.	No Contract for Continuing Services. This Agreement shall not be construed as creating any contract for continued services between the Company, SPAC or any of their respective subsidiaries and nothing herein contained will give you the right to be retained as an employee of the Company, SPAC or any of its subsidiaries.

10.	Governing Law. This Agreement will be construed in accordance with and governed the laws of the State of Delaware, without regard to any principles of conflict of laws that would require the application of the laws of any other jurisdiction.

11.	Tax Withholding. Consistent with the EIP, the amounts payable to you pursuant to the Award Agreement shall be subject to reduction for any taxes required by law to be withheld with respect to such payments including, without limitation, by: (a) withholding shares to which you are entitled pursuant to the Award Agreement in an amount necessary to satisfy applicable federal, state, local or foreign income and employment tax withholding obligations; (b) tendering previously-owned shares to satisfy the applicable federal, state, local, or foreign income and employment tax withholding obligations; (c) a broker-assisted “cashless” transaction; or (d) personal check or other acceptable cash equivalent.

12.	Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the grant of Retention Bonus RSUs and supersedes all prior and contemporaneous understandings, discussions, agreements, representations and warranties, both written and oral between the parties. No amendment hereto will be effective unless it is in writing and executed by each of the parties hereto.

13.	Counterparts. This Agreement or any amendment hereto may be executed in counterparts, each of which when so executed and delivered will be an original, but all of which will together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic transmission with the same force and effect as if the same were fully executed and delivered original manual counterpart.

14.	Benefits and Burdens, No Transfers. This Agreement will inure to the benefit of and be binding upon you, the Company, and SPAC, respective successors, executors, administrators, heirs and permitted assigns. Your rights under this Agreement may not be assigned or transferred.

15.	Counterparts. This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SPAC:

REVELSTONE CAPITAL ACQUISITION CORP.

By:
Name:
Title:

Recipient:

By:
Name:

Holder Representative:

By:
Name:

Exhibit A

Form of Award Agreement

(See attached)

SET JET, INC.
OMNIBUS EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

This Restricted Stock Unit Award (this “Award”) consists of this Notice of Grant of Restricted Stock Units (the “Grant Notice”) and the Restricted Stock Unit Award Agreement immediately following. This Award sets forth the specific terms and conditions governing Restricted Stock Unit Awards under the Set Jet, Inc. Omnibus Equity Incentive Plan (the “Plan”). All of the terms of the Plan are incorporated herein by reference. This Award is issued pursuant to the Merger Agreement (as defined in the Plan).

Name of Grantee:	[________]
Date of Grant:	[________]
Total No. of Restricted Stock Units:	[________]
Grant Number:	[________]
Vesting Schedule:

100% of the Restricted Stock Units granted pursuant to this Award will vest as follows:

(1) If and when the VWAP (as defined in the Merger Agreement) of the Company’s Parent’s Class A Common Stock is above $15.00 for any twenty (20) out of thirty (30) consecutive Trading Days (as defined in the Merger Agreement) beginning on the date that is one hundred eighty (180) days after the Closing Date (as defined in the Merger Agreement) and ending on the date that is the fifth (5th) anniversary of the Closing Date (the “Vesting Event”). If the Vesting Event is not achieved on or before the fifth (5th) anniversary of the Closing Date, all Restricted Stock Units shall be immediately forfeited and the Award Agreement shall terminate.

(2) If at any time after the Closing (as defined in the Merger Agreement) and prior to or on the fifth (5th) anniversary of the Closing Date, there occurs any transaction resulting in a Change of Control, then any Restricted Stock Units granted pursuant to this Award that have not yet vested shall immediately vest and, to the extent permitted by Section 409A of the Code, shall be paid within 10 days following the consummation of the Change of Control.

by ACCEPTING THIS RESTRICTED STOCK UNIT AGREEMENT (WHETHER THROUGH ELECTRONIC SIGNATURE OR OTHER MEANS), GRANTEE accepts participation in the plan, acknowledges that he or she has read and understands the provisions of this grant NOTICE and the plan, and agrees that this grant NOTICE, the award agreement AND THE pLAN shall govern the terms and conditions of thIS AWARD.

IN WITNESS WHEREOF, the Company has executed this Restricted Stock Unit Agreement, and this Restricted Stock Unit Agreement shall be effective as of the Date of Grant set forth above.

SET JET, INC.

By:

Print Name:

Its:

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE SET JET, INC. OMNIBUS EQUITY INCENTIVE PLAN

This Restricted Stock Unit Award Agreement (this “Agreement”) is between Set Jet, Inc., a Delaware corporation (the “Company”) and the individual (the “Grantee”) identified in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) and is effective as of the date of grant referenced in the Grant Notice (the “Date of Grant”). This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the “Restricted Stock Unit Agreement” referenced in the Grant Notice.

RECITALS

A.            The Board of Directors of the Company (the “Board”) has adopted and the shareholders have approved the Set Jet, Inc. Omnibus Equity Incentive Plan (the “Plan”) to promote the success an enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s shareholders by providing such individuals with an incentive for outstanding performance.

B.            The Compensation Committee of the Board has approved the grant of Restricted Stock Units to Grantee pursuant to Section 9.2 of the Plan.

C.            To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

D.            In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Grantee agree as follows:

AGREEMENT

1.            Grant of Restricted Stock Units. Subject to the terms of this Agreement and Section 9.2 of the Plan, the Company grants to Grantee the aggregate number of Restricted Stock Units specified in the Grant Notice.

2.            Vesting of Restricted Stock Units. Subject to Grantee’s continued employment (or service) with the Company, the Restricted Stock Units shall vest and become nonforfeitable according to the vesting schedule set forth in the Grant Notice.

3.            Payment of Restricted Stock Units. The Restricted Stock Units that become vested and nonforfeitable pursuant to Section 2 above will be paid in whole unrestricted and fully transferable shares of Stock within 30 days of each vesting date identified in the Grant Notice, or, with respect to a vesting date that is due to a Change of Control, within 10 days (each, a “Vesting Date”), and in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs.

4.            No Shareholder Rights. During the restriction period and until the date of payment of Restricted Stock Units pursuant to Section 3, Grantee will not have any of the rights of a shareholder of the Company with respect to the Restricted Stock Units.

5.            Withholding; Tax Advice. As described in Section 15.3 of the Plan, the Company shall have the right to deduct or withhold, or to require Grantee to remit to the Company, an amount necessary to satisfy any federal, state or local taxes (including Grantee’s FICA obligation) as are required by law to be withheld with respect to the Award (the “Withholding Obligations”) including, without limitation: (i) withholding shares of Stock to which Grantee would otherwise be is entitled pursuant to the Award in an amount necessary to satisfy the Withholding Obligations; (ii) by causing Grantee to write a personal check or make an equivalent cash payment to the Company; (iii) by withholding additional amounts from any other compensation that would be otherwise payable to Grantee; (iv) a broker-assisted “cashless” transaction; or (v) by any other method permitted under Section 15.3 of the Plan. The Grantee hereby acknowledges that neither the Company nor any of its representatives has provided to the Grantee any tax-related advice with respect to the matters covered by this Agreement. The Grantee understands and acknowledges that the Grantee is solely responsible for obtaining his or her own tax advice with respect to the matters covered by this Agreement.

6.            No Right to Continued Employment (or Service). This Agreement shall not be construed to confer upon Grantee any right to continue employment (or service) with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Grantee’s employment (or service) at any time.

7.            Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon Grantee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

8.            Adjustments. The number of shares of Stock subject to the Restricted Stock Units issued to Grantee pursuant to this Agreement shall be adjusted by the Committee pursuant to Section 4.4 of the Plan, in its discretion, in the event of a change in the Company’s capital structure.

9.            Copy of Plan. By accepting this Agreement (whether through electronic signature or other means), Grantee acknowledges receipt of a copy of the Plan.

10.          Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Delaware.

11.          Amendment. Except as otherwise provided in the Plan, this Agreement may be amended only by a written agreement executed by the Company and Grantee. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

12.          Clawback. Pursuant to Section 12.4 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company. By accepting this Award (whether through electronic signature or other means), Grantee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

13.          Section 409A Compliance. The Restricted Stock Units, if any, that become payable pursuant to this Agreement may be considered “nonqualified deferred compensation” that is subject to the requirements of Section 409A of the Code. The Company intends, but does not and cannot warrant or guaranty, that the Restricted Stock Units will be paid in compliance with Section 409A of the Code or an applicable exception. Neither the time nor the schedule of the payment of the Restricted Stock Units may be accelerated or subject to a further deferral except as permitted pursuant to Section 409A of the Code and the applicable regulations. Payment of the Restricted Stock Units may be delayed only in accordance with Section 409A of the Code and the applicable regulations. Grantee may not make any election regarding the time or the form of the payment of the Restricted Stock Units. This Agreement shall be administered in compliance with Section 409A of the Code or an exception thereto and each provision shall be interpreted, to the extent possible, to comply with Section 409A of the Code and the applicable regulations.

14.          Securities Laws Compliance. The Company shall not be required to deliver any of the Stock subject to this Award if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws or regulations.

15.          Electronic Signature; Acceptance. Grantee acknowledges that Grantee’s electronic signature has the same legal force and effect as a written or manual signature. Grantee’s electronic acceptance is required and this Award will be cancelled if Grantee fails to comply with the Company’s acceptance requirement within [____ months] of the Date of Grant.

MANY OF THE PROVISION OF THIS AWARD AGREEMENT ARE SUMMARIES OF SIMILAR PERTINENT PROVISIONS OF THE PLAN. TO THE EXTENT THAT THIS AGREEMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN PROVISIONS SHALL CONTROL.

EMPLOYMENT AGREEMENT

This employment agreement (the “Agreement”) is entered into by and between [NAME] (“you” or “your”) and Set Jet, Inc., a Nevada corporation, (the “Company”). This Agreement is made as of [DATE] and has an effective date of the closing of the transactions contemplated by that certain Merger Agreement, by and among Set Jet, Inc., a Nevada corporation, Revelstone Capital Acquisition Corp., a Delaware corporation (“Revelstone”), and certain other parties, dated as of [date], as amended from time to time (the “Effective Date”).

In consideration of the mutual covenants and promises made in this Agreement, you and the Company agree as follows:

1.            Position and Responsibilities. As of the Effective Date, you will commence service as a full-time employee of the Company as the Company’s [JOB TITLE]. As [JOB TITLE], you will report directly to [the Company’s Chief Executive Officer (“CEO”)][the Company’s Board of Directors]. You will have the duties, responsibilities and authority that are customarily associated with such position and such other senior management duties as may reasonably be assigned by the [CEO][Board of Directors], in each case, in accordance with Company policy as set forth from time to time by the Company’s Board of Directors (the “Board”) and subject to the terms hereof. At the request of the Company, you will also serve as an officer and/or member of the board of directors of any Company affiliate, subsidiary and or institution, without additional compensation. You will devote substantially all of your business time and commit your best efforts to the Company’s business. Nothing herein will preclude you from: (a) engaging in charitable activities and community affairs; and (b) managing your personal investments and affairs; provided, however, that the activities set out in clauses (a) and (b) will be limited by you so as not to materially interfere, individually or in the aggregate, with the performance of your duties and responsibilities hereunder. The Company hereby acknowledges your activities with and ownership in the entities identified in Exhibit A and consents to such activity and ownership for so long as such entities continue to be a non-competing business with the Company.

2.            Term. Your employment with the Company is at-will and either you or the Company may terminate your employment at any time and for any reason, with or without Cause (as defined below), in each case subject to the terms and provisions of this Agreement. Unless terminated earlier, this Agreement will extend through the [________] anniversary of the Effective Date (“Expiration Date”); provided, however, on the [__________] anniversary of the Effective Date (and on each subsequent anniversary thereafter) the Expiration Date will automatically be extended by an additional year unless either party has provided written notice to the other party at least 60 before the applicable Expiration Date that such party will not agree to so extend the Agreement. The terms of Sections 8 through 17 will survive any termination or expiration of this Agreement or of your employment.

3.            Salary, Bonus, Equity Incentives. For avoidance of doubt, the Board may delegate its authority and responsibilities under this Section 3 to a committee or sub-committee of members of the Board and all references in this Agreement to the “Board” shall be, as applicable, to the Board or committee or sub-committee thereof of the Board (e.g., the Compensation Committee of the Board).

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(a)            Base Salary. During your employment and while this Agreement is in effect, you will be paid an annual base salary of $[________] (the “Base Salary”), payable in the time and manner that the Company customarily pays its employees provided that you will receive pro-rata payments of Base Salary on at least a monthly basis. Your Base Salary will also be reviewed periodically by the Compensation Committee of the Board and may be adjusted by the Compensation Committee in its discretion.

(b)            Bonuses. During your employment as and while this Agreement is in effect, you will be eligible to participate in any cash bonus programs as set forth by the Compensation Committee of the Board. In addition, during each Company fiscal year you will be eligible to earn an annual cash bonus based on performance objectives reasonably established by the Compensation Committee. Your annual target cash bonus amount will be equal to [____]. The actual amount of the annual bonus paid to you, if any, will be determined by the Compensation Committee in its sole discretion and may be more or less than the target amount. Any such bonus will be paid to you no later than March 15 of the year following the year to which the bonus relates. Subject to Section 7(b)(iii), you must be employed by the Company through the date the annual bonus is paid in order to receive payment.

(c)            Stock Options and Compensatory Equity. During your employment as and while this Agreement is in effect, you will be eligible to receive grants of stock options, restricted stock units, performance shares, and other forms of equity compensation awards (time and/or performance based, collectively the “Equity Awards”). Such Equity Awards, if any, will be made in the sole discretion of the Compensation Committee of the Board or sub-committee thereof and will be subject to the terms and conditions specified by the Compensation Committee or sub-committee thereof, the Company’s stock plan, the award agreement that you must execute as a condition of any grant, the Clawback Policy (as defined in Section 13(d) and the Company’s insider trading policy. If required by applicable law with respect to transactions involving Company equity securities, you agree that you will use your best efforts to comply with any duty that you may have to: (i) timely report any such transactions; and (ii) to refrain from engaging in certain transactions from time to time.

4.            Expense Reimbursement. Subject to Section 11 below, during your employment and while this Agreement is in effect, you will be reimbursed for all reasonable business expenses (including, but without limitation, travel expenses) upon the properly completed submission of requisite forms and receipts to the Company in accordance with the Company’s then existing expense reimbursement policy.

5.            Change of Control.

(a)            Definition. For purposes of this Agreement, a “Change of Control” will have the meaning set forth in the then applicable Company stock plan (which, for the avoidance of doubt, as of the Effective Date, is the Set Jet, Inc. Omnibus Equity Incentive Plan, as such Plan may be amended from time to time).

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(b)            Limitation on Payments. In the event that it is determined that any payment or distribution of any type to or for your benefit made by the Company, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”)), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then such payments or distributions or benefits will be payable either:

(i)            in full; or

(ii)           as to such lesser amount which would result in no portion of such payments or distributions or benefits being subject to the Excise Tax.

You will receive the greater, on an after-tax basis, of (i) or (ii) above. In the event that clause (ii) above applies, and a reduction is required to be applied to the Total Payments, the Total Payments will be reduced by the Company in the following order: (1) payments and benefits due under Sections 7(b)(i) and (ii) will be reduced (if necessary, to zero) in such order with amounts that are payable first reduced first; provided, however that in all events such payments which are not subject to Section 409A of the Code will be reduced first; (2) payments and benefits due in respect of any options to purchase shares of common stock of the Company will be reduced second; (3) payments and benefits due in respect of any fully valued Equity Awards (i.e., restricted stock or restricted stock units) for which an election under Section 83(b) of the Code has not been made will be reduced third and (4) payments and benefits due in respect of any fully valued Equity Awards (i.e., restricted stock or restricted stock units) for which an election under Section 83(b) of the Code has been made will be reduced fourth. Notwithstanding anything to the contrary herein, in all events, you will have no right, power or discretion to determine the reduction of payments and/or benefits hereunder and any such reduction will be structured in a manner intended to comply with Section 409A of the Code.

Unless you and the Company agree otherwise in writing, any determination required under this Section 5(b) will be made in writing by a qualified independent accountant or compensation consulting firm selected by the Company (the “Accountant”) whose determination will be conclusive and binding. You and the Company will furnish the Accountant such documentation and documents as the Accountant may reasonably request in order to make a determination. The Company will bear all costs that the Accountant may reasonably incur in connection with performing any calculations contemplated by this Section 5(b).

6.            Employee Benefit Programs. During your employment with the Company, you will be entitled to participate, on the same terms as generally provided to senior executives, in all Company employee benefit plans and programs at the time or thereafter made available to Company senior executive officers including, without limitation, any savings or profit sharing plans, stock option incentive plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical, major medical and dental coverage, vacation, sick leave (including salary continuation arrangements), long-term disability, holidays, and other employee benefit programs sponsored by the Company. The Company may amend, modify or terminate these benefits at any time and for any reason.

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7.            Consequences of Termination of Employment. Unless the Company requests otherwise in writing, upon termination of your employment for any reason, you will be deemed to have immediately resigned from all positions as an officer (and/or director, if applicable) with the Company (and its affiliates and or institutions) as of your last day of employment (the “Termination Date”). Upon termination of your employment for any reason, you will receive payment or benefits from the Company covering the following: (i) all unpaid salary and unpaid vacation accrued through the Termination Date, (ii) any payments/vested benefits to which you are entitled under the express terms of any applicable Company employee benefit plan, and (iii) any unreimbursed valid business expenses for which you have submitted properly documented reimbursement requests (collectively, (i) through (iii) are the “Accrued Pay”). You may also be eligible for other post-employment payments and benefits as provided in this Agreement.

(a)            For Cause. For purposes of this Agreement, your employment may be terminated by the Company for “Cause” as a result of the occurrence of one or more of the following:

(i)            your conviction of, or a plea of guilty or nolo contendere to, a felony or other crime (except for misdemeanors which are not materially injurious to the business or reputation of the Company or a Company affiliate);

(ii)           your refusal to perform in any material respect your duties and responsibilities for the Company or a Company affiliate or your failure to comply in any material respect with the terms of this Agreement and the Restrictive Covenants Agreement (as defined in Section 8) and the policies and procedures of the Company or a Company affiliate at which you serve as an officer and/or director or your breach of fiduciary duty or any conduct by you that is grossly negligent;

(iii)          fraud or other illegal conduct in your performance of duties for the Company or a Company affiliate; or

(iv)          any conduct by you that is materially injurious to the Company or a Company affiliate or materially injurious to the business reputation of the Company or a Company affiliate or any conduct that causes the Company or any affiliate public disgrace or disrepute.

Prior to your termination for Cause, you will be provided with written notice from the Company describing in detail the conduct forming the basis for the alleged Cause and to the extent curable (which will be determined by the Board in its sole discretion), a reasonable opportunity (of not less than 30 days or more than 45 days) to cure such conduct before the Company may terminate you for Cause. Any termination for “Cause” will not limit any other right or remedy the Company may have under this Agreement or otherwise. You will continue to receive the compensation and benefits provided by this Agreement during the period after you receive the written notice of the Company’s intention to terminate your employment for Cause until such termination becomes effective.

In the event your employment is terminated by the Company for Cause you will be entitled only to your Accrued Pay and you will be entitled to no other compensation from the Company. In addition, you may be required to repay to the Company certain previously paid compensation in accordance with any Clawback Policy (as defined below) then in effect.

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For avoidance of doubt, terminations of employment due to death or Disability, which are addressed in Section 7(d) below, are not terminations for Cause.

(b)            Without Cause or for Good Reason. The Company may terminate your employment without Cause at any time and for any reason upon providing you with notice of such termination. Such a termination without Cause shall be deemed a “Qualifying Termination.” In light of the benefits that you will then be eligible for, there is no required advance notice period. You may resign from your employment for Good Reason, as defined below in Section 7(b)(v), upon providing the Company with notice as described below. Such a resignation shall also be deemed a “Qualifying Termination.” If your employment is terminated due to a Qualifying Termination, then, subject to Sections 11 and 13 hereof, you will be eligible to receive the following subject to your timely compliance with Section 7(e) and further provided that no payments for such Qualifying Termination will be made until on or after the date of a “separation from service” within the meaning of Code Section 409A:

(i)            The Company will provide you with cash payments equal in the aggregate to [________] of Base Salary. The cash payments provided by this subpart (i) will be paid to you in substantially equal installments payable bi-weekly over the [___] month period following your Termination Date, however, the first payment will be made within 15 days following the effective (and irrevocable) date of the Release (as defined below). This first payment will cover the period of time from the Termination Date through the end of the bi-weekly period immediately preceding such first payment;

(ii)           The Company will reimburse you for a portion of the premiums you pay for group medical insurance while you are covered under a Company-sponsored group medical insurance plan pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar state law (“COBRA”). Such reimbursement will be equal to the subsidy provided by the Company to active Company employees who participate in the same group medical insurance plan (“Reimbursed Subsidy”). You shall pay your share of any COBRA premiums with after-tax income and the Reimbursed Subsidy will be taxable to you for federal and state tax purposes. The Reimbursed Subsidy will be provided concurrently with COBRA continuation coverage, on a monthly basis for a period of [___] months so long as you elect continuation coverage within the time period prescribed by COBRA, provided, however, if the Company determines that it cannot provide the foregoing reimbursement without violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act or the Employee Retirement Income Security Act of 1974, each as amended), then payment of the Reimbursed Subsidy shall immediately cease. In all cases, the reimbursements provided in this subpart will immediately terminate if you are offered group medical insurance coverage in connection with your employment by another employer;

(iii)          You will continue to be eligible to receive the bonus described in Section 3(b) for the completed fiscal year immediately preceding your termination of employment to the extent the bonus has not yet been paid, in such amount, if any, that the Board determines under Section 3(b);

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(iv)          [If the Qualifying Termination occurs during the 24 month period after a Change of Control, then, subject to Section 5(b), all of your outstanding and unvested Equity Awards that are to vest solely on continued service to the Company (“Time-Based Equity Awards”) will become immediately fully vested as of your Termination Date]; and

(v)           For purposes of this Agreement, you may resign your employment from the Company for “Good Reason” within 30 days after the date that any one of the following events described in subparts (1) through (3) (any one of which will constitute “Good Reason”) has first occurred without your written consent. Your resignation for Good Reason will only be effective if the Company has not cured or remedied the Good Reason event within 30 days after its receipt of your written notice (such notice will describe in detail the basis and underlying facts supporting your belief that a Good Reason event has occurred). Such notice of your intention to resign for Good Reason must be provided to the Company within 30 days of the initial existence of a Good Reason event. Failure to timely provide such written notice to the Company or failure to timely resign your employment for Good Reason means that you will be deemed to have consented to and waived the Good Reason event. If the Company does timely cure or remedy the Good Reason event, then you may either resign your employment without Good Reason or you may continue to remain employed subject to the terms of this Agreement.

(1)	You have incurred a material diminution in your responsibilities, duties or authority;

(2)	You have incurred a material diminution in your Base Salary other than as part of a reduction in the salaries of the other members of the senior executive officer team; or

(3)	The Company has materially breached a material provision of this Agreement.

(c)            For avoidance of doubt, this Section 7(b) does not apply to terminations of employment due to death or Disability which are addressed in Section 7(d).

(d)            Voluntary Termination. In the event you voluntarily terminate your employment with the Company without Good Reason, you will be entitled to receive only your Accrued Pay. You will be entitled to no other compensation from the Company. You agree to provide the Company with at least 30 days advance written notice of your intention to resign without Good Reason. For avoidance of doubt, this Section 7(c) does not apply to terminations of employment due to death or Disability which are addressed in Section 7(d).

(e)            Death or Disability. In the event your employment with the Company is terminated as a result of your death or Disability, then: (i) your spouse or estate will be entitled to receive your Accrued Pay, and (ii) your spouse or estate will be entitled to receive a lump sum cash payment equal to [________]of Base Salary, with such amount paid to your spouse or estate within 60 days following the date of your termination of employment.

For purposes of this Agreement, “Disability” is defined to occur when you are unable to engage in any substantial gainful activity (without reasonable accommodation) by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

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(f)             Release of Claims. As a condition to receiving (and continuing to receive) the payments and benefits provided in Section 7(b) or 7(d), you (or your spouse or estate) must (i) within not later than 60 days after your Termination Date (the “Release Deadline”), execute (and not revoke) and deliver to the Company a Release Of All Claims And Covenant Not To Sue Agreement (the “Release”) in a form to be prepared by the Company at the time of your separation from employment; and (ii) remain in full compliance with such Release. The Company will have the obligation to prepare and execute the Release and tender the Release to you within seven (7) days of your Termination Date. None of the payments and benefits provided in Section 7(b) or 7(d) will be paid or provided until the Release is effective and irrevocable and if the Release does not become effective and irrevocable by the Release Deadline, you will forfeit all rights to the severance payments and benefits described in Section 7(b) or 7(d) of this Agreement. If the Release is effective and irrevocable on the Release Deadline, then, except as required by the following sentence and/or Section 11 below, any payments that would have been made to you during the 60 day period immediately following your separation from service will be paid to you on the first Company payroll period following the Release Deadline and any remaining payments will be made as provided in this Agreement. Additionally, and notwithstanding anything herein to the contrary, in the event that the time period within which you must return and not revoke the Release straddles two (2) calendar years, in all events any payments under Section 7(b) will be made (or commence, as applicable) in the second such calendar year.

8.            Restrictive Covenants Agreement. Your employment is contingent upon you signing the Company’s standard form of restrictive covenants agreement (“Restrictive Covenants Agreement”).

9.            Assignability; Binding Nature. Commencing on the Effective Date, this Agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This Agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this Agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this Agreement may be assigned or transferred except in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company’s obligations under this Agreement contractually or as a matter of law. The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such purchase, succession or assignment had taken place. Your rights and obligations under this Agreement will not be transferable by you by assignment or otherwise provided, however, that if you die, all amounts then payable to you hereunder will be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

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10.          Governing Law; Arbitration. This Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of Arizona. You and the Company agree that any controversy or claim relating to this Agreement or any breach thereof, and any claims you may have arising from or relating to your employment (or separation from employment) with the Company or that the Company may have against you arising from or relating to your employment with the Company, of any nature whatsoever, other than for workers’ compensation, unemployment or disability benefits, will be settled solely and finally by binding arbitration in Maricopa County, Arizona before a single neutral arbitrator in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”) then in effect in the State of Arizona, which can be found at www.adr.org, and for which you can request a copy from the Company. This mutual agreement to arbitrate shall be governed for all legal purposes by the Federal Arbitration Act. You agree that any claim brought pursuant to this Agreement shall be brought in your individual capacity only, and not as a class, collective, or representative action and that the arbitrator has no power or authority to preside over a class, collective or representative action. Judgment upon the award, if any, rendered by the arbitrator may be entered in any court having jurisdiction thereof, provided that this Section 10 will not be construed to eliminate or reduce any right the Company or you may otherwise have to obtain a temporary restraining order or a preliminary or permanent injunction from a court of competent jurisdiction to enforce any of the covenants contained in this Agreement before the matter can be heard in arbitration. The arbitrator shall issue written findings of fact and conclusions of law. You and the Company understand that by agreeing to binding arbitration you and the Company are giving up your rights to trial by jury of any claim either may have against each other. The arbitrator shall have the authority to award either party their reasonable and substantiated legal fees and costs incurred with respect to any claims upon which they prevail. You agree that nothing in this Agreement prevents you from making a report to or filing a charge with a federal, state, or local government agency and that nothing in this Agreement precludes your participation in an investigation by a government agency. However, after exhaustion of any such administrative procedures, any remaining issue or dispute between you and the Company shall be resolved exclusively pursuant to the terms of this Section 10.

11.          Taxes. Notwithstanding anything herein to the contrary, all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. This Agreement is intended to be exempt from or comply with the requirements of section 409A of the Code and each provisions of this Agreement shall be interpreted, to the extent possible, to comply with Section 409A or an exception thereto. Nevertheless, the Company does not and cannot guarantee any particular tax effect or treatment of the amounts due under this Agreement. Accordingly, you remain solely liable for any adverse tax consequences imposed on you by Section 409A of the Code. In the event this Agreement or any benefit paid to you hereunder is deemed to be subject to Section 409A of the Code, you consent to the Company adopting such conforming amendments or taking such actions as the Company deems necessary, in its reasonable discretion, to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A. Notwithstanding any provision in the Agreement to the contrary, if upon your “separation from service” within the meaning of Code Section 409A, you are then a “specified employee” within the meaning of Code Section 409A, then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company will defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six months following such “separation from service” under this Agreement until the earlier of (a) the first business day of the seventh month following your “separation from service;” or (b) 10 days after the Company receives valid confirmation of your death. Any such delayed payments will be made without interest. Additionally, the reimbursement of expenses or in-kind benefits provided pursuant to this Agreement will be subject to the following conditions: (i) the expenses eligible for reimbursement or in-kind benefits in one taxable year will not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year; (ii) the reimbursement of eligible expenses or in-kind benefits will be made promptly, subject to the Company’s applicable policies, but in no event later than the end of the year after the year in which such expense was incurred; and (iii) the right to reimbursement or in-kind benefits will not be subject to liquidation or exchange for another benefit. Under no circumstances may the time or schedule of any payment made or benefit provided pursuant to the Plan or any Agreement be accelerated or subject to further deferral except as otherwise permitted or required pursuant to Section 409A of the Code and you do not have the right to make any election regarding the time or form of any payment due under this Agreement.

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12.          Entire Agreement. Except as otherwise specifically provided in this Agreement, this Agreement contains all the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this Agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.

13.          Covenants.

(a)            As a condition of this Agreement and to your receipt of any post-employment benefits, you agree that you will fully and timely comply with all of the covenants set forth in this Section 13(a) (which will survive your termination of employment and termination or expiration of this Agreement):

(i)            You will fully comply with all obligations under the Restrictive Covenants Agreement and further agree that the provisions of the Restrictive Covenants Agreement will survive any termination or expiration of this Agreement or termination of your employment or any subsequent service relationship with the Company;

(ii)           Within five days of the Termination Date, you will return to the Company all Company confidential information including, but not limited to, intellectual property, etc. and you will not retain any copies, facsimiles or summaries of any Company proprietary information;

(iii)          You will not at any time during the period of your employment with the Company and during any period following your termination of employment, make (or direct anyone to make) any disparaging statements (oral or written) about the Company, or any of its affiliated entities, officers, directors, employees, stockholders, representatives or agents, or any of the Company’s products or services or work-in-progress, that are harmful to their businesses, business reputations or personal reputations, provided, that, nothing in this Section is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation or under other applicable law or from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful or intended to interfere with any employee rights under the National Labor Relations Act, including rights to engage in protected concerted activity;

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(iv)          You agree that, upon the Company’s request and without any payment therefore, you will reasonably cooperate with the Company (and be available as necessary but such cooperation will not interfere with new employment) after the Termination Date in connection with any matters involving events that occurred during your period of employment with the Company including, without limitation, internal investigations and any regulatory or judicial investigation or proceeding or dispute with a third party.

(b)            You also agree that you will fully and timely comply with all of the covenants set forth in this Section 13(b) (which will survive your termination of employment and termination or expiration of this Agreement):

(i)            You will fully pay off any outstanding amounts owed to the Company no later than their applicable due date or within 30 days of your Termination Date (if no other due date has been previously established);

(ii)           Within five days of the Termination Date, you will return to the Company all Company property including, but not limited to, computers, cell phones, pagers, keys, business cards, etc.;

(iii)          You will submit to the Company all business, commercial and investment opportunities, and all offers presented to you or of which you become aware at any time during your employment, which relate to the business of the Company;

(iv)          Within 30 days of the Termination Date, you will submit any outstanding expense reports to the Company;

(v)           As of the Termination Date, you will no longer represent that you are an officer, director or employee of the Company and you will immediately discontinue using your Company mailing address, telephone, facsimile machines, voice mail and e-mail; and

(vi)          You will provide written notice to the Company within three business days after the date that you have agreed to accept new full or part time employment or agreed to provide consulting or other services to another entity or venture during the period during which you are receiving severance benefits under Section 7(b).

(c)            You acknowledge that (i) upon a violation of any of the covenants contained in Section 13 of this Agreement or (ii) if the Company is terminating your employment for Cause as provided in Section 7(a), the Company would as a result sustain irreparable harm, and, therefore, you agree that in addition to any other remedies which the Company may have, the Company will be entitled to equitable relief from a court of competent jurisdiction including specific performance and injunctions restraining you from committing or continuing any such violation; and

(d)            The compensation and benefits provided pursuant to this Agreement may be subject to the Company’s compensation recoupment policy or policies (and related Company practices) that may be adopted by the Company and in effect from time-to-time, including, but not limited to, any policy or policies that may be adopted in response to applicable law (each, a “Clawback Policy”). By signing this Agreement you agree to fully cooperate with the Company in assuring compliance with such policies and the provisions of applicable law, including, but not limited to, promptly returning any compensation subject to recovery by the Company pursuant to such Clawback Policies and applicable law.

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14.          Offset. Any severance or other payments or benefits made to you under this Agreement may be reduced, in the Company’s discretion, by any amounts you owe to the Company or as will be needed to satisfy any future co-payments you would need to make for continuing post-termination benefits, provided however that any such offsets do not violate Code Section 409A or any other applicable law.

15.          Notice. Any notice that the Company is required to or may desire to give you will be given by personal delivery, recognized overnight courier service, email, telecopy or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice that you are required or may desire to give to the Company hereunder will be given by personal delivery, recognized overnight courier service, email, telecopy or by registered or certified mail, return receipt requested, addressed to the Company’s Chief Executive Officer at its principal office, or at such other office as the Company may from time to time designate in writing. The date of actual delivery of any notice under this Section 15 will be deemed to be the date of delivery thereof.

16.          Waiver; Severability. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to by you and the Company in writing. No waiver by you or the Company of the breach of any condition or provision of this Agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. Except as expressly provided herein to the contrary, failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. In the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

17.          Voluntary Agreement. You acknowledge that you have been advised to review this Agreement with your own legal counsel and other advisors of your choosing and that prior to entering into this Agreement, you have had the opportunity to review this Agreement with your attorney and other advisors and have not asked (or relied upon) the Company or its counsel to represent you or your counsel in this matter. You further represent that you have carefully read and understand the scope and effect of the provisions of this Agreement and that you are fully aware of the legal and binding effect of this Agreement. This Agreement is executed voluntarily by you and without any duress or undue influence on the part or behalf of the Company.

[Signature Page Immediately Follows]

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Please acknowledge your acceptance and understanding of this Agreement by signing and returning it to the undersigned. A copy of this signed Agreement will be sent to you for your records.

ACKNOWLEDGED AND AGREED:

SET JET, INC.	EXECUTIVE

By	By

Its	Print

Date	Date

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EXHIBIT A

•	[Executive and Set Jet to complete list]

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FORM OF
LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of July [●], 2023, by and between the undersigned stockholder (the “Holder”) and Revelstone Capital Acquisition Corp., a Delaware corporation (the “Parent”).

A.             Contemporaneously with entering into this Agreement, Parent, Revelstone Capital Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, Set Jet, Inc., a Nevada corporation (the “Company”), and Tom Smith, as the Securityholder Representative, have entered into a Merger Agreement (as amended from time to time, the “Merger Agreement”).

B.             Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

C.             Pursuant to the Merger Agreement, Parent will become the 100% stockholder of the Company.

D.             The Holder is the record and/or beneficial owner of certain shares of Company Common Stock, which will be exchanged for shares of Parent Common Stock pursuant to the Merger Agreement.

E.             As a condition of, and as a material inducement for Parent and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement, which shall be effective as of the Closing Date of the Merger.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.             Lock-up.

(a)             Subject to Section 1(b) below, during the Lock-up Period, the Holder agrees that he, she or it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b)             In furtherance of the foregoing, during the Lock-up Period, Parent will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)             For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d)             The term “Lock-up Period” means the date that is six (6) months after the Closing Date (as defined in the Merger Agreement).

2.             Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of Parent Common Stock, or any economic interest in or derivative of such shares, other than those shares of Parent Common Stock issued pursuant to the Merger Agreement. For purposes of this Agreement, the Merger Consideration Shares beneficially owned by the Holder, together with any other shares of Parent Common Stock, and including any securities convertible into, or exchangeable for, or representing the rights to receive Parent Common Stock, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares,” provided, however, that such Lock-up Shares shall not include shares of Parent Common Stock acquired by such Holder in open market transactions during the Lock-up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-up Shares in connection with (a) transfers or distributions to the Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon death of the Holder; (d) pursuant to a qualified domestic relations order; (e) transfers to Parent’s officers, directors or their affiliates; (f) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Parent; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-up Shares subject to this Agreement shall remain subject to this Agreement; (g) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the Lock-up Period; (h) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Parent Common Stock or the vesting of stock-based awards; and (i) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Parent Common Stock; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (e) clauses, it shall be a condition to any such transfer that (i) the transferee/donee agrees in writing (a copy of which shall be provided by the Holder to the parties hereto and to Continental Stock and Transfer Company), to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period. The Holder hereby covenants to Parent that the Holder will give notice to Parent of any transfer of Lock-up Shares pursuant to this Section 2 of the Agreement, with such notice given in accordance with Section 5 of this Agreement.

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3.             Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of Company, Company’s legal counsel, or any other person.

4.             No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.             Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)             If to Company, to:

Set Jet, Inc.
15011 North 75th Street
Scottsdale, Arizona 85260
Attn: Tom Smith, CEO
E-mail: tom@setjet.com

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with a required copy (which shall not constitute notice) to:

Snell & Wilmer LLP
One East Washington Street
Suite 2700
Phoenix, Arizona 85004
Attn: Dan Mahoney
E-mail: dmahoney@swlaw.com

and

Snell & Wilmer LLP
350 S Grand Avenue
Suite 3100
Los Angeles, CA 90071
Attn: Joshua Schneiderman
E-mail: jschneiderman@swlaw.com

if to Parent:

Revelstone Capital Acquisition Corp.
14350 Myford Road
Irvine, CA 92606
Attn: Morgan Callagy
E-mail: morgan@revelstonecap.com

with a required copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212.504.3013
E-mail: mnussbaum@loeb.com

(b)             If to the Holder, to the address set forth on the Holder’s signature page hereto.

6.             Termination. This Agreement shall terminate automatically upon, and concurrently with, the Closing or the termination of the Merger Agreement, each in accordance with the terms of the Merger Agreement. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

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7.             Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8.             Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9.             Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company and its successors and assigns.

10.           Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11.           Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.           Dispute Resolution. Each of Section 11.14 (Waiver of Jury Trial) and 11.15 (Submission to Jurisdiction) of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15.           Governing Law. Section 11.7 (Governing Law) of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

16.           Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with any provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PARENT:

REVELSTONE CAPITAL ACQUISITION CORP.

By:
Name: Morgan Callagy
Title: Co-Chief Executive Officer

By:
Name: Daniel Neukomm
Title: Co-Chief Executive Officer

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

SANDSTORM LLC

By:
Name:	Thomas P. Smith
Title:	Manager

Address for Notice:

Attention:
Email: tom@setjet.com

with a required copy to (which shall not constitute notice):

Attention:
Email:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

THE III TRUST

William R. Smith, III, as Trustee of The III Trust

Address for Notice:

Attention:
Email: trey@setjet.com

with a required copy to (which shall not constitute notice):

Attention:
Email:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

JADABR, LLC

By:
Name: David Jacofsky
Title: Manager

Address for Notice:

Attention:
Email: david.jacofsky@hopco.com

with a required copy to (which shall not constitute notice):

Attention:
Email:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

JETT FAMILY TRUST

Kiki Constantine, as Manager of the JETT Family Trust

Address for Notice:

Attention:
Email:

with a required copy to (which shall not constitute notice):

Attention:
Email:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

DJJ TRUST

David Jacofsky, as Trustee of the DJJ Trust

Address for Notice:

Attention:
Email: david.jacofsky@hopco.com

with a required copy to (which shall not constitute notice):

Attention:
Email:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

CLEAR WATER AIR LLC

By:
Name: Steve Reynolds
Title: Manager

Address for Notice:

Attention:
Email: steve@setjet.com

with a required copy to (which shall not constitute notice):

Attention:
Email:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

SAU FAMILY LLC

By:
Name: Scott Untrecht
Title: Manager

Address for Notice:

Attention:
Email: scott@setjet.com

with a required copy to (which shall not constitute notice):

Attention:
Email:

[Signature Page to Lock-Up Agreement]

RESTRICTIVE COVENANTS AGREEMENT

This RESTRICTIVE COVENANTS AGREEMENT (this “Agreement”) is entered by and between Set Jet, Inc., a Nevada corporation (“Company”), and ______________________ (“Employee”) (collectively, the “Parties”).

RECITALS

A.              Company and Employee acknowledge that during the course of Employee’s employment with Company, Employee will possess (or continue to possess), and help Company develop, valuable proprietary information, trade secrets, and other confidential information belonging to Company and will be instrumental to the development and/or maintenance of goodwill with Company’s clients and employees.

B.              Company and Employee acknowledge that such proprietary information, trade secrets, confidential information, and goodwill are valuable assets of Company and Company has a legitimate interest in protecting itself from disclosure or misappropriation of such information and from interference with its goodwill relationships with its clients and employees.

C.              Company and Employee agree that for purposes of protecting Company from disclosure or misappropriation of Company’s proprietary information, trade secrets, and other confidential information and protecting its goodwill relationships with its clients and employees, it shall be a condition to Company’s employment of Employee (or continued employment) that Employee execute and deliver this Agreement.

NOW, THEREFORE, in consideration of Employee’s employment and other mutual covenants set forth herein, the parties agree as follows:

AGREEMENT

1.              At-Will. The employment arrangement between Employee and Company shall be at-will. Either Company or Employee may terminate the relationship at any time, with or without notice, for any or no reason.

2.              Ability to Provide Services. Company is entering into this Agreement with Employee with the understanding that (a) Employee is free to enter into this Agreement with Company; and (b) only Company is entitled to benefit from Employee’s work pursuant to this Agreement. Company has no interest in using any other Person’s patents, copyrights, trade secrets, or trademarks in an unlawful manner. Employee shall not misapply or use proprietary rights that Company has no right to use.

3.              Ownership of Intellectual Property.

(a)              Any Intellectual Property made, conceived, developed, or reduced to practice, or caused to be made, conceived, developed, or reduced to practice, by Employee, alone or in conjunction with others, during the term of Employee’s employment with Company will be deemed to have been made or developed by Employee solely for the benefit of Company, will be held in trust for the exclusive use and benefit of Company, and will be the sole and exclusive property of Company. Employee will not, either during the term of Employee’s employment or at any time after termination of such employment, use or disclose to any third party such non-public Intellectual Property, except as expressly authorized by Company in writing. While employed by Company, Employee is permitted to use Intellectual Property for the benefit of Company, provided such use is reasonably within the scope of Employee’s duties with Company, unless or until such authorization is revoked or rescinded by the President of Company.

(b)              Employee agrees to make prompt and full disclosure to Company or its nominee of all Intellectual Property described in this Section 3. To the extent permitted by applicable law, any Intellectual Property related to the business of Company that is conceived, developed, or reduced to practice by Employee, alone or in conjunction with others, within six (6) months after termination of Employee’s employment with Company is presumed to belong to Company.

(c)              Employee agrees to assign, and does hereby assign, to Company all right, title, and interest in and to any such Intellectual Property, including, without limitation, any “moral” rights which Employee may have therein under any copyright law or other similar law, and further agrees, during the term of Employee’s employment and at any time after termination of such employment, at Company’s request and expense, to review, execute, acknowledge, and deliver any and all papers necessary to secure legal protection for Company therefore in any country in the world, including, but not limited to, applications for patents, trademarks, service markets, and copyrights, and to execute any oath or declaration and verify any document in connection with carrying out the terms of this Agreement. In the event Company is unable for any reason whatsoever to secure the signature of Employee to any lawful and necessary documents required, including those necessary for the assignment of, application for, or prosecution of any United States or foreign applications for letters patent or copyright, Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the assignment, prosecution, and issuance of letters patent or copyright thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to Company any and all claims of any nature whatsoever which Employee may now have or may hereafter have for infringement of any patent or copyright resulting from any such application.

(d)              Employee agrees that any copyrights in work produced by Employee during the term of Employee’s employment by Company, which relate to past, present or foreseeable business, products, developments, technology or activities of Company shall be considered a “work for hire” and shall belong solely to Company.

(e)              As used herein, “Intellectual Property” means any and all Inventions, Works of Authorship, trade secrets, trademarks, patents, patentable subject matter irrespective of whether a patent application has been filed, mask works, copyrights, and any other intellectual property conceived, created, developed, discovered, or reduced to practice while Employee is employed by Company, and that (i) relate directly or indirectly to the business of Company or to the actual or demonstrably anticipated research or development of Company, (ii) result from or are suggested by any work assigned to or performed by Employee for Company, or (iii) are used to develop or improve any Company equipment, supplies, facility, product, software, service, or trade secret, whether or not such Intellectual Property is developed entirely on Employee’s own time and with or without use of Company property; “Invention(s)” means any and all discoveries, improvements, ideas, concepts, creative works, and designs, whether or not in writing or reduced to practice, and whether or not they are patentable, including, but not limited to, processes, methods, formulas, and techniques and know-how; and “Works of Authorship” means those works fixed in any tangible medium of expression from which they can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device, whether or not they are copyrightable.

4.              Covenants.

(a)              Confidentiality of Confidential Information and Trade Secrets.

(i)              Except as provided below, during Employee’s employment with Company, and during the Reasonable Duration thereafter, Employee will (A) hold in trust, keep confidential, and not divulge, furnish, sell, or make accessible to any Person any Confidential Information or Trade Secrets, and (B) use the Confidential Information and Trade Secrets solely for the purpose of performing Employee’s duties of employment and not for Employee’s own benefit or the benefit of any other Person. Employee is not permitted to access any Company information, including but not limited to Confidential Information and Trade Secrets, unless Employee has been authorized and directed to access such information by Company, or Employee has a direct business need to access such information in the furtherance of Employee’s job duties. Employee further agrees to take all reasonable actions to assure proper precautions have been taken to prevent unauthorized access to, the disclosure of, or the loss or destruction of Confidential Information and Trade Secrets.

(ii)              Employee shall be permitted to disclose Confidential Information or Trade Secrets to the extent, but only to the extent, (A) Company provides its express prior written consent to such disclosure; (B) necessary to perform the duties of Employee’s employment; or (C) required by law; provided, that prior to making any disclosure of Confidential Information or Trade Secret (whether pursuant to a deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, or other similar process), Employee must promptly notify Company of Employee’s intent to make such disclosure, so that Company may seek a protective order or other appropriate remedy and may participate with Employee in determining the amount and type of Confidential Information or Trade Secrets, if any, which must be disclosed in order to comply with applicable law.

(iii)              Limited Exceptions. There are limited exceptions to the above requirement if Employee is providing information to government agencies—such as the Equal Employment Opportunity Commission, National Labor Relations Board, the Occupational Safety and Health Administration (or its state equivalent), and the Securities and Exchange Commission. This Agreement does not limit Employee’s ability to communicate with any government agencies regarding matters within their jurisdiction or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to Company. Nothing in this Agreement shall prevent Employee from the disclosure of Confidential Information or Trade Secrets that: (A) is made: (I) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event that Employee files a lawsuit alleging retaliation by Company for reporting a suspected violation of law, Employee may disclose Confidential Information or Trade Secrets related to the suspected violation of law or alleged retaliation to Employee’s attorney and use the Confidential Information or Trade Secrets in the court proceeding if Employee or Employee’s attorney: (i) files any document containing Confidential Information or Trade Secrets under seal; and (ii) does not disclose the Confidential Information or Trade Secrets, except pursuant to court order. Company provides this notice in compliance with the Defend Trade Secrets Act of 2016.

(iv)              Promptly after termination of Employee’s employment with Company, or at any time upon request by Company, Employee shall return to Company all Company property, including but not limited to any Confidential Information and Trade Secrets which are in tangible form and which is then in Employee’s possession. Employee further agrees that, at the request of Company, Employee will execute a written statement certifying that Employee has complied with the requirements of this Section 4(a)(iv).

(v)              As used herein;

“Person” means any corporation, partnership, limited liability company, association, organization, group, trust, estate, firm, individual, or other legal entity;

“Confidential Information” means all information concerning or related to the business, operations, financial condition, customers, or prospects of Company that is not known by, or readily available to the public (whether prepared by Company, its advisors or otherwise; regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form), and shall specifically include (without limitation) the following non-public information and documents: (A) Company’s trade secrets, processes, techniques, methods, ideas, and know-how; (B) Company’s specialized or unique technology; pricing; advertising and marketing strategies; financial statements; audit reports; budgets; business methods; and business plans or forecasts; (C) analyses, compilations, forecasts, data and/or market studies, notes, translations, or memoranda or other documents or materials containing, based on, generated or derived from, in whole or in part, any Confidential Information (whether prepared by Company, Employee or a third party); (D) Company’s client preferences and historical services provided to clients; (E) Company’s vendor agreements and pricing; (F) Company’s referral sources and agreements relating thereto; (G) Company’s licenses and licensees, and agreements relating thereto; (H) Company’s methods, procedures, and strategies utilized in identifying prospective clients, referral sources, and suppliers and in soliciting the business thereof, and in marketing, pricing, applying and delivering the products and services of Company; (I) information from Company’s clients that has been designated and/or treated as confidential by such clients and that has been entrusted to Employee and/or Company as confidential; and (J) any third-party manufacturer information that is subject to a non-disclosure agreement between Company and the manufacturer. Confidential Information is confidential regardless of its form, and whether or not it is marked as “confidential” or “proprietary.”

“Confidential Information” will not include information that (I) is or becomes part of the public domain through no fault of Employee; (II) is already known to Employee and has been identified by Employee to Company in writing prior to the commencement of Employee’s employment with Company; or (III) is subsequently lawfully received by Employee from a third party not subject to confidentiality restrictions.

“Reasonable Duration” with regard to the Trade Secrets, means the duration of the obligations and duties under this Agreement shall remain in effect as long as the information constitutes a trade secret under applicable law. With regard to Confidential Information, “Reasonable Duration” means that the obligations and duties under this Agreement shall remain in effect so long as Company treats the information as confidential and/or is obligated to treat the information as confidential. In the event something qualifies as both a Trade Secret and Confidential Information, the obligations and duties under this Agreement shall remain in effect for the longer of the period of time the information constitutes a trade secret under applicable law or the period of time Company treats the information as confidential. If Employee has any questions regarding whether any information, document, or other Company property is considered Confidential Information or a Trade Secret, Employee must consult with Company’s President in writing before taking any action that may be in violation of this Agreement.

“Trade Secrets” means information, including a formula, pattern, compilation, program, device, method, technique or process, that: (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets may be developed by Company and/or made known to or acquired by Company from an affiliate, parent company, subsidiary, division, employee, contractor, staff member, officer, board member, manager, agent of Company, third party, or client.

(b)              Anti-Piracy of Company Employees. Employee recognizes that Company’s employees are a valuable resource of Company. Accordingly, Employee agrees that Employee will not, during Employee’s employment with Company and during the Employee Anti-Piracy Term thereafter, either alone or in conjunction with any other Person, directly or indirectly, (i) induce or encourage (or attempt to induce or encourage) any employee of Company to leave the employ of Company, whether for purposes of employing or contracting any such employee in a Competing Business or for any other reason, or (ii) interfere in any way with the relationship between Company and any such employee.

(i)              As used herein:

“Competing Business” means products or services that are the same, similar or otherwise in competition with the products and services that Company is then currently offering (or of which Employee has knowledge, at the time in question, that the Company has plans to offer within twelve (12) months) with which Employee was involved or about which Employee acquired Confidential Information.

“Employee Anti-Piracy Term” means the eighteen (18) month period commencing on the Termination Date; provided, however, that if (and only if) required by a final decision or order of a court of competent jurisdiction in order for the provisions of this Section 4(b) to remain valid and enforceable against Employee, “Employee Anti-Piracy Term” means the twelve (12) month period commencing on the Termination Date.

“Termination Date” means the date on which Employee’s employment with Company is terminated by either Company or Employee, for any reason or no reason.

(c)              Anti-Piracy of Company Clients. Employee recognizes that Company’s Clients are a valuable resource of Company. Accordingly, Employee agrees that Employee will not, during Employee’s employment with Company and during the Client Anti-Piracy Term thereafter, directly or indirectly in any capacity whatsoever, either as an employee, officer, director, equity holder, proprietor, partner, joint venture, consultant, or otherwise (i) call on or solicit any Company Client for purposes of diverting such customer to a Competing Business; or (ii) induce or encourage (or attempt to induce or encourage) any customer, vendor, supplier, licensor, licensee or other Person to cease conducting business with Company; or (iii) in any way interfere with the relationship between any such customer, supplier, licensee or other Person and Company.

(i)              As used herein:

“Company Client(s)” means (i) the actual current clients and customers of Company which Employee alone, or in combination with others, handled, serviced, or solicited at any time during the one (1) year period immediately preceding the Termination Date. In the case of a corporate client, “Company Client” shall, in addition to the corporate client itself, the individual representative of the corporate client and his or her successor or equivalent within the organizational subdivision of the corporate client on behalf of which he or she patronized Company, any organizational subdivision of the corporate client on behalf of which such individual representative has patronized Company, and any organizational subdivision of the corporate client referred to Employee by such individual representative.

“Client Anti-Piracy Term” means the eighteen (18) month period commencing on the Termination Date; provided, however, that if (and only if) required by a final decision or order of a court of competent jurisdiction in order for the provisions of this Section 4(c) to remain valid and enforceable against Employee, “Client Anti-Piracy Term” means the twelve (12) month period commencing on the Termination Date.

“Competing Business” has the same definition as set forth above in Section 4(b)(i).

5.              Representations, Warranties and Covenants of Employee. Employee hereby represents and warrants to, and covenants with, Company as follows:

(a)              Employee has the full legal right and power and all authority required to enter into and to perform according to the terms of this Agreement. This Agreement is duly and validly executed and delivered by Employee, and constitutes legal, valid and binding obligations of Employee enforceable against Employee in accordance with its terms.

(b)              The execution, delivery and performance of this Agreement by Employee do not and will not (i) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement or other instrument or other understanding to which Employee is a party or by which any property or asset of Employee is bound or affected, or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Employee is subject, or by which any property or asset of Employee is bound or affected.

(c)              All work produced by Employee hereunder will be originally created by Employee, and will not (and will not when used by Company for any purpose) infringe, or otherwise violate or misappropriate any patent, copyright, trade secret, trademark or other intellectual property or proprietary right held by any Person. Without the express written permission of Company, Employee will not incorporate into the work produced hereunder any third party product, software, or other materials for which the intellectual property rights are not owned solely by Employee. Employee has not previously granted and will not grant any rights in the work produced hereunder or the Intellectual Property that are inconsistent with the rights granted to Company herein.

6.              Adequate Opportunity To Review; Reasonableness of Covenants. Employee has carefully read and considered this Agreement, including all restrictive covenants, all provisions relating to confidentiality, and all duties imposed upon Employee. Employee acknowledges that Employee understands and has had the opportunity to review this Agreement with counsel of Employee’s own choosing. Employee represents and warrants to Company that (a) all provisions contained in this Agreement are fair, reasonable, and reasonably required for the protection of Company’s business interests, (b) valid consideration has been received therefore, and (c) Employee’s experience and capabilities are such that the provisions of this Agreement will not prevent Employee from earning an adequate livelihood for Employee.

7.              Extension of Time for Breach. If Employee is in breach of any of the provisions of Section 3 or 4 above, then the time periods set forth in such provisions will be extended by the length of time during which Employee is in breach of any of such provisions.

8.              Miscellaneous.

(a)              Recitals. The Recitals are hereby incorporated herein.

(b)              Counterparts; Electronic Signatures. This Agreement may be executed simultaneously in one or more counterparts, but all such counterparts taken together will constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by secure electronic transmission, such as DocuSign, or .pdf signatures delivered via email, will constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.

(c)              Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior and contemporaneous written and oral agreements, representations and communications between the parties relating to such transactions. This Agreement may be amended, supplemented, or otherwise modified only by a writing signed by both of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

(d)              Equitable Relief. Employee acknowledges and agrees that Company would be irreparably damaged in the event that any of the provisions of this Agreement are not performed by Employee in accordance with their specific terms or are otherwise breached, and that money damages cannot be easily and fairly quantified at this time and, accordingly, would not be a sufficient remedy for such breach. Employee agrees that Company will be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach, without any requirement to post bond or other security or to prove actual damage or harm. Such remedies shall not be deemed to be the exclusive remedies for any such breach but shall be in addition to all other remedies available at law or in equity.

(e)              Governing Law; Venue; Attorneys’ Fees. Any arbitration agreement applicable to Employee in relation to Employee’s employment with Company shall not be applicable to any violation by Employee of any term of this Agreement. Any violation of this Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Arizona, without giving effect to any conflict of laws rules. The exclusive venue for any dispute arising under or related to this Agreement shall be federal or state courts located in Phoenix, Arizona, and the Parties submit to the personal jurisdiction of such courts. If any lawsuit is brought in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled. The phrase “prevailing party” means the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default, judgment, or otherwise.

(f)              Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)              Successors and Assigns. Employee may not assign Employee’s rights or delegate or cause to be assumed Employee’s obligations hereunder without the prior written consent of Company. Any attempted assignment, delegation or assumption not in accordance with this section shall be null and void and of no force or effect whatsoever. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Any successor to Company, whether by merger, sale of all or substantially all of Company’s assets or stock, or otherwise, is an intended third party beneficiary of this Agreement with the same rights to enforce this Agreement as Company.

(h)              Survival. This Agreement shall survive any termination of Employee’s employment with Company.

(i)               Waivers. The due performance or observance by the parties of their respective obligations under this Agreement shall not be waived, and the rights and remedies of the parties hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations under this Agreement may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

IN WITNESS WHEREOF, Employee and Company have approved and executed this Agreement as of the date set forth below.

Set Jet, Inc.

Signature:

Title:

Date:

Employee:

Signature:

Printed Name:

Date:

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

FOREIGN CORPORATION

Dated: ___________________

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Set Jet, Inc. a Nevada corporation (the “Surviving Corporation”), and the name of the entity being merged into this surviving corporation is Revelstone Capital Merger Sub, Inc., a Delaware corporation (the “Merging Corporation”).

SECOND: The Agreement of Merger (the “Agreement of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the Surviving Corporation and the Merging Corporation pursuant to Title 8, Section 252.

THIRD: The name of the Surviving Corporation is Set Jet, Inc., a Nevada corporation.

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective upon the earlier of the filing of (i) this Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) the Articles of Merger with the Secretary of State of the State of Nevada.

SIXTH: The Agreement of Merger is on file at [15011 North 75th Street, Scottsdale, Arizona 85260], the place of business of the Surviving Corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the Surviving Corporation or the Merging Corporation.

EIGHT: The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail any such process to the Surviving Corporation at [15011 North 75th Street, Scottsdale, Arizona 85260]1.

1 NTD: Address to be confirmed by Set Jet prior to filing.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by the undersigned authorized officer on the date set forth above.

SET JET, INC.,
A Nevada corporation

By:
Name:
Title:

Signature Page to Certificate of Merger –
Revelstone Capital Merger Sub, Inc. into Set Jet, Inc.

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange Merger TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity Information: (Constituent, Acquired or Merging) Entity Name: Jurisdiction: Entity Type*: If more than one entity being acquired or merging please attach additional page. 2. Entity Information: (Resulting, Acquiring or Surviving) Entity Name: Jurisdiction: Entity Type*: 3. Plan of Conversion, The entire plan of conversion, exchange or merger is attached to these articles. Exchange or Merger: (select one box) The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only) 4. Approval: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 5. Effective Date and Time: (Optional) Date: Time: (must not be later than 90 days after the certificate is filed) * corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust. Page 1 of 4 Revised: 12/15/2022

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange Merger TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity * corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust. Page 2 of 4 Revised: 12/15/2022

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Conversion: A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Care of: Name Address City State Zip/Postal Code 6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign) Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 Name of constituent entity 9. Signature Statement: (Required) 8. Declaration: (Exchange and Merger only) Exchange: The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). Merger: (Select one box) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). ** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) ** Country Form will be returned if unsigned. Page 3 of 4 This form must be accompanied by appropriate fees. Revised: 12/15/2022

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Page 4 of 4 Revised: 12/15/2022 Title Date 10. Signature(s): (Required) Form will be returned if unsigned. This form must be accompanied by appropriate fees. Name of acquired/merging entity X ________________________________ Signature (Exchange/Merger) Title Date X ________________________________ Signature (Exchange/Merger) Name of acquiring/surviving entity Please include any required or optional information in space below: (attach additional page(s) if necessary) Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 If more than one entity being acquired or merging please attach additional page of informaiton and signatures. Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230). The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. Merger: 9. Signature Statement Continued: (Required) Title Date X ________________________________ Signature of Constituent Entity (Conversion) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange. The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. Exchange:

EARNOUT ESCROW AGREEMENT

This EARNOUT ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [●], 2023, by and among (i) Set Jet, Inc., a Delaware corporation (f/k/a Revelstone Capital Acquisition Corp.) (“PubCo”), (ii) Revelstone Capital, LLC, a Delaware limited liability company (“Sponsor”), (iii) Thomas P. Smith, solely in its capacity as the representative of the Earnout Recipients (together with any successor appointed in accordance with the Merger Agreement, the “Holder Representative”, and together with PubCo and Sponsor, sometimes referred to individually as a “Party” or collectively as the “Parties”), and (iv) Continental Stock Transfer & Trust Company (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined herein).

WHEREAS, each of Holder Representative, PubCo and Set Jet, Inc., a Nevada corporation, have entered into that certain Merger Agreement dated as of July [●], 2023 (the “Merger Agreement”) pursuant to which the parties thereto have agreed to establish an escrow arrangement for the purposes set forth therein;

WHEREAS, in accordance with Section 3.6 of the Merger Agreement up to 4,500,000 shares of Class A Common Stock of PubCo shall be issued by PubCo to the Earnout Recipients (the “Earnout Shares”);

WHEREAS, the Earnout Shares shall be held in escrow by the Escrow Agent pursuant to the terms of this Agreement (the “Escrow Account”) and shall be released by the Escrow Agent only upon the occurrence of certain milestone events as specifically set forth in this Agreement and pursuant to Section 3.6(a), Section 3.6(b) or Section 3.6(c) of the Merger Agreement;

WHEREAS, pursuant to Section 11.18 of the Merger Agreement, the Holder Representative is appointed as the representative, true and lawful attorney in fact and agent for all of the Earnout Recipients for all purposes set forth therein; and

WHEREAS, the Parties desire to constitute and appoint the Escrow Agent as escrow agent hereunder, and the Escrow Agent is willing to assume and perform the duties and obligations of the escrow agent pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Appointment. Each of Holder Representative, acting on behalf of the Earnout Recipients, Sponsor and PubCo hereby appoint the Escrow Agent as their escrow agent to (a) hold in escrow the Earnout Shares and any Escrowed Dividends (as defined herein) received by the Escrow Agent pursuant to Section 2(e) for the Earnout Recipients and (b) to administer and disburse the Earnout Shares and the Escrow Dividends and otherwise for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the express terms and conditions set forth herein.

2.              Deposit, Delivery and Receipt of Earnout Shares; Other Actions.

(a)            At the Closing and immediately prior to the Effective Time, PubCo will issue the Earnout Shares to the Escrow Agent. The Escrow Agent will hold the Earnout Shares in the Escrow Account as a book-entry position with a number of Earnout Shares registered in the name of the Escrow Agent until any such Earnout Shares are to be (i) released to the Earnout Recipients on a pro rata basis as set forth on Exhibit A, or (ii) otherwise forfeited and released to PubCo, in each case, in accordance with the terms of this Agreement and the Merger Agreement.

(b)            When all or any portion of the Earnout Shares are required to be released under the Merger Agreement, the Parties shall deliver joint written instructions to the Escrow Agent in accordance with the security procedures set forth in Section 11 and executed by each of PubCo, Sponsor and the Holder Representative (a “Release Notice”).

(c)            The Escrow Agent does not own or have any interest in the Earnout Shares or any Escrowed Dividends, but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Earnout Shares and any Escrowed Dividends in accordance with the terms and conditions set forth herein.

(d)            During the term of this Agreement, neither the Escrow Agent, the Earnout Recipients (or any individual Earnout Recipient), nor Holder Representative nor Sponsor nor PubCo shall have the right to exercise any voting rights with respect to any of the Earnout Shares.

(e)            Any dividend or other distributions distributed on any Earnout Shares (collectively the “Escrowed Dividends”) shall be distributed to and held by the Escrow Agent to be held in a bank account and be deposited in a non-interest bearing account to be maintained by the Escrow Agent and deemed part of the escrow hereunder. The Escrow Agent shall disburse the Escrowed Dividends together with and when the Earnout Shares on which such dividend was distributed are released, to the same person or entity to whom such Earnout Shares are released in accordance with the terms of this Agreement. For the avoidance of doubt, any release or distribution of Earnout Shares in accordance with this Agreement shall also be understood to include a distribution of the Escrowed Dividends, if any, with respect to such released Earnout Shares.

(f)             Any cash Escrowed Dividends shall be delivered to the Escrow Agent to be held in a bank account and be deposited in one or more non-interest-bearing accounts to be maintained by the Escrow Agent in the name of the Escrow Agent at one or more of the banks listed in Schedule 3 hereto (the “Approved Banks”). The deposit of such Escrowed Dividends in any of the Approved Banks shall be deemed to be at the direction of the applicable Party entitled to such Escrowed Dividends (for the avoidance of doubt, when the Earnout Recipients are entitled to such Escrowed Dividends, for purposes hereunder, the “applicable Party” shall be the Holder Representative acting on behalf of the Earnout Recipients). At any time and from time to time, the applicable Party entitled to such Escrowed Dividends may direct the Escrow Agent, by written instruction, (i) to deposit such dividends with a specific Approved Bank, (ii) not to deposit any new dividend amount in any Approved Bank as specified in such written instruction and/or (iii) to withdraw all or any of such dividends that may then be deposited with any Approved Bank specified in such written instruction. With respect to any such written instruction by the applicable Party entitled to the Escrowed Dividends, the Escrow Agent will withdraw such amount specified in such written instruction as soon as reasonably practicable and the Parties acknowledge and agree that such specified amount remains at the sole risk of the Parties prior to and after such withdrawal. Any amount so withdrawn may be reinvested or deposited with any other Approved Bank or any Approved Bank instructed by the applicable Party entitled to the Escrowed Dividends in such written instruction. So long as the Escrow Agent is holding any amount of the cash Escrowed Dividends in accordance with this Agreement and absent investment instructions from the applicable Party in accordance with this Section 2(f) (such amount in respect of which no investment instructions have been received, a “Non-Invested Amount”), the Escrow Agent shall deposit the Non-Invested Amount in a non-interest-bearing account with an Approved Bank and such deposit of the Escrowed Dividend in any of the Approved Banks shall be deemed to be at the direction of the applicable Party entitled to such Escrowed Dividends.

2

(g)            The Escrow Agent shall have no duty, responsibility or obligation to invest any cash Escrowed Dividends or other funds or cash held by it hereunder other than in accordance with this Section 2.

(h)            The amounts held in custody by the Escrow Agent pursuant to this Agreement are at the sole risk of the Parties and, without limiting the generality of the foregoing, the Escrow Agent shall have no responsibility or liability for any diminution of the cash Escrowed Dividends which may result from any deposits made pursuant to this Agreement, including any losses resulting from a default by an Approved Bank or any other credit losses (whether or not resulting from such default) or other losses on any deposit required to be liquidated in order to make a payment required hereunder. The Parties acknowledge and agree that the Escrow Agent is acting prudently and at their direction when depositing the cash Escrowed Dividends at any Approved Bank, and the Escrow Agent is not required to make any further inquiries in respect of any Approved Bank.

3.              Release Notices.

(a)            The Escrow Agent shall disburse the Earnout Shares only in accordance with the Release Notice. The Release Notice shall set forth in reasonable detail the triggering event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Earnout Shares to be released and the identity of the person to whom they should be released).

(b)            If the Earnout Shares are to be released to the Earnout Recipients (as opposed to a release and forfeiture to PubCo), the specified number of Earnout Shares (and the applicable portion of the Escrowed Dividends) shall be released directly to the Earnout Recipients in accordance with the terms of the Merger Agreement (in which case, the Holder Representative shall specify in the Release Notice the number of Earnout Shares and Escrowed Dividends each Earnout Recipient shall receive in connection with such release and the Escrow Agent, which the Holder Representative shall calculate in accordance with the Consideration Spreadsheet pursuant to Section 3.5 of the Merger Agreement, and the Escrow Agent shall have no liability for the accuracy of, or compliance with terms of the Merger Agreement or any other document, of such instructions).

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(c)            If the Merger Agreement requires that all or any portion of the Earnout Shares are to be released and forfeited to PubCo, then the Release Notice shall specify the number of Earnout Shares to be released and forfeited to PubCo (and the applicable portion of the Escrowed Dividends).

(d)            In the event an equitable adjustment is required under Section 4(c) below, any Release Notice shall also include reasonably detailed information with respect to such equitable adjustment.

(e)            During the period from the date of this Agreement until the date upon which all of the Earnout Shares have been released, PubCo, Sponsor and the Holder Representative agree to promptly and jointly issue the Release Notice upon the occurrence of an Earnout Trigger, as such events are described in the Merger Agreement (and in accordance with Section 4). For the avoidance of doubt, in the event of a conflict between the terms of this Agreement and the Merger Agreement, then, as between PubCo and the Holder Representative or any subset thereof, the terms of the Merger Agreement shall control and the Parties and the Escrow Agent shall use reasonable best efforts to effect an amendment to this Agreement (including to Section 4 below).

(f)             Within five (5) Business Days following the receipt of any Release Notice and subject to the receipt of required documentation for compliance with applicable anti-money laundering requirements, the Escrow Agent shall release and deliver to the person or persons designated in the applicable Release Notice the number of Earnout Shares set forth in such Release Notice by transfer of the relevant Earnout Shares into the securities accounts designated in such Release Notice.

(g)            The Escrow Agent shall be entitled to rely upon, and be held harmless for such reliance, on any Release Notice for any action taken, suffered or omitted to be taken in good faith by it. The Escrow Agent shall have no obligation to determine whether the Earnout Trigger has occurred or is contemplated to occur under the Merger Agreement, this Agreement (including, without limitation, under Section 4), or any other document.

(h)            For purposes of this Agreement, “Business Day” shall mean any day other than a Friday, Saturday, Sunday or any other day on which commercial banks in Phoenix, Arizona or commercial banks in the location of the Escrow Agent’s offices listed in the Escrow Agent’s notice address in Section 10 are authorized or required by law to close.

4.              Disbursement and Termination.

(a)            Release of Earnout Shares.

(i)            3,500,000 Earnout Shares shall be released and delivered to the Earnout Recipients if the VWAP of Parent’s Common Stock is above $12.50 for any twenty (20) out of thirty (30) consecutive Trading Days during the Earnout Period (the “12.50 Earnout Trigger”);

(ii)            1,000,000 Earnout Shares if the VWAP of Parent’s Common Stock is above $15.00 for any twenty (20) out of thirty (30) consecutive Trading Days during the Earnout Period (together with the 12.50 Earnout Trigger, the “Earnout Triggers” and each an “Earnout Trigger”);

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(iii)            for the avoidance of doubt, any Earnout Shares to be released from the Escrow Account shall be distributed and released as PubCo’s Class A Common Stock; and

(iv)            if at any time after the Closing and prior to or on the fifth (5th) anniversary of the Closing Date, there occurs any transaction resulting in a Change in Control, then the Earnout Trigger shall be deemed to have occurred.

(b)            Escrow Termination Date. Within ten (10) Business Days after the date that is the fifth (5th) anniversary of the Closing Date (the “Release Date”), PubCo, Sponsor and Holder Representative shall issue a Release Notice to the Escrow Agent instructing the Escrow Agent to release to PubCo (i) the number of Earnout Shares, if greater than zero, equal to (such amount, the “Remaining Earnout Shares”) (a) the number of Earnout Shares left in escrow less (ii) any Earnout Shares that are subject to release pursuant to Section 4(a)(i) or Section 4(a)(ii) of this Agreement or Section 3.6(a), Section 3.6(b) or Section 3.6(c) of the Merger Agreement due to the applicable Trigger Event being timely met (the “Pending Earnout Shares”) and (b) any Escrowed Dividend with respect to the Remaining Earnout Shares. PubCo will, immediately upon receipt of the Remaining Earnout Shares, retire the Remaining Earnout Shares. With respect to any Pending Earnout Shares and any Escrowed Dividend with respect to the Pending Earnout Shares (the “Pending Escrowed Dividend”), the Escrow Agent shall continue to hold such amounts in escrow in accordance with the terms of this Agreement and the Merger Agreement until the Escrow Agent releases such Pending Earnout Shares pursuant to Section 4(a)(i) or Section 4(a)(ii) of this Agreement or Section 3.6(a), Section 3.6(b) or Section 3.6(c) of the Merger Agreement and Pending Escrowed Dividend pursuant to Section 2(e) of this Agreement. Subject to the provisions of this Section 4, this Agreement shall terminate after all of the Earnout Shares and Escrowed Dividends have been released from the Escrow Account.

(c)            Adjustment. The PubCo’s Class A Common Stock price targets set forth in Section 3.6 of the Merger Agreement and the number of PubCo’s Class A Common Stock to be issued and released pursuant to Section 3.6 of the Merger Agreement shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the PubCo Class A Common Stock after the date of this Agreement.

(d)            Records. The Escrow Agent shall keep proper books of record and account in which full and correct entries shall be made of all release activity in the Escrow Account.

5.              Escrow Agent.

(a)            The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall not have any fiduciary, partnership or joint venture relationship with any Party or any other person or entity arising out of or in connection with this Agreement.

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(b)            The Escrow Agent shall not be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document among the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall govern and control in all respects relating to the Escrow Agent, but in every other respect involving the parties and beneficiaries of any such other agreement, the other agreement shall control.

(c)            The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any Release Notice or other written notice, document, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary, or other person or entity for refraining from acting upon any Release Notice or other written notice, document, instruction or request furnished to it hereunder setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Earnout Shares, or any portion thereof, unless such Release Notice or other written notice, document, instruction or notice shall have been delivered to the Escrow Agent in accordance with Section 11 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Escrow Agent shall not be under any duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any receipt of Earnout Shares which may be due to it or the Escrow Account, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any number or class of Earnout Shares deposited with it hereunder.

(d)            The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to any Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents, and the Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by any such attorney or agent in good faith, absent fraud, gross negligence, bad faith or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute arising under the Merger Agreement (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

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6.              Succession.

(a)            The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice (pursuant to Section 10) in writing of such resignation to the Parties specifying a date when such resignation shall take effect. By delivery of joint written instructions by the Parties to the Escrow Agent, the Parties shall have the right to terminate their appointment of the Escrow Agent, or successor escrow agent, as Escrow Agent, upon thirty (30) days’ notice to the Escrow Agent. If the Escrow Agent shall resign, be removed or otherwise become incapable of acting, the Parties shall appoint a successor to be the Escrow Agent. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days after giving notice of such removal or following the receipt of the notice of resignation or incapacity, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within the relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Earnout Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent as jointly instructed in writing by the Parties, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8 hereunder. The Escrow Agent shall have the right to withhold monies or property in an amount equal to any amount due and then owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent that the Parties are obligated to indemnify or reimburse the Escrow Agent for pursuant to this Agreement in connection with the termination of this Agreement, so long as the Escrow Agent has previously submitted a written invoice in respect thereof to the Parties that the Parties have not paid within 30 days of receipt of such invoice.

(b)            Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further action on the part of any party hereto. The Escrow Agent shall promptly notify the Parties in the event this occurs.

(c)            Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Parties, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further action, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to such successor escrow agent, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8.

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7.              Compensation and Reimbursement. PubCo agrees to, other than those incurred in connection with the breach of this Agreement by the Holder Representative, in which event the Holder Representative agrees to (a) pay the Escrow Agent upon execution of this Agreement, and from time to time thereafter, all reasonable compensation for the services to be rendered hereunder by the Escrow Agent as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances, including, without limitation, reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement.

8.              Indemnity.

(a)            The Escrow Agent shall be indemnified and held harmless by PubCo and Sponsor, jointly and severally, from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the Nature of Interpleader in any state of federal court located in New York County, State of New York. Notwithstanding the foregoing, and except as provided in Section 7, as between themselves, the Parties agree that any Agent Claims payable hereunder shall be paid (or reimbursed, as applicable): (a) in the case that the Agent Claim is not attributable to actions or inactions of any particular Party, by PubCo; and (b) in the event that the Agent Claim is attributable to the actions or inactions of a certain Party, by such Party (and such Party shall reimburse the other Party, in the event that such other Party(ies) has made indemnification payments under this Section 8(a) in respect of such Agent Claim).

(b)            The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

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(c)            The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action take or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d)            For the avoidance of doubt, this Section 8 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

9.              Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)            Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain applicable information which is required to confirm the Parties’ identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent for the purposes of this Agreement.

(b)            Certification and Tax Reporting. The Parties have provided, or promptly following the date hereof will provide, the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9. The Escrow Agent shall make such reports to the applicable tax authorities as directed by PubCo and shall have no obligation under this Agreement to make any other reports with respect to taxes. If required by law, the Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.

10.            Notices. Except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which are specifically governed by Section 11 below), any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested, and notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

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If to the Holder Representative:

[Name]
[Address]
[Address]
Attention:
E-mail:

With a copy (which shall not constitute notice) to:

[Name]
[Address]
[Address]
Attention:
E-mail:

If to PubCo:

Set Jet, Inc.
15011 North 75th Street
Scottsdale, Arizona 895260
Attn: Tom Smith
E-mail: tom@setjet.com

with a copy (which shall not constitute notice) to:

Snell & Wilmer LLP
One East Washington Street
Suite 2700
Phoenix, Arizona 85004
Attn: Dan Mahoney
E-mail: dmahoney@swlaw.com

and

Snell & Wilmer LLP
350 S Grand Avenue
Suite 3100
Los Angeles, CA 90071
Attn: Joshua Schneiderman
E-mail: jschneiderman@swlaw.com

If to Sponsor

Revelstone Capital, LLC
14350 Myford Rd
Irvine, CA 92606
Attn: Morgan Callagy
E-mail: morgan@revelstonecap.com

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with a copy (which shall not constitute notice) to:

Thomas P. Smith
[Address]
[Address]
Attention:
E-mail:

If to the Escrow Agent:

Continental Stock Transfer & Trust Company
1 State Street
30th Floor
New York, NY 10004-1561
Attention: Account Administration
E-mail: accountadmin@continentalstock.com
Telephone: 212-509-4000

11.            Security Procedures.

(a)            Notwithstanding anything to the contrary as set forth in this Agreement, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Earnout Shares, including but not limited to any such instructions that may otherwise be set forth in a Release Notice or other written notice, document, instruction or request permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Earnout Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number or e-mail address.

(b)            In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic submission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to reach the Holder Representative after a reasonable amount of time, the Escrow Agent is hereby authorized both to receive written instructions from and seek written confirmation of such instructions by any one or more of Sponsor’s or PubCo’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer and Chief Financial Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer as confirmation on behalf of the Holder Representative.

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(c)            Notwithstanding anything to the contrary herein, the Escrow Agent shall only deliver or distribute the Earnout Shares upon receipt of and in accordance with the delivery instructions set forth in the applicable Release Notice.

(d)            The Parties acknowledge that the security procedures set forth in this Section 11 are commercially reasonable.

12.            Compliance with Court Orders. In the event that any escrow or trust property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13.            Miscellaneous.

(a)            Amendment. Except for transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto.

(b)            Assignment. Neither this Agreement nor any right, obligation or interest hereunder may be assigned in whole or in part by any party hereto, except as provided in Section 6, without the prior written consent of all of the other parties hereto.

(c)            Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of law (including conflicts of law) that will require the application of the laws of any other jurisdiction. Each party to this Agreement irrevocably waives any objection on the grounds of venue, forum non-conveniens, lack of jurisdiction or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court located in the State of New York. The parties to this Agreement further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(d)            Force Majeure. No party to this Agreement is liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of acts reasonably beyond its control including, without limitation, acts of God, fire, terrorism, disease, pandemic, floods, strikes, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided, that the Escrow Agent shall use commercially reasonable efforts to resume performance as soon as practicable. If any such act occurs, then the Escrow Agent shall give, as promptly as practicable, written notice to the Parties, stating the nature of such act and any action being taken to avoid or minimize its effect.

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(e)            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or pdf (including via e-mail). A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature, and will be binding and effective upon such party when a counterpart shall have been signed by each of the parties hereto and delivered to the other parties hereto.

(f)             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable by reason of any applicable law of a jurisdiction, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(g)            Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. All references to currency, monetary values and dollars set forth herein shall mean U.S. dollars. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(h)            Enforcement, Remedies and Compliance. A person or entity who is not a party to this Agreement shall have no right to enforce any term of this Agreement. Each Party represents, warrants and covenants that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder. Except as otherwise expressly provided herein or as between the applicable Parties in the Merger Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

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(i)             Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(i).

(j)             Publicity. Except as may be required by applicable law (including securities laws), court order, regulatory authority (including a securities authority) or as shall be required or desirable to be presented by a party to any tax authority of such party, none of the parties hereto shall publicly disclose, issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the services to be provided hereunder without obtaining the prior written approval of the other parties hereto, which may be withheld in the other parties’ sole discretion; provided that the Escrow Agent may use PubCo’s name in its customer lists or otherwise as required by applicable law or regulation.

(k)            Successors. All the covenants and provisions of this Agreement by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

(l)             Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns. No rights shall be granted to any other person or entity by virtue of this Agreement, and there are no third party beneficiaries hereof.

(m)            Survival. Notwithstanding anything to the contrary, all provisions regarding indemnification, liability and limits thereon, compensation and expenses (with respect to any fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and confidentiality shall survive the termination or expiration of this Agreement. For the avoidance of doubt, Section 6, Section 7 (with respect to any outstanding fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement), Section 8, and Section 13 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

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(n)            Merger of Agreement. This Agreement together with the Merger Agreement constitutes the entire agreement between the parties hereto related to the Earnout Shares and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(o)            No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Earnout Escrow Agreement as of the date set forth above.

SET JET, INC., a Delaware corporation

By:
Name:
Title:

REVELSTONE CAPITAL, LLC, a Delaware limited liability company

By:
Name:
Title:

Thomas P. Smith, solely in its capacity as the Holder Representative

By:
Name:
Title:

Continental Stock Transfer & Trust Company

By:
Name:
Title:

Signature page to Earnout Escrow Agreement

Schedule 1
Security Procedures

Schedule 2
Compensation and Reimbursement

Schedule 3
Approved Banks

Exhibit A
Earnout Shares

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REVELSTONE CAPITAL ACQUISITION CORP.

Revelstone Capital Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

ONE:     The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 5, 2021, under the name “Revelstone Capital Acquisition Corp.” (the “Original Certificate”). The Original Certificate was amended and restated by the amended and restated certificate of incorporation of the Corporation filed with the office of the Secretary of State of the State of Delaware on May 24, 2021 (the “Amended and Restated Certificate”). The Amended and Restated Certificate was amended and restated by the second amended and restated certificate of incorporation of the Corporation filed with the office of the Secretary of State of the State of Delaware on December 16, 2021, as amended by the certificate of amendment to the certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 21, 2021 and as amended by the certificate of amendment to the certificate of incorporation filed with the Secretary of the State of Delaware on [●], 20231 (the “Second Amended and Restated Certificate”).

TWO:     This third amended and restated certificate of incorporation of the Corporation (the “Third Amended and Restated Certificate”), which both restates and further amends the provisions of the Second Amended and Restated Certificate, has been duly adopted by the Board of Directors (the “Board of Directors”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

THREE:     Effective as of [●], 2023, the text of the Second Amended and Restated Certificate of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I

name

The name of the Corporation is Set Jet, Inc.

ARTICLE II

registered office and agent

The address of the Corporation’s registered office in the State of Delaware is 3411 Silverside Road, Tatnall Building, #104, Wilmington, County of New Castle, State of Delaware, 19810. The name of its registered agent in the State of Delaware at such address is Corporate Creations Network Inc.

1 NTD: The date to be inserted here is the date of the amendment to be filed in connection with extending the business combination consummation date.

ARTICLE III

purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

capital stock

Section 4.1     Authorized Shares. This Corporation is authorized to issue [●] shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), and [●] shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2     Vote to Increase or Decrease Authorized Shares. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, without a separate class vote of the holders of the Preferred Stock, or any series thereof, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation (as defined below).

Section 4.3     Rights of Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

Section 4.4     Rights of Common Stock. Except as shall otherwise be stated herein or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock.

(a)     Voting Rights. Except as otherwise provided herein or required by law, each holder of Common Stock shall be entitled to one vote for each such share on any matter that is submitted to a vote of stockholders and shall otherwise have the rights conferred by applicable law in respect of such shares.

(b)     Dividends. Subject to the rights of each series of the Preferred Stock, dividends, or other distributions in cash, securities or other property of the Corporation may be declared and paid or set apart for payment upon the Common Stock by the Board of Directors from time to time out of any assets or funds of the Corporation legally available for the payment of dividends, and all holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

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(c)     Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in preference to the Common Stock in accordance with the terms of any outstanding Preferred Stock and applicable law, the remaining net assets and funds of the Corporation shall be distributed pro rata to the holders of the Common Stock and the holders of any Preferred Stock, but only to the extent that the holders of any Preferred Stock shall be entitled to participate in such distributions in accordance with the terms of any outstanding Preferred Stock or applicable law. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4(c) of this ARTICLE IV.

(d)     No Pre-Emptive Rights. No holder of Common Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

ARTICLE V

board of directors

Section 5.1     Board Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Third Amended and Restated Certificate or the Bylaws of the Corporation (the “Bylaws”), the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 5.2     Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

Section 5.3     Election of Directors. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot. The vote required for election of a director by the stockholders at a meeting of stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. In a contested election, the directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of stock entitled to vote in such election. For purposes of this ARTICLE V, Section 3, (a) a “contested election” means that as of the record date for the meeting at which the election is held, there are more nominees for election than positions on the Board of Directors and (b) a “majority of the votes cast” means that the number of votes cast in favor of the election of a director exceeds the number of votes cast against the election of that director.

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Section 5.4     Term of Office of Directors. The directors shall be elected or appointed for a term of office continuing until the next annual meeting of stockholders of the Corporation. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office. Any director may resign at any time upon notice to the Corporation given in writing by any electronic transmission permitted in the Bylaws or in accordance with applicable law.

Section 5.5     Removal of Directors. Any director may be removed from office by the stockholders of the Corporation only for cause by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.6     Vacancies. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors shall be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders of the Corporation and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VI

AMENDMENT OF THE GOVERNING DOCUMENTS

Section 6.1     Amendment of the Certificate of Incorporation. Except as expressly provided herein, the Corporation reserves the right to amend or repeal any provision contained in this Third Amended and Restated Certificate, or any amendment thereto, in the manner now or hereafter provided by statute, and any and all rights conferred upon the stockholders herein is subject to this reservation.

Section 6.2     Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended or repealed by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote upon such adoption, amendment or repeal, voting as a single class. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

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ARTICLE VII

stockholder ACTION

Section 7.1     No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

Section 7.2     Special Meetings. Special meetings of stockholders may be called only by (a) the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office; (b) the Chairman of the Board of Directors; (c) the Chief Executive Officer of the Corporation; or (d) the Secretary of the Corporation at the request of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote.

Section 7.3     No Stockholder Action by Written Consent Without a Meeting. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VIII

limitation of director liability and indemnification

Section 8.1     Director Exculpation. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended, after approval by the stockholders of this ARTICLE VIII, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 8.2     Indemnification. To the fullest extent permitted by the applicable laws of the State of Delaware, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation (including whether to procure a judgment in its favor) or otherwise, whether civil, criminal, administrative, legislative, investigative or other nature and including any and all appeals (collectively, each a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or while a director of the Corporation or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”), against all liability and loss suffered and expenses, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, damages, claims, penalties and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such Proceeding. Expenses (including attorneys’) fees incurred by an indemnitee in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor and an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the indemnitee is not entitled to be indemnified under this ARTICLE VIII, Section 2 or otherwise. The rights to indemnification and advancement of expenses conferred by this ARTICLE VIII, Section 2 shall be contractual rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this ARTICLE VIII, Section 2, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VIII, Section 2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Amended and Restate Certificate as it may be further amended from time to time, the Bylaws or any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

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Section 8.3     Vested Rights. Any repeal or amendment of this ARTICLE VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this ARTICLE VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.4     No Limitation. This ARTICLE VIII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

forum selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of the Corporation, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Third Amended and Restated Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, (iv) any action to interpret, apply, enforce or determine the validity of any provisions of this Third Amended and Restated Certificate or the Bylaws, or (v) any other action asserting a claim against the Corporation governed by the internal affairs doctrine and (b) notwithstanding anything to the contrary herein, the federal district court for the District of Delaware (or, in the event such court does not have jurisdiction, the federal district courts of the United States) shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than the applicable courts specified in the immediately preceding sentence (a “Foreign Action”) in the name of any stockholder, such stockholder shall, to the fullest extent permitted by applicable law, be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce clause (a) the preceding sentence, (y) the personal jurisdiction of the federal district courts of the United States in connection with any action brought in any such court to enforce clause (b) the preceding sentence, and (z) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. This provision will not apply to claims arising under the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE IX.

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ARTICLE X

miscellaneous

If any provision of this Third Amended and Restated Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Third Amended and Restated Certificate, and the court shall replace such illegal, void or unenforceable provision of this Third Amended and Restated Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Third Amended and Restated Certificate shall be enforceable in accordance with its terms.

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* * *

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IN WITNESS WHEREOF, this Third Amended and Restated Certificate has been executed by a duly authorized officer of this Corporation on this ___day of [●], 2023.

By:
Name:
Title:

Signature Page - Third Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED BYLAWS OF SET JET, INC.

(Effective as of [●], 2023)

ARTICLE 1

CORPORATE OFFICES

Section 1.1            Registered Office. The registered office of Set Jet, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation. References in these bylaws to the certificate of incorporation, as the same shall be amended and/or restated from time to time (the “Certificate”), shall include the terms of any certificate of designations of any series of preferred stock.

Section 1.2            Other Offices. The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1            Time and Place of Meetings. Meetings of stockholders shall be held at any time and place, within or without the State of Delaware, designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2.2            Annual Meeting. The annual meeting of stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as shall be designated from time to time by the Board and stated in the Corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other business properly brought before the meeting may be transacted.

Section 2.3            Special Meeting.

(i)             A special meeting of the stockholders, other than those required by statute, may be called at any time only in the manner provided in the Certificate. The Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii)            The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been set forth in the notice of such meeting. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board may be held.

Section 2.4            Advance Notice Procedures.

(i)             Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or proxy materials with respect to such meeting, (B) by or at the direction of the Board (or any authorized committee thereof), or (C) by a stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of the notice required by Sections 2.4(i)-(iii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the procedures set forth in Sections 2.4(i)-(iii). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations) (the “1934 Act”), and included in the notice of meeting given by or at the direction of the Board, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a)            For business to be properly brought before an annual meeting by a stockholder pursuant to clause Section 2.4(i)(C) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 90th day nor earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be received by the Secretary of the Corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which a Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(b)            To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class or series and number of shares of the Corporation that are held of record or are beneficially owned, directly or indirectly, by the stockholder or any Stockholder Associated Person and any Derivative Instruments (as defined below) held or beneficially owned, directly or indirectly, by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or a Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (6) any rights to dividends on the shares of the Corporation beneficially owned by the stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (7) any performance-related fees (other than asset-based fees) that the stockholder or a Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (8) any material interest of the stockholder or a Stockholder Associated Person in such business and (9) a statement whether such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (9), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Corporation must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) through (7) above as of the record date for notice of the meeting. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii). For purposes of this Section 2.4, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation or otherwise.

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(c)            Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions prescribed by these bylaws, and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii)            Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the Board shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board or (B) by a stockholder of the Corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

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(a)            To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with Section 2.4(i)(a).

(b)            To be in proper written form, such stockholder’s notice to the Secretary must set forth:

(1)            as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of the Corporation that are held of record or are beneficially owned, directly or indirectly, by the nominee and any Derivative Instruments held or beneficially held of record or are beneficially owned, directly or indirectly, by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) any proxy, contract, arrangement, understanding or relationship pursuant to which the nominee has a right to vote any shares of any security of the Corporation, (F) any rights to dividends on the shares of the Corporation beneficially owned by the nominee that are separated or separable from the underlying shares of the Corporation, (G) any performance-related fees (other than asset-based fees) that the nominee is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (H) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (I) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders and (J) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

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(2)            as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (7) of Section 2.4(i)(b) above, and the supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c)            At the request of the Board, any person nominated by a stockholder for election or re-election as a director must furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five business days of such written request), (3) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the Corporation under applicable laws, securities exchange rules or regulations, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (4) such information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii).

(d)            No person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii)           Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of:

(i)            a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or

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(ii)            the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

Section 2.5            Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the General Corporation Law of the State of the Delaware (the “DGCL”), the Certificate or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.6            Quorum. The holders of a majority of the aggregate voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise required by the DGCL, the Certificate or these bylaws. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum (as to such class or series) entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the Certificate or these bylaws. Abstentions and non-votes by brokers are counted as present for purposes of determining a quorum.

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.7            Adjourned Meeting; Notice. When a meeting is adjourned to another time and/or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8            Conduct of Business. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of stockholders shall be designated by the Board; in the absence of such designation, the Chairman of the Board, if any, the Chief Executive Officer (in the absence of the chairperson) or the President (in the absence of the Chairman of the Board and the Chief Executive Officer), or in their absence any other executive officer of the Corporation, shall serve as chairperson of the stockholder meeting.

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Section 2.9            Voting.

(i)            Voting Rights. Except as may be otherwise provided by law, the Certificate or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights.

(ii)           Vote Required. Except as otherwise required by law, the Certificate or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the Certificate or these bylaws, the vote required for election of a director by the stockholders at a meeting of stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. In a contested election, the directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of stock entitled to vote in such election. For purposes of Section 2.9(ii), (i) a “contested election” means that as of the record date for the meeting at which the election is held, there are more nominees for election than positions on the Board of Directors and (ii) a “majority of the votes cast” means that the number of votes cast in favor of the election of a director exceeds the number of votes cast against the election of that director.

(iii)           Abstentions and Broker Non-Votes. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

Section 2.10          No Stockholder Action by Written Consent Without a Meeting. Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2.11          Record Dates.

(i)             In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting.

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(ii)            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.12          Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission permitted by law, which results in a writing from such stockholder or by his attorney and delivered to the Secretary of the meeting.

Section 2.13          List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or (ii) during ordinary business hours at the Corporation’s principal place of business.

ARTICLE 3

DIRECTORS

Section 3.1            Board Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the Certificate.

Section 3.2            Board Size. The Board shall consist of no less than 3 members and no more than 5 members, each of whom shall be a natural person. The number of directors shall be determined from time to time solely by resolution of the Board in accordance with the provisions of the Certificate. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

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Section 3.3            Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office. Directors need not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors.

Section 3.4            Removal of Directors. Any director may be removed from office by the stockholders of the Corporation only for cause by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.5            Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office.

Section 3.6            Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.7            Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.8            Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate. Notice of special meetings of the Board shall be given to each director at least 48 hours before the date of the meeting in such manner as is determined by the Board.

Section 3.9            Quorum; Voting. At all meetings of the Board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate or these bylaws.

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Section 3.10          Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.11          Fees and Compensation of Directors. Unless otherwise restricted by the Certificate or these bylaws, the Board shall have the authority to fix the compensation of directors.

ARTICLE 4

COMMITTEES

Section 4.1            Committees of Directors. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

Section 4.2            Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 4.3            Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a)            Section 3.6 (place of meetings and meetings by telephone);

(b)            Section 3.7 (regular meetings);

(c)            Section 3.8 (special meetings; notice);

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(d)           Section 3.9 (quorum; voting);

(e)           Section 3.10 (action without a meeting); and

(f)            Section 7.5 (waiver of notice)

(g)           with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)             the time of regular meetings of committees may be determined by resolution of the committee; and

(ii)            special meetings of committees may also be called by resolution of the committee.

The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

Section 4.4            Subcommittees. Unless otherwise provided under applicable law, or in the Certificate, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE 5

OFFICERS

Section 5.1            Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice President or Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable; provided, however, that there shall always be (i) a Chairman of the Board, a President or a Vice President and (ii) a Treasurer, a Secretary, an Assistant Treasurer or an Assistant Secretary.

Section 5.2            Appointment of Officers. The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3, subject to the rights, if any, of an officer under any contract of employment. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Article V for the regular election to such office.

Section 5.3            Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

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Section 5.4            Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written or electronic notice to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.5            Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board as provided in Section 5.2 and Section 5.3.

Section 5.6            Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 5.7            Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Section 5.8            The Chairman of the Board. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and of the Board.

Section 5.9            The Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the Corporation customarily and usually associated with the position of Chief Executive Officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairman and Vice Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board unless otherwise determined by the Board.

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Section 5.10          The President. The President shall have, subject to the supervision, direction and control of the Board, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation customarily and usually associated with the position of President. The President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairman of the Board or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer unless otherwise determined by the Board.

Section 5.11          The Chief Operating Officer. The Chief Operating Officer of the Corporation shall have, subject to the supervision, direction and control of the Board, the Chairman of the Board, the Chief Executive Officer and the President, general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Operating Officer shall have such other powers and perform such duties as may from time be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

Section 5.12          The Vice Presidents and Assistant Vice Presidents. Each Vice President and Assistant Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

Section 5.13          The Secretary and Assistant Secretaries.

(i)            The Secretary shall attend meetings of the Board and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

(ii)            Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

Section 5.14          The Chief Financial Officer, the Treasurer and Assistant Treasurers.

(i)            The Chief Financial Officer shall be responsible for maintaining the Corporation’s accounting records and statements, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. The Chief Financial Officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the position of Chief Financial Officer, or as may from time to time be assigned to him or her by the Board, the Chairman, the Chief Executive Officer or the President. Unless a Treasurer has been appointed separately in accordance with Section 5.2 or Section 5.3, the Chief Financial Officer shall also perform the duties of Treasurer prescribed in paragraph (ii) below.

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(ii)            The Treasurer shall have custody of the Corporation’s funds and securities, shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by any duly authorized officer of the Corporation, and shall have such further powers and perform such further duties as may from time to time be assigned to him or her by the Board, the Chief Executive Officer, or the President.

(iii)            Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

ARTICLE 6

STOCK

Section 6.1            Stock Certificates; Uncertificated Shares. The shares of the Corporation may be represented by certificated or uncertificated shares, as determined by the Corporation in accordance with applicable law. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 6.2            Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 151(f), 156, 202(a) or 218(a) of the DGCL, or with respect to this Section 6.2, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

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Section 6.3            Lost, Stolen or Destroyed Certificates. Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.4            Dividends. The Board, subject to any restrictions contained in the Certificate or applicable law, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Certificate.

Section 6.5            Transfer of Stock. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the Certificate, these bylaws, applicable law or contract.

Section 6.6            Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 6.7            Registered Stockholders. The Corporation:

(i)             shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)            shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)           shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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ARTICLE 7

MANNER OF GIVING NOTICE AND WAIVER

Section 7.1            Notice of Stockholders’ Meetings. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2            Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i)             the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii)            such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(iii)           if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(iv)           if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(v)            if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(vi)           if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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Section 7.3            Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

Section 7.4            Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 7.5            Waiver of Notice. Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the Certificate or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

ARTICLE 8

INDEMNIFICATION

Section 8.1            Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VIII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether civil, criminal, administrative, legislative, investigative or other nature and including any and all appeals (collectively, each a “Proceeding”) (other than an action by or in the right of the Corporation to procure a judgement in its favor) by reason of the fact that such person is or was a director or officer of the Corporation, or while a director of the Corporation or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability and loss suffered and expenses, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, damages, claims, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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Section 8.2            Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VIII, the Corporation shall indemnity, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all liability and loss suffered and expenses, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, damages, claims, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3            Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith to the extent not already advanced pursuant to Section 8.5.

Section 8.4            Indemnification of Others. Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

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Section 8.5            Advanced Payment of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation, and expenses (including attorneys’ fees) incurred by the Corporation’s employees and agents in defending any Proceeding shall be paid by the Corporation, in advance of the final disposition of such Proceeding upon receipt of a written request therefor and an undertaking, by or on behalf of the person, to repay such amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such person is not entitled to be indemnified under this Article VIII or the DGCL. The right to advancement of expenses shall not apply if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that officer, director, employee or agent, as applicable, acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the officer, director, employee or agent, as applicable.

Section 8.6            Limitation on Indemnification. Subject to the requirements in Section 8.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i)             for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)            for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)           for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)           initiated by such person (and not by way of defense), unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under this Section 8.6, or (d) otherwise required by applicable law; or

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(v)            if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8.7            Determination; Claim. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 8.8            Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 8.9            Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 8.10          Survival. Notwithstanding anything to the contrary, the rights to indemnification and advancement of expenses conferred by this Article VIII shall be contract rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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Section 8.11          Effect Of Repeal Or Modification. Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

Section 8.12          Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

ARTICLE 9

GENERAL MATTERS

Section 9.1            Execution of Corporate Contracts and Instruments. Except as otherwise provided by law, the Certificate or these bylaws, the Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.2            Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

Section 9.3            Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 9.4            Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

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ARTICLE 10

AMENDMENTS

The Board is expressly authorized to adopt, alter, amend or repeal these bylaws. The affirmative vote of at least a majority of Board then in office shall be required in order for the Board to adopt, amend, alter or repeal these bylaws. The bylaws may also be adopted, amended or repealed by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote upon such adoption, amendment or repeal, voting as a single class.

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SET JET, INC.
OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT; PURPOSE; GLOSSARY

1.1            ESTABLISHMENT. Set Jet, Inc., a Delaware corporation (the “Company”), hereby establishes the Set Jet, Inc. Omnibus Equity Incentive Plan (the “Plan”).

1.2            PURPOSE. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interest of the Participants to those of the Company’s shareholders by providing the Participants with an incentive for outstanding performance. To further these objectives, the Plan provides for the award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares and Performance Units.

1.3            GLOSSARY. Defined terms used in this Plan are set forth in the attached Glossary, which is incorporated into and made part of this Plan.

ARTICLE 2
EFFECTIVE DATE; EXPIRATION DATE

2.1            EFFECTIVE DATE. The Plan shall become effective on the date on which the transactions contemplated by that certain Merger Agreement, by and among Set Jet, Inc., a Nevada corporation, Revelstone Capital Acquisition Corp., a Delaware corporation (“Revelstone”), and certain other parties, dated as of [date], as amended from time to time (the “Merger Agreement”) become effective (the “Effective Date”).

2.2            EXPIRATION DATE. Unless sooner terminated pursuant to Section 14.1, the Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date. Any Awards that are outstanding on the tenth (10th) anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 3
ADMINISTRATION

3.1            COMMITTEE; ACTION BY THE COMMITTEE. The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

3.2            AUTHORITY OF COMMITTEE. The Committee has the power and authority to take the following actions: (a) designate Participants to receive Awards; (b) determine the type or types of Awards and the time or times when Awards are to be granted to each Participant; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (e) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each Award Agreement, which need not be identical for each Participant; (g) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; (h) amend or modify any outstanding Award to the extent the terms of such Award are within the power and authority of the Committee as provided under the Plan; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement including, without limitation, correcting any defects or supplying any omissions or reconciling any inconsistency in the Plan or any Award Agreement; and (j) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.

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3.3            DECISIONS BINDING. The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and any Award are final, binding, and conclusive on all parties. All authority of the Board and the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the Expiration Date so long as any Award remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan.

3.4            DELEGATION to CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than Non-Employee Directors or other individuals who are subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talent. The Committee’s delegation to the CEO shall be subject to such restrictions or limitations as may be imposed by the Committee and may be revoked or modified at any time. Any such delegation must be consistent with applicable law and subject to the restrictions and limitations imposed by the Committee.

ARTICLE 4
SHARES SUBJECT TO THE PLAN

4.1            NUMBER OF SHARES. Subject to adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan is 3,500,000, of which 2,000,000 are Restricted Stock Units reserved and available for grant solely to certain executive officers and directors of the Company pursuant to the Retention Bonus Agreements (as defined in the Merger Agreement).

4.2            share COUNTING. For purposes of determining the number of shares of Stock available for grant under the Plan from time-to-time:

(a)            The number of shares of Stock reserved and available for grant under this Plan shall be reduced by one (1) share of Stock for each share subject to an Award granted under this Plan.

(b)            In the event any Award granted under this Plan, other than Restricted Stock Units granted to any executive officer or director of the Company pursuant to a Retention Bonus Agreement, is forfeited, terminated, cancelled, or expired, the number of shares of Stock subject to such Award and related forfeiture, termination, cancellation or expiration, shall thereafter be available for grant or added back to the shares of Stock available for grant under this Plan on a one-for-one basis.

(c)            If shares of Stock are not delivered in connection with any Award other than Restricted Stock Units granted to any executive officer or director of the Company pursuant to a Retention Bonus Agreement because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and will again be available for grant.

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(d)            The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(e)            Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with any Award will not become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR will not increase or replenish the number of shares available for grant.

(f)            If the provisions of this Section 4.2 are inconsistent with the requirements of any regulations promulgated by the Internal Revenue Service pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 4.2, but only as this Section 4.2 applies to Incentive Stock Options.

(g)            The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for grant pursuant to Section 4.1.

4.3            STOCK DISTRIBUTED. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Stock or treasury Stock or Stock purchased on the open market.

4.4            ADJUSTMENTS. In the event of any recapitalization, reclassification, stock dividend, stock split, rights offering, spin-off, reverse stock split or other distribution with respect to the shares of Stock, any “equity restructuring” (as defined in Accounting Standards Codification 718), or any similar corporate transaction or event in respect of the Stock, the Committee shall to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 4.1; (b) the limits set forth in Section 4.6, Section 7.2 and any other similar numeric limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock, units, or other rights subject to the then-outstanding Awards; (d) the performance targets or goals appropriate to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Notwithstanding anything in the Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 4.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.5            FRACTIONAL SHARES. No fractional shares shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 4.4, the total number of shares subject to any affected Award shall always be a whole number by rounding any fractional shares to the nearest whole share.

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4.6            MAXIMUM AWARD PAYABLE TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provision in the Plan to the contrary, the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the aggregate amount of all cash fees earned and paid or payable to such director for services rendered for the same year, shall not exceed $[450,000]. For the avoidance of doubt, any compensation that is deferred shall be counted toward this annual limit during the year in which it is first earned and not when paid.

4.7            SUBSTITUTE AWARDS. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the numeric limit set forth in Section 4.1; provided, that (a) Substitute Awards issued in connection with the assumption of, or substitution for, equity securities of Set Jet, Inc., pursuant to the Merger Agreement shall be counted against the numeric limit set forth in Section 4.1 and (b) Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements and applicable law, available shares of stock under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock available for issuance under the Plan. Substitute Award shall be granted in a manner that is consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

ARTICLE 5
ELIGIBILITY; PARTICIPATION

5.1            ELIGIBILITY. Persons eligible to participate in this Plan include Non-Employee Directors and employees and officers of the Company and its Subsidiaries. The Committee may determine on a case-by-case basis to make Awards to Consultants to the Company or any Subsidiary. Awards may also be granted to prospective employees or members of the Board but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or any Subsidiary.

5.2            ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award.

ARTICLE 6
GENERAL RULES APPLICABLE TO ALL AWARDS

6.1            AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines to be appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee determines to be appropriate.

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6.2            TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years from the Date of Grant.

6.3            TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following Termination of Employment (or Termination of Service). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including but not limited to, death, Disability, a Change of Control, a termination for cause or reasons relating to the breach or threatened breach of restrictive covenants.

6.4            FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Subsidiary on the grant, exercise or settlement of an Award may be made in such forms as determined by the Committee, including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined in accordance with rules adopted by the Committee.

ARTICLE 7
STOCK OPTIONS

7.1            GENERAL. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of shares subject to Options granted to each Participant. Option Awards are subject to the following terms and conditions:

(a)            Exercise Price. The exercise price per share of Stock pursuant to any Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

(b)            Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)            Term of Option. Each Option shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the Date of Grant.

(d)            Payment. The exercise price for any Option shall be paid in cash or if prescribed by the Committee shares of Stock (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

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(e)            Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified downward or repriced to reduce the exercise price of any previously granted Option after the Date of Grant or take any action that would be treated as a repricing under the rules of any national securities exchange on which the Stock is then listed, quoted, or traded. Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

(f)            Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

7.2            INCENTIVE STOCK OPTIONS. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 7:

(a)            Employees Only. Incentive Stock Options shall be granted only to Participants who are employees of the Company or any Subsidiary.

(b)            Exercise Price. Except as provided in Section 7.2(f), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

(c)            Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Date of Grant.

(d)            Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(1)            The Incentive Stock Option shall lapse ten (10) years from the Date of Grant, unless an earlier time is specified in the Award Agreement;

(2)            The Incentive Stock Option shall lapse three (3) months after the date of the Participant’s Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(3)            If the Participant incurs a Termination of Employment on account of death or Disability before the Option lapses pursuant to paragraph (1) or (2), the Incentive Stock Option shall lapse on the earlier of: (i) the scheduled expiration date of the Option; or (ii) twelve (12) months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

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(e)            Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Nonqualified Stock Options.

(f)            Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five (5) years from the Date of Grant.

(g)            Right to Exercise. Except as provided in Section 7.2(d)(3), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h)            Limitations on Number of Shares Subject to Awards. The maximum number of shares that may be issued under the Plan as Incentive Stock Options is the numeric limit set forth in Section 4.1.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1            GENERAL. Subject to the terms and provisions of the Plan, SARs may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determine the number of SARs granted to each Participant. SARs are subject to the following terms and conditions:

(a)            Base Value. The base value per share of Stock pursuant to any SAR shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher base value in the Award Agreement.

(b)            Exercise of SAR. SARs shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.

(c)            Term of SAR. Each SAR shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of the Date of Grant.

(d)            Payment of SAR Amount. Upon exercise of the SAR, the Participant shall be entitled to receive a payment equal to the amount determined by multiplying: (a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the base value fixed by the Committee on the Date of Grant, by (b) the number of shares with respect to which the SAR is exercised. Payment shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment for the SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

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(e)            Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified downward or repriced to reduce the exercise price of any previously granted SAR after the Date of Grant or take any action that would be treated as a repricing under the rules of any national securities exchange on which the Stock is then listed, quoted, or traded. Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged.

(f)            Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

ARTICLE 9
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

9.1            GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Restricted Stock Awards are subject to the following terms and conditions:

(a)            Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, Performance Goals and/or limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

(b)            Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited. The Committee may provide in the Award Agreement that the restrictions or forfeiture conditions relating to a Restricted Stock Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Award.

(c)            Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate until such time as all applicable restrictions lapse.

9.2            GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Restricted Stock Unit Awards are subject to the following terms and conditions:

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(a)            Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, including Performance Goals, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(b)            Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited. The Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to a Restricted Stock Unit Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Unit Award.

(c)            Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

ARTICLE 10
STOCK GRANT AND STOCK UNIT AWARDS

10.1            STOCK GRANT AWARDS. Subject to the terms and provisions of the Plan, Stock Grant Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

10.2            STOCK UNIT AWARDS. Subject to the terms and provisions of the Plan, Stock Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 11
PERFORMANCE SHARES AND PERFORMANCE UNITS

11.1            PERFORMANCE SHARE AWARDS. Subject to the terms and provisions of the Plan, Performance Share Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals during one or more Performance Periods as determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.

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11.2            PERFORMANCE UNIT AWARDS. Subject to the terms and provisions of the Plan, Performance Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Unit Award grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals during one or more Performance Periods as determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Unit Awards in cash, shares of Stock of equivalent cash value, or in a combination thereof.

11.3            PERFORMANCE GOALS; PERFORMANCE PERIODS. The Performance Goal or Goals and Performance Period or Periods applicable to any Performance Share or Performance Unit Award shall be based on the Performance Goal selected by the Committee and designated in the Award Agreement.

ARTICLE 12
OTHER PROVISIONS APPLICABLE TO ALL AWARDS

12.1            LIMITS ON TRANSFER.

(a)            General. Except as provided in Section 7.1(f), Section 8.1(f), Section 12.1(b) or Section 12.2, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or any Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or any Subsidiary and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or as mandated by a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee. Notwithstanding any provision of the Plan to the contrary, the Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Treasury Regulation Section 1.422-(a)(2).

(b)            Transfers to Family Members. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

12.2            BENEFICIARIES. Notwithstanding Section 12.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(d)(3), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.

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12.3            STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations, as the Board deems advisable in order to comply with any such laws, regulations, or requirements.

12.4            CLAWBACK. Notwithstanding any provision of the Plan to the contrary, any portion of the payments and benefits provided in connection with any Award granted pursuant to the Plan shall be subject to recapture or clawback to the fullest extent called for by the Company’s clawback and recoupment policies, if any, and to the extent necessary to comply with applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the requirements of the exchange on which the Stock is then listed pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, or Section 304 of the Sarbanes-Oxley Act of 2002. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

ARTICLE 13
CHANGE OF CONTROL

13.1            BOARD DISCRETION. If a Change of Control occurs, the Committee shall have the authority and discretion, but shall not have the obligation, to provide, in the Award Agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(e), the excess Options shall be deemed to be Nonqualified Stock Options. In addition, upon, or in anticipation of, a Change of Control, the Committee may: (a) cause all or a part of outstanding Awards to be cancelled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole discretion, shall determine; or (b) cause all or a part of outstanding Awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an Award which the Company concludes is subject to (and not exempted from) the requirements of Section 409A, any actions taken by the Committee pursuant to this Article 13 shall be done in compliance with Section 409A of the Code.

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13.2            PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Article 13 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 13 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Committee pursuant to this Article 13.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

14.1            AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. Without limiting the foregoing, and except as provided in Section 4.4, neither the Board nor the Committee may, without the approval of shareholders: (a) increase the number of shares available for grant under the Plan; (b) permit the Committee to grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (c) permit the Committee to extend the exercise period for an Option or SAR beyond ten (10) years from the Date of Grant; (d) reprice or reduce the exercise price or base value of any previously granted Options or SARs (or take any action that would be treated as a repricing under the stock exchange on which the shares of Stock are listed, quoted or traded; (e) amend any provision of the Plan to permit the Committee to reprice previously granted Options or SARs; (f) extend the duration of the Plan; or (g) expand the types of awards available under the Plan or expand the class of participants eligible to participate in the Plan.

14.2            AWARDS PREVIOUSLY GRANTED. Except as provided in the next sentence, no termination, amendment, or modification of the Plan or any Award Agreement shall adversely affect in any material way the rights of the holder of any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. The consent of the holder of an Award is not needed if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; or (c) is required to comply with the provisions of Section 409A of the Code. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 15.14.

ARTICLE 15
GENERAL PROVISIONS

15.1            NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any right to be selected to receive an Award or having been so selected to receive a future Award. Neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2            NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until unrestricted shares of Stock are issued to the Participant or the restrictions on any shares previously issued lapse, except as specifically otherwise provided in the Plan or the Award Agreement.

15.3            WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse accounting consequence or cost to the Company), in the applicable jurisdiction, to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, the Company may permit the Participant to satisfy a tax withholding requirement by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for 6 months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant; (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company. To the extent alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods. Notwithstanding the foregoing or the provision of any Award Agreement, a Participant may not pay the amount of taxes required by law to be withheld using Stock if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.

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15.4            NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5            UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.

15.6            RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.

15.7            EXPENSES. The expenses of administering the Plan shall be borne by the Company.

15.8            TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.9            SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

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15.10            GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the exchange on which the Stock is then listed, quoted, or traded and under any blue sky or state securities laws applicable to such Award.

15.11            GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the jurisdiction of incorporation of the Company.

15.12            SUCCESSORS. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

15.13            SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

15.14            COMPLIANCE WITH SECTION 409A.

(a)            General Compliance. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

(b)            Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

(c)            Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.

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15.15            INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board, or who has served as the CEO, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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GLOSSARY

(a)            “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Stock Grant, or Stock Unit Award granted to a Participant under the Plan.

(b)            “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

(c)            “Board” means the Board of Directors of the Company.

(d)            “Cause” except as otherwise provided in an Award Agreement or separate writing by and between the Participant and the Company and/or any Subsidiary, means: (i) conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or any Subsidiary or to any crime or offense that materially damages, or could materially damage the reputation of the Company or any Subsidiary; (ii) conduct that has caused, or could cause, demonstrable and serious injury to the shareholders, the Company or any Subsidiary, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned to the Participant; (iv) breach of duty of loyalty to the Company or any Subsidiary, other acts of fraud or dishonesty with respect to the Company or any Subsidiary, a Participant’s willful malfeasance, willful gross misconduct, or willful dishonesty that materially harms, or could materially harm, the shareholders, the Company or any Subsidiary; (v) violation of the Company's code of conduct or code of ethics; (vi) a Participant’s willful failure to reasonably cooperate with, or a Participant’s impedance or interference with, an investigation authorized by the Board; or (vii) a Participant’s breach of any non-competition, non-solicitation, confidentiality, or similar covenant in any written agreement entered into with the Company or any Subsidiary.

(e)            “Change of Control” means and shall be deemed to have occurred as of the date of the occurrence of any of the following events: (i) any person, or more than one person acting as a group (as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the most recent acquisition by such person or persons) ownership of stock of Company possessing 50% or more of the total voting power of the stock of Company; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) a liquidation, dissolution or winding up of the Company; or (iv) the merger or consolidation of the Company in which the Stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation at least a majority, by voting power, of the shares of the surviving or resulting corporation.

The acquisition of stock of the Company or voting power of the stock of the Company by a Permitted Transferee, or the transfer of assets to a Permitted Transferee, will be disregarded for purposes of determining whether a “Change of Control” has occurred. In addition, a transfer to an entity, or acquisition by an entity, shall be disregarded for purposes of this Plan and will not be treated as a “Change of Control,” if immediately after such transfer or acquisition, Permitted Transferees own a majority of outstanding equity interests of the entity to which the assets are transferred. The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change of Control” for purposes of this Plan.

The consummation of any of the transactions contemplated by the Merger Agreement shall not constitute a “Change of Control.” Relatedly, any transaction with Revelstone and its respective affiliates, shall not constitute a “Change of Control.”

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Notwithstanding the foregoing, (A) a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder and (B) the term “Change of Control” with respect to any Restricted Stock Unit issued to a Participant pursuant to the Merger Agreement as Earnout Consideration (as defined in the Merger Agreement) shall have the meaning set forth in the Merger Agreement.

(f)            “Chief Executive Officer” or “CEO” means the President and Chief Executive Officer of the Company.

(g)            “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(h)            “Committee” except as Section forth in Section 3.1, means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as a “non-employee director” (as defined in Rule 16b-3 under the General Rules and Regulations of the Exchange Act).

(i)            “Company” means Set Jet, Inc., a Delaware corporation.

(j)            “Consultant” means any consultant, adviser, or independent contractor who provides services to the Company or a Subsidiary as an independent contractor and not as an employee; provided that the Consultant may become a Participant in this Plan only if he or she (i) is a natural person; (ii) provides bona fide services to the Company or a Subsidiary; (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities; and (iv) qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(k)            “Date of Grant” means, as determined by the Committee (or CEO with respect to an Award granted pursuant to Section 3.4), the latest to occur of: (i) the date as of which the Committee (or CEO) approves an Award, (ii) the date on which an Award to a prospective employee, officer, or member of the Board first becomes effective, or (iii) such other date as may be specified in the Award Agreement.

(l)            “Disability” means “disability” as that term is defined in Section 22(e)(3) of the Code unless a different definition is provided in the Award Agreement.

(m)            “Effective Date” has the meaning ascribed to it in Section 2.1.

(n)            “Exchange Act” means the Securities Exchange Act of 1934, as amended. All references to the Exchange Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(o)            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to ERISA shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the ERISA.

(p)            “Fair Market Value” means, as of any given date: (i) the closing price for the Stock as reported on the exchange upon which the Stock is then listed on that date or the closing price for the Stock on the immediately preceding date or, if no such prices are reported on either such date, the closing price on the last day on which such prices were reported; or (ii) the closing price for the Stock as reported on the exchange upon which the Stock is then listed on that date immediately preceding the Date of Grant.

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(q)            “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest or voting interest, or any other person or entity who is identified as a “family member” under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(r)            “Incentive Stock Option” means an Option granted pursuant to and in compliance with Section 7.2.

(s)            “Non-Employee Director” means a member of the Board who is not a common-law employee of the Company.

(t)            “Nonqualified Stock Option” means an Option granted pursuant to Section 7.1 that is not intended to be an Incentive Stock Option.

(u)            “Option” means a right granted to a Participant pursuant to Article 7. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(v)            “Participant” means a person who has been granted an Award.

(w)            “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(x)            “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(y)            “Performance Share” means a right granted to a Participant pursuant to Section 11.1.

(z)            “Performance Unit” means a right granted to a Participant pursuant to Section 11.2.

(aa)      “Permitted Transferee” means: (i) the Company or Revelstone or any subsidiary or affiliate of the Company or Revelstone; (ii) any shareholder of the Company; (iii) any Subsidiary of the Company; (iv) any employee benefit plan established or maintained for the benefit of some or all of the employees of the Company or any Subsidiary; or (v) any trust, partnership, corporation, limited liability company, limited partnership, or other entity established or created by any shareholder of the Company, but only if, and so long as such shareholder or members of his or her immediate family is or are the owners or holders of a majority of all the classes or forms of voting ownership or beneficiary interests in such an entity.

(bb)      “Plan” means this Set Jet, Inc. Omnibus Equity Incentive Plan as it may be amended from time to time.

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(cc)      “Restricted Stock” means Stock granted to a Participant pursuant to Section 9.1.

(dd)      “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9.2.

(ee)      “Securities Act” means the Securities Act of 1933, as amended. All references to the Securities Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.

(ff)      “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” shall have the meaning ascribed to it in Treasury Regulation Section 1.409A-1(h)(applying the default rules of Treasury Regulation Section  1.409A-1(h)). In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor or Consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).

(gg)      “Specified Employee” shall have the meaning ascribed to it in Section 409A(a)(2)(B)(i) of the Code.

(hh)      “Stock” means the Class A common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 4.

(ii)            “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 8.

(jj)      “Stock Grant Award” means the grant of Stock to a Participant pursuant to Section 10.1.

(kk)      “Stock Unit” means a right granted to a Participant pursuant to Section 10.2.

(ll)      “Subsidiary” means any direct or indirect entity in which the Company owns, directly or indirectly, at least 50% of the ownership interest in such entity.

(mm)      “Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Subsidiary, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

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